As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cascades Inc.
(Exact name of registrant as specified in its charter)

Québec, Canada (State or other jurisdiction of incorporation or organization)	2600 (Primary Standard Industrial Classification Code Number)	98-0140192 (I.R.S. Employer Identification No.)

404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert F. Hall
Vice President, Legal Affairs and Corporate Secretary
404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Maki
Jones Day
222 East 41st Street
New York, New York 10017-6702
(212) 326-3939

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee(2)
7 3/4% Senior Notes due 2017	$500,000,000	100%	$500,000,000	$35,650
Guarantee of 7 3/4% Notes Due 2017(3)	—	—	—	$0(4)
7 7/8% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$17,825
Guarantee of 7 7/8% Notes Due 2020(3)	—	—	—	$0(4)
Total Registration Fee	—	—	—	$53,475

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2)	The registration fee was calculated under Rule 457(f)(2).

(3)	See inside facing page for additional registrant guarantors.

(4)	Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other
	Jurisdiction of	Primary Standard	IRS Employer
Exact Name of Registrant as Specified	Incorporation or	Industrial Classification	Identification
in its Charter(1)	Organization	Code Number	Number

Cascades Auburn Fiber Inc.	Delaware	2600	01-0518538
Cascades Boxboard Group — Connecticut LLC	Delaware	2600	98-0494081
Cascades Boxboard U.S., Inc.	Delaware	2600	52-2052689
Cascades Canada Inc.	Canada	2600	98-0454050
Cascades Delaware LLC	Delaware	2600	Not Applicable
Cascades Energy Initiative Inc.	Delaware	2600	20-5658058
Cascades Enviropac HPM LLC	Delaware	2600	26-0309100
Cascades Fine Papers Group Inc.	Canada	2600	98-0621269
Cascades Fine Papers Group (USA) Inc.	New York	2600	52-1291428
Cascades Moulded Pulp, Inc.	North Carolina	2600	56-1522825
Cascades Paperboard International Inc.	Canada	2600	Not Applicable
Cascades Plastics Inc.	Delaware	2600	43-1888636
Cascades SPG Sales Inc.	Delaware	2600	14-1685880
Cascades Tissue Group — Arizona Inc.	Delaware	2600	45-0470187
Cascades Tissue Group — IFC Disposables Inc.	Tennessee	2600	62-1454515
Cascades Tissue Group — Maryland LLC	Delaware	2600	20-5387970
Cascades Tissue Group — New York Inc.	Delaware	2600	45-0470185
Cascades Tissue Group — North Carolina Inc.	North Carolina	2600	56-1374538
Cascades Tissue Group — Oregon Inc.	Delaware	2600	82-0543336
Cascades Tissue Group — Pennsylvania Inc.	Delaware	2600	23-3091814
Cascades Tissue Group — Sales Inc.	Delaware	2600	11-3726050
Cascades Tissue Group — Tennessee Inc.	Delaware	2600	68-0554988
Cascades Tissue Group — Wisconsin Inc.	Delaware	2600	52-2338207
Cascades Tenderco Inc.	Canada	2600	Not Applicable
Cascades Transport Inc.	Canada	2600	98-0417452
Cascades USA Inc.	Delaware	2600	68-0592968
Conference Cup Ltd.	Ontario, Canada	2600	Not Applicable
Dopaco, Inc.	Pennsylvania	2600	23-2106485
Dopaco Canada, Inc.	Canada	2600	Not Applicable
Dopaco Limited Partnership	Delaware	2600	23-2925650
Dopaco Pacific LLC	Delaware	2600	23-2914117
Garven Incorporated	Ontario, Canada	2600	Not Applicable
Kingsey Falls Investments Inc.	Canada	2600	Not Applicable
Norampac Delaware LLC	Delaware	2600	Not Applicable
Norampac Export Sales Corp.	Nevada	2600	20-2712697
Norampac Finance US Inc.	Delaware	2600	16-1610730
Norampac Holding US Inc.	Delaware	2600	16-1610733
Norampac Industries Inc.	New York	2600	16-1306807
Norampac New England Inc.	Massachusetts	2600	04-2281071
Norampac New York City Inc.	New York	2600	11-1363670
Norampac Schenectady Inc.	New York	2600	48-1307248
W.H. Smith Paper Corporation	New York	2600	14-1077370
7251637 Canada Inc.	Canada	2600	Not Applicable

(1)	The address and telephone number for each of the additional registrants is 404 Marie-Victorin Blvd., Kingsey Falls, Québec, Canada J0A 1B0, Telephone:(819) 363-5100

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED APRIL 22, 2010

PRELIMINARY PROSPECTUS

Cascades Inc.

Offer to exchange up to US$500,000,000
Aggregate Principal Amount of Newly
Issued 7 3/4% Senior Notes due 2017

For

a Like Principal Amount of Outstanding
Restricted 7 3/4% Senior Notes due 2017
issued in December 2009

Offer to exchange up to US$250,000,000
Aggregate Principal Amount of Newly
Issued 7 7/8% Senior Notes due 2020

For

a Like Principal Amount of Outstanding
Restricted 7 7/8% Senior Notes due 2020
issued in December 2009

On December 3, 2009 and December 23, 2009, we issued US$500.0 million restricted 7 3/4% Senior Notes due 2017 and US$250.0 million restricted 7 7/8% Senior Notes due 2020, respectively, in private placements. We refer to these collectively as the “original notes.”

We are offering to exchange new 7 3/4% Senior Notes due 2017 and 7 7/8% Senior Notes due 2020 (collectively the “exchange notes”) for our outstanding restricted 7 3/4% Senior Notes due 2017 and 7 7/8% Senior Notes due 2020, respectively. We sometimes refer to the original notes and the exchange notes in this prospectus together as the “notes.” The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will be registered under the Securities Act of 1933 (the “Securities Act”), and the transfer restrictions and registration rights and related special interest provisions applicable to the original notes will not apply to the exchange notes. Each series of exchange notes will be part of the same series of corresponding original notes and issued under the same applicable indenture. The exchange notes will be exchanged for original notes of the corresponding series in integral multiples of $1,000 principal amount. We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

The exchange offer expires at 9:00 a.m. New York City time, on          , 2010, unless extended, which we refer to as the expiration date.

We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

You should consider carefully the risk factors beginning on page 22 of this prospectus before deciding to participate in the exchange offer.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or other similar authority has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010

Page

Presentation of Financial Information	ii
Non-GAAP Financial Measures	ii
Market and Industry Data and Forecasts	ii
Forward-Looking Statements	ii
Where You Can Find More Information	iii
Incorporation by Reference	iv
Summary	1
Risk Factors	22
The Exchange Offer	34
Ratio of Earnings to Fixed Charges	41
Use of Proceeds	42
Capitalization	43
Exchange Rate Data and Exchange Controls	44
Selected Historical Consolidated Financial Information	45
Business	51
Joint Ventures and Minority Interests	61
Related Party Transactions and Other Material Contracts
Description of Other Indebtedness	63
Description of Notes	67
Notice to Investors
Book-Entry, Delivery and Form	159
Important U.S. and Canadian Tax Considerations	162
Plan of Distribution	167
Legal Matters	168
Independent Accountants	168
Enforceability of Civil Liabilities	168
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You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The original notes have been issued pursuant to the exemption from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to an exemption therefrom.

Until 90 days after the expiration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments and subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated financial statements incorporated by reference into this prospectus have been prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP. For a discussion of the principal differences between Canadian GAAP and accounting principles generally accepted in the United States, or U.S. GAAP, as they relate to our financial statements, see Note 22 to our audited consolidated financial statements for the year ended December 31, 2009, which are incorporated by reference into this prospectus. We prepare our financial statements in Canadian dollars. In this prospectus, references to Canadian dollars, Cdn$ or $ are to the currency of Canada and references to U.S. dollars or US$ are to the currency of the United States. For information on the historical exchange rates of U.S. dollars per Cdn$1.00, see “Exchange Rate Data and Exchange Controls.”

NON-GAAP FINANCIAL MEASURES

We use the term Operating Income before Depreciation and Amortization (excluding specific items), or “OIBD (excluding specific items)”, which is a non-GAAP measure within the meaning of the rules and regulations issued by the SEC with respect to the use of non-GAAP measures. OIBD (excluding specific items) is a non-GAAP measure and excludes charges that we consider to be unusual. Specific items include charges for impairment of assets, charges for facility or machine closures, debt restructuring charges, gain or loss on sale of business units, unrealized gain or loss on financial instruments that do not qualify for hedge accounting and other significant items of an unusual nature. OIBD (excluding specific items) is a measure of performance that is used by management of Cascades Inc. to assess the operating and financial performance of Cascades Inc.’s operating segments. This measure does not represent, and should not be used as, a substitute for net earnings or cash flows from operating activities as determined in accordance with GAAP. For further information regarding OIBD (excluding specific items) and a reconciliation of OIBD (excluding specific items) to net earnings and net cash provided by (used in) operating activities (the most comparable GAAP measures), see Footnote 2 to “Summary — Summary Historical Financial Information” and “Selected Historical Consolidated Financial Information.”

MARKET AND INDUSTRY DATA AND FORECASTS

Market and industry data and other statistical information and forecasts contained or incorporated by reference in this prospectus are based on independent industry publications, government publications and reports by market research firms or other published independent sources, such as Resource Information Systems Inc., or RISI. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers, among other things. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate” and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Factors that could cause future results to differ from results contemplated by forward-looking statements include the following:

•	cyclical fluctuations in demand for, and the prices of, our products;

•	our raw material and energy costs;

•	our exposure to significant competition, including competition with firms that may enjoy cost advantages or economies of scale;

•	compliance costs associated with environmental laws and regulations, including unforeseen expenditures as a result of environmental liabilities;

•	casualty or other losses that are not fully covered by insurance;

•	labor disputes, work stoppages or increased labor costs;

•	difficulty recouping our investments in joint ventures or other companies that we do not control;

•	difficulties associated with acquiring companies, or integrating acquired companies, as part of our growth strategy;

•	the impairment of our goodwill or other intangible assets;

•	changes in the control of our equity capital, changes in strategy or management brought about by our existing shareholders or similar changes relating to our control and management;

•	our inability to retain key personnel or attract and retain other talented employees; and

•	fluctuations in currency exchange rates.

Although we believe that our forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in, or incorporated by reference into this prospectus will in fact transpire. We make no commitment to update any forward-looking statement in order to reflect events or circumstances after the date any such statement is made, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC under Section 15(d) of the Exchange Act. These reports and other information are available for reading and copying at the SEC Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains the registration statement and the reports and other information that we file electronically with the SEC. As a foreign private issuer, however, we are exempt from the rule under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery provisions of Section 16 of the Exchange Act.

We file annual, quarterly and current reports, proxy statements and other information with the Québec Securities Commission and the other securities commissions throughout Canada. You may inspect copies of such materials at the public reference room maintained by the Québec Securities Commission, also known as L’Autorité des Marchés Financiers, located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Québec, H4Z 1G3. Please call L’Autorité des Marchés Financiers at 1-800-361-5072 for more information on the public reference room. You can also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario, M5X 1J2.

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below that we have filed with the SEC (File No. 1-10582) under the Securities Exchange Act of 1934, as well as any filing that we make with the SEC on or after the date of this prospectus (unless such filing expressly states that it is not incorporated by reference herein) until the expiration of the exchange offer:

•	Our Annual Report on Form 40-F for the year ended December 31, 2009, filed on March 30, 2010; and

•	Our Reports of Foreign Private Issuer on Form 6-K, filed on March 1, 2010, March 5, 2010, March 11, 2010 and March 30, 2010.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus, or any of the other documents that we have filed with L’Autorité des Marchés Financiers or the Toronto Stock Exchange or otherwise referred to in this prospectus, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

Cascades Inc.
404 Marie-Victorin Blvd.
P.O. Box 30
Kingsey Falls, Québec,
Canada J0A 1B0
Attention: Robert F. Hall

In order to receive timely delivery of any requested documents in advance of the expiration date of the exchange offer, you should make your request no later than          , 2010, which is five business days before you must make a decision regarding the exchange offer.

SUMMARY

This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus, including information incorporated by reference, before deciding to participate in the exchange offer.

Unless otherwise indicated or required by the context, as used in this prospectus, the terms “we,” “our” and “us” refer to Cascades Inc. and all of our subsidiaries and joint ventures that are consolidated under Canadian GAAP. Under Canadian GAAP, joint ventures are proportionately consolidated. When we refer to the “restricted group” in this prospectus, we are referring to Cascades Inc. and only those of our subsidiaries that are restricted subsidiaries under the indentures governing the notes, whether or not those subsidiaries have guaranteed the notes. The restricted group includes the guarantors and our non-guarantor subsidiaries incorporated outside of Canada and the United States, but excludes all of our joint ventures, minority investments and unrestricted subsidiaries.

Our Company

We are a diversified producer, converter and marketer of packaging and tissue products produced mainly from recycled fibers in Canada, the United States and Europe. We have leading market positions for many of our products. We believe that we benefit from product and geographic diversification and the relative demand stability of a number of our end markets. We also have integrated manufacturing capabilities that focus on the collection and processing of recycled papers and the manufacturing and converting of corrugated packaging containers, folding cartons, specialty paper products and tissue. We are committed to growing our environmentally sustainable products and developing new products for our customers through our research and development efforts. We operate more than 100 modern, flexible production facilities located in Canada, the United States and Europe and employ more than 12,400 employees. For the year ended December 31, 2009, our consolidated sales and OIBD (excluding specific items) were approximately $3.9 billion and $465 million, respectively.

We conduct our business principally through two operating segments: Packaging and Tissue Papers. Our operating results are reported through four reportable segments: Packaging — Boxboard Group, Packaging — Containerboard Group, Packaging — Specialty Products Group and Tissue Papers Group.

Boxboard Group: $1,313 million in sales (33% of total consolidated sales before inter-segment sales and corporate activities) for the year ended December 31, 2009

Our Boxboard Group is a vertically integrated manufacturer of premium coated boxboard for conversion into folding cartons and micro-flute packaging at our converting plants. Based on capacity, we are the largest coated recycled boxboard producer in Canada, the third largest coated recycled boxboard producer in North America, and, when taking into account our 36%-owned joint venture interest in Reno de Medici S.p.A, the second largest coated recycled boxboard producer in Europe. Excluding our interest in Reno de Medici S.p.A., approximately 75% of the Boxboard Group’s production of boxboard is produced from recycled fiber and approximately 25% is manufactured from virgin fiber. The production of Reno de Medici S.p.A. is produced entirely from recycled fiber. In North America, we obtain most of our supply of wastepaper through our own recovery network, as well as long-term agreements with independent suppliers.

In North America, we supply our boxboard to our folding carton converting plants. We are one of the leading producers of cups and folding cartons for quick-service restaurants in North America through our wholly owned subsidiary, Dopaco, Inc. As a manufacturer of folding cartons, we deliver a variety of products that are designed to meet our customers’ needs and we continually strive to improve our products through our research and development capabilities. In the North American folding boxboard sector, most of our demand comes from more stable end markets that are focused on food and consumer products, including beverages, dry food, frozen and perishable food, and health and beauty care. Our Boxboard Group operates 14 facilities in North America, 10 facilities in Europe (including facilities in which we have indirect interests through our joint venture interest in Reno de Medici S.p.A.) and employs more than 2,900 employees.

Containerboard Group: $1,062 million in sales (27% of total consolidated sales before inter-segment sales and corporate activities) for the year ended December 31, 2009

Our Containerboard Group, conducting business under the name Norampac, is a leading manufacturer of containerboard and corrugated products principally in Canada and the United States. We are one of two leading containerboard manufacturers in Canada and are the sixth largest containerboard producer in North America based on capacity. We produce primarily linerboard and corrugating medium at our seven mills located in Canada, the United States and France. Our mills use a mix of virgin and recycled fiber to produce both standard and high-performance grades of virgin and recycled linerboard, semichemical and recycled corrugating medium and gypsum board in a wide range of basis weights. We also produce a wide variety of specialty and value-added products, such as white-top and coated linerboard and wrapper grades. For the year ended December 31, 2009, we converted approximately 66% of our North American containerboard production into corrugated products. The remaining containerboard production was sold to other converters in North America, Europe and other export markets.

Our network of 25 corrugated products converting plants, strategically located throughout Canada and the northeastern United States, produces a broad range of products for sale to both regional and national customers in a variety of industries, including the food, beverage and consumer products industries. For the year ended December 31, 2009, our corrugated plants shipped approximately 11.7 billion square feet of corrugated containers, including shipments of corrugated sheets to our own sheet plants. Our corrugated plants produce a wide range of products, from corrugated boxes and containers for shipping and packaging to specialty products, such as intricate die-cut irregular size boxes, moisture resistant wax-coated and wax impregnated boxes, corrugated pallets, protective packaging products and litho-laminated point-of-purchase displays. Our corrugated plants also provide customers with services such as graphic design and computer-aided sample making. Our corrugated plants purchase nearly all of their raw material needs directly from our mills. Our Containerboard Group operates 32 mills and corrugated products converting plants in North America and one mill in Europe, and employs more than 4,100 employees.

Specialty Products Group: $769 million in sales (19% of total consolidated sales before inter-segment sales and corporate activities) for the year ended December 31, 2009

Our Specialty Products Group is a manufacturer of specialty papers, industrial packaging and consumer product packaging, and a collector of recovery and recycling paper. We are one of the leading producers of recycled fine papers in North America. Our value-added products include uncoated board for industrial and papermill packaging, fine papers, kraft paper, backing for vinyl flooring, honeycomb packaging products, laminated boards, moulded pulp products, plastic products and de-inked pulp. We are one of the largest Canadian producers of honeycomb packaging products and polystyrene foam containers for food industry converters. We believe our products benefit from the growing demand for environmentally sourced products. We are focused on our clients’ needs by offering a wide variety of innovative and complementary products.

Through Cascades Recovery and our 73%-owned interest in Metro Waste Paper Recovery Inc., we are the largest recycled paper collector in Canada. We own or have interests in 19 recycled paper recovery centers in Canada and the United States that process and broker approximately 1.5 million short tons of recycled paper annually. In 2009, approximately 43% of this recycled paper was consumed by our mills and the rest was sold in the open market. Our extensive network of recycling facilities enables us to procure a reliable supply of raw material for our operations and offers us an optimal selection of different grades of paper. Additionally, we believe the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to produce our products. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to better manage our inventory levels and fiber costs. Our Specialty Products Group operates 43 facilities located in North America and Europe and employs more than 2,600 employees.

Tissue Papers Group: $840 million in sales (21% of total consolidated sales before inter-segment sales and corporate activities) for the year ended December 31, 2009

Our Tissue Papers Group is a manufacturer, converter and marketer of a wide variety of products mainly made from recycled fiber and intended for the commercial, industrial and retail markets. Based on capacity, we are the fourth largest tissue producer in North America. We also believe that we have one of the top-rated green tissue retail brand,

Enviro® 100%, in Canada. In the retail market, our tissue products are principally marketed under private labels and under the label Cascades® in Canada, and Nature’s Choice®, Pert® and Best Value® in the United States. In the away-from-home market in North America, our product lines, including bathroom tissue, facial tissue, paper towels, paper hand towels, paper napkins and other related products are sold under the labels Decor®, Horizon®, North River® and Wiping Solutions®. In addition, we also sell parent rolls for bathroom tissue, paper towels, paper hand towels and specialty papers to a large number of converters. Our tissue manufacturing process emphasizes our environmental focus as our tissue paper products are manufactured from approximately 90% recycled materials, are certified to be chlorine-free and are produced with minimal water and energy consumption. Our Tissue Papers Group currently operates 17 manufacturing and converting facilities located in North America and employs close to 2,000 employees.

In August 2009, we acquired the tissue business of Atlantic Packaging, which increased our annual capacity of recycled tissue by 64,000 tons, while augmenting our converting capacity by close to 70,000 tons. The assets are all located in or close to Toronto, Ontario and the acquisition added 175 employees to our 1,700 person workforce.

Business Organization

The following chart illustrates how we are organized operationally by segment, and within our Packaging segment, which contains our core business lines. The chart also shows a summary of our financial performance for the year ended December 31, 2009, and our leading market positions.

Financial Summary		Financial Summary		Financial Summary		Financial Summary		Financial Summary

Sales	$1,313	Sales	$1,062	Sales	$769	Sales	$840	Inter-segment sales	$(107)
% of total	33%	% of total	27%	% of total	19%	% of total	21%
Operating income	$(8)	Operating income	$82	Operating income	$40	Operating income	$116	Operating income (loss)	$(16)
% of total of income	(4)%	% of total	38%	% of total	19%	% of total	54%	% of total	(7)%
OIBD(1)	$115	OIBD(1)	$145	OIBD(1)	$74	OIBD(1)	$154	OIBD(1)	$(23)
% of total	25%	% of total	31%	% of total	16%	% of total	33%	% of total	(5)%
Net cash provided by (used in) operating activities	$41	Net cash provided by (used in) operating activities	$131	Net cash provided by (used in) operating activities	$65	Net cash provided by (used in) operating activities	$78	Net cash provided by (used in) operating activities	$42
% of total	11%	% of total	37%	% of total	18%	% of total	22%	% of total	12%

Market Position		Market Position		Market Position		Market Position

•	Largest CRB producer in Canada(3)	•	Leading containerboard producer in Canada	•	Leading honeycomb packaging producer in Canada	•	Top rated green tissue retail brand in Canada
•	Third largest CRB producer in North America(3)	•	Sixth largest containerboard producer in North America	•	Largest recycled paper collector in Canada	•	Second largest tissue producer in Canada
•	Second largest coated boxboard producer in Europe(4)			•	Leading producer of recycled fiber papers in North America	•	Fourth largest tissue producer in North America
•	Leading QSR folding carton producer in North America(5)

(1)	Excluding specific items and before inter-segment sales and corporate activities.

(2)	OIBD excludes specific items, as more fully described in Footnote 2 under “— Summary Historical Financial Information.”

(3)	CRB — “Coated Recycled Boxboard.”

(4)	Through our 36%-owned joint venture interest in Reno de Medici S.p.A.

(5)	QSR — “Quick-Service Restaurant.”

Our Industries

Cascades operates in large, highly competitive markets. Its products and services compete with similar products manufactured and distributed by others both domestically and globally. The success in its markets is influenced by many factors, including price, customer service, geographic location, the quality, breadth and performance characteristics of its products. Given Cascades’ products, integration level, markets and geographic diversification, they are well-positioned to compete in the packaging and tissue sectors.

According to RISI, the total U.S. coated recycled boxboard production for folding carton was approximately 2 million tons in 2009. Total coated recycled boxboard production for folding carton capacity in North America totalled approximately 2.3 million tons in 2009. The five largest manufacturers, Graphic Packaging International, RockTenn Company, Cascades Inc., Paperworks Industries, Inc. and Strathcona Paper, accounted for around 90% of total production capacity. Despite the economic downturn, U.S. demand for coated recycled boxboard improved in 2009. In fact, according to the Paper Packaging Council, more than 60% of the U.S. end demand for folding cartons comes from the food and beverage industries.

The containerboard market in North America had approximately 30.2 million tons of demand in 2009. Total containerboard production capacity in North America totalled approximately 35 million tons in 2009 and the five largest manufacturers, International Paper Company, Smurfit-Stone Container Corporation, Georgia-Pacific LLC, Temple-Inland, Inc. and Packaging Corporation of America, accounted for approximately 70% of total production capacity. Total U.S. containerboard production declined by 8% in 2009 as a result of the economic recession. However, while the containerboard market is cyclical and impacted by economic conditions, demand in that market tends to be more resilient given that approximately 80% of the end demand for corrugated boxes comes from non durable goods industries according to the Fibre Box Association.

The U.S. tissue paper market had approximately 8 million tons of demand in 2009. Total tissue production capacity in North America totalled approximately 8.5 million tons in 2009 and the five largest manufacturers, Georgia-Pacific LLC, Kimberly-Clark Corporation, Procter & Gamble Company, Cascades Inc. and Svenska Cellulosa Aktiebolaget (SCA), accounted for approximately 75% of total production capacity. The tissue paper market consists of both the retail and away-from-home markets. Shipments of retail and away-from-home tissue products totalled approximately 69% and 31%, respectively, of total U.S. tissue paper shipments in 2009. The tissue market is considered to be the most stable paper sector with demand in North America growing at a 2% compound annual growth rate since 1995.

Our Competitive Strengths

We believe our principal strengths include the following:

•	Leading Market Positions with Environmentally Sustainable Product Focus. With approximately 79% of our total consolidated sales (before inter-segment sales and corporate activities) for the year ended December 31, 2009 in our Packaging segment, we are one of the leaders in Canada and hold one of the leading market positions in the packaging industry in North America. We also are a leading producer of coated boxboard in Europe. We are the sole Canadian public company in Canada active in the tissue sector. We believe our leading market positions and our environmental focus give us an advantage over many of our competitors. We believe the demand for green products is growing and we are well-positioned to take advantage of the growing environmental trend due to our strengths and diversity of product offerings.

•	Fully Integrated Recycling Solutions Provider. We are an integrated manufacturer with both downstream recycled paper collection and processing capabilities and upstream manufacturing and converting operations. We have created a “closed-loop system” that enables us to manufacture our products efficiently for our customers. We continually look for opportunities to increase our integration to further ensure the supply of raw materials to our mills and grow the development of our environmentally sustainable products. In September 2009, we announced the acquisition of Yorkshire Paper Corporation and the Canadian assets of Sonoco Recycling. These acquisitions further strengthen our collection capabilities and enable us to more effectively manufacture our products.

•	Diversified Portfolio of Products, Markets and Geographic Locations. We manufacture and sell a diversified portfolio of packaging, tissue and specialty paper products for commercial, industrial and retail end markets in Canada, the United States, Europe and other regions. Our customers include Fortune 500, medium and small-sized companies across a broad range of industries. We believe that our product, geographic and customer diversification help us maintain our operating performance through economic downturns and changing market conditions. The size and diversity of our operations also allow us to cost-effectively serve customers on a regional and multinational basis, reducing delivery times and enhancing customer service.

•	Strong Presence in Consumer-Oriented End Markets. Our paper packaging, tissue and specialty paper products are sold primarily to consumer-oriented end markets, which tend to be less sensitive to economic cycles. As a result, products sold to these markets tend to exhibit a greater degree of stability and predictability in demand and product prices than products sold to commercial or industrial-oriented end markets. Our participation in consumer-oriented end markets has increased with our focus on selling private label tissue products. We expect our presence in consumer-oriented end markets to continue to increase over the next several years given our strategic growth priorities and the integration of assets and operations that we acquire similar to our acquisition of Atlantic Packaging’s tissue division, a manufacturer of tissue paper made primarily from recycled fibers, that we completed on August 31, 2009.

•	Strong and Sustainable Free Cash Flow. We maintain favorable cost positions in our assets and have disciplined capital expenditure and acquisition programs. Since 1998, our businesses have generated, on average, $198 million of annual cash flows from operating activities from continuing operations. As demonstrated by the actions we took in 2008 and 2009 to improve our businesses, we are focused on improving profitability through cost reduction and production optimization.

•	Strong Management and Progressive Corporate Culture. We manage our operations using a decentralized structure, with each facility, business line and segment operating as a separate profit center. This structure places significant management, operational and financial responsibilities at each level of our business, subject to corporate level review and oversight. In addition, our employees and managers participate in profit sharing plans that link their compensation to the financial performance of their facility, business line or segment, as well as the performance of the consolidated company. We believe that our culture of individual accountability, which reaches every level of our business, and the potential for internal promotion have been instrumental in attracting and retaining qualified and dedicated personnel, improving our financial results and helping us maintain profitability through industry cycles. In particular, the members of our senior management team, led by Bernard, Laurent and Alain Lemaire, have an average of 24 years of tenure with us.

Our Strategy

We intend to continue to capitalize on our leading market positions and core competencies to drive profitable growth by emphasizing the following key strategies:

•	Continue Our Leadership in “Green” Packaging, Specialty Products and Tissue Paper. We are focused on product innovation in order to maintain our leadership position in environmentally-friendly products. We continually invest in research and development to develop new products for our customers. As a result of our efforts, we have been able to grow product sales of our green products. In 2009, sales of our Cascades® Brand 100% recycled tissue and our 100% recycled fine papers increased by more than 25% and 40%, respectively. We believe our technical knowledge of recycled fibers is a core competency and we plan to apply our knowledge to promote the greenest products and pursue a broad range of business development initiatives.

•	Improve Efficiency and Reduce Costs. Our goal is to create the best performing company with the most efficient assets in the packaging and tissue sectors. We have improved, and continue to improve, the cost structure of our segments and facilities through the sale or closure of underperforming mills and converting plants as well as investing in new technologies. Our focus on asset efficiency and cost reduction has recently helped turn around our Boxboard Group. For the year ended December 31, 2009, our Boxboard Group OIBD (excluding specific items) increased approximately 248% to $115 million from $33 million for the year ended December 31, 2008. We plan to continue to invest and improve our asset base with the intention [to achieve a consolidated return on assets of 15% within 3 to 5 years.

•	Increase Vertical Integration and Access to Recycled Fiber. We plan to increase our converting integration, which is the percentage of our mill products that are used by our own converting operations to make finished products and our access to recycled fiber. We believe that increasing the degree to which our mills and converting operations are integrated will enable our mills to run at higher capacity utilization rates during all phases of the industry cycle. By increasing our access to recycled fiber, we are more assured of a dependable source of our most important raw material. In addition, increased access to recycled fiber allows us to more effectively control costs. We are focused on ensuring a steady, cost-effective supply of raw material to our mills while providing for the development of environmentally sustainable products.

•	Maintain Disciplined Financial Management. We employ a disciplined approach to acquisitions, capital expenditures and managing debt levels. Our strategy, combined with a favorable cost environment, has enabled us to lower our net leverage ratio (which we define as net debt (total debt less cash and cash equivalents) divided by OIBD (excluding specific items)) to 3.3x as of December 31, 2009, the lowest ratio since 2002. Our objective is to improve our financial flexibility by restoring our debt ratios and share value to levels comparable to those at year-end 2002 by December 2011 through improved profitability and reduced indebtedness.

•	Pursue Strategic Acquisitions. We evaluate on an ongoing basis various opportunities to participate in acquisitions of assets, businesses and activities that complement our existing assets, businesses or activities. We believe that our pursuit of these opportunities, if successful, will enable us to increase the size and scope of our businesses. We also believe that strategic acquisitions will provide us opportunities to improve productivity, reduce costs and ultimately improve profitability.

Corporate Information

Shares of our common stock trade on the Toronto Stock Exchange under the ticker symbol “CAS.” We are a corporation domiciled in the Province of Québec, Canada and operate under the Québec Companies Act. Our head office and corporate offices are located at 404 Marie-Victorin Boulevard, Kingsey Falls, Québec, Canada J0A 1B0, and our telephone number is (819) 363-5100. We also have executive offices located at 772 Sherbrooke Street West, Suite 100, Montreal, Québec, H3A 1G1. We maintain a website at www.cascades.com. The information on our website is not a part of this prospectus, and you should rely only on the information contained in or incorporated by reference into this prospectus when deciding whether to participate in the exchange offer.

THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange up to (i) US$500,000,000 aggregate principal amount of our registered 7 3/4% Senior Notes due 2017 (the “new 2017 notes”) for an equal principal amount of our outstanding restricted 7 3/4% Senior Notes due 2017 (the “original 2017 notes”) that were issued in December 2009, and (ii) US$250,000,000 aggregate principal amount of our registered 7 7/8% Senior Notes due 2020 (the “new 2020 notes,” and together with the new 2017 notes, the “exchange notes”) for an equal principal amount of our outstanding restricted 7 7/8% Senior Notes due 2020 (the “original 2020 notes,” and together with the original 2017 notes, the “original notes”) that were issued in December 2009. The terms of each series of exchange notes are identical in all material respects to those of the corresponding series of original notes, except for transfer restrictions and registration rights and related special interest provisions relating to the original notes. Each series of exchange notes will be of the same class as the corresponding series of outstanding original notes. Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under the respective registration rights agreements entered into at the time we issued and sold the original 2017 notes and the original 2020 notes.

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 9:00 a.m., New York City time, on , 2010, or on a later date and time to which we extend it (the “expiration date”). Tenders of original notes in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be as soon as practicable following the expiration date. Any original notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes	Each holder of original notes wishing to participate in the exchange offer must complete, sign and date the accompanying letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the original notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Original notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the original notes to the exchange agent’s account at DTC is delivered in a timely fashion. See “The Exchange Offer — Procedures for Tendering Original Notes.”

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes of either series being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. In addition, the exchange offer is subject to other conditions and regulatory approvals, as further discussed under “The Exchange Offer — Conditions to the Exchange Offer.” We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Exchange Agent	The Bank of Nova Scotia Trust Company of New York.

U.S. Federal Income Tax Considerations	Your exchange of an original note of either series for an exchange note of the corresponding series will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding original note surrendered. See “Important U.S. and Canadian Tax Considerations.”

Risk Factors	You should consider carefully the risk factors beginning on page 22 of this prospectus before deciding to participate in the exchange offer.

THE EXCHANGE NOTES

The terms of the exchange notes of each series are identical in all material aspects to those of the corresponding series of original notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the original notes that do not apply to the exchange notes.

The New 2017 Notes

Issuer	Cascades Inc., a company organized under the Companies Act (Québec).

Notes Offered	US$500,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2017. The new 2017 notes offered hereby will be of the same class as the original 2017 notes.

Maturity Date	The new 2017 notes will mature on December 15, 2017.

Interest Payment Dates	Interest will be paid on the new 2017 notes in cash semi-annually in arrears on June 15 and December 15 of each year from the most recent date on which interest on the original 2017 notes has been paid, or if no interest has been paid, from June 15, 2010.

Guarantees	The new 2017 notes will be guaranteed by each of our existing and any future Canadian and U.S. restricted subsidiaries. The new 2017 notes will not be guaranteed by our subsidiaries outside Canada and the United States or by any of our joint ventures, minority interests or unrestricted subsidiaries.

Ranking	The new 2017 notes will be unsecured senior obligations and will rank equally with all of our other unsecured senior debt, including our 7 1/4% Senior Notes due 2013, our 6 3/4% Senior Notes due 2013, the 7 3/4% Senior Notes due 2016 that we issued on December 3, 2009, the new 2020 notes and any original notes that are not exchanged for new notes in the exchange offer. The new 2017 notes will be senior in right of payment to all of our subordinated debt. As of December 31, 2009, on a consolidated basis, including joint ventures, minority interests and unrestricted subsidiaries, we had approximately $1,552 million of debt outstanding, approximately $304 million of which was secured. This debt includes (i) obligations under capital leases and (ii) our proportionate share of debt of our joint ventures, minority interests and unrestricted subsidiaries of approximately $105 million (which is non-recourse to us), and which is included in our consolidated financial statements under Canadian GAAP, but excludes (iii) undrawn commitments under the revolving portion of our credit facility. As of December 31, 2009, we had approximately $521 million available under the revolving portion of our credit facility. Any additional amounts drawn under the credit facility would be secured.

The guarantees of the new 2017 notes will be unsecured senior obligations of each subsidiary guarantor and will rank equally with all other unsecured senior debt of the subsidiary guarantor. The guarantees will be senior in right of payment to all of the subordinated debt of each subsidiary guarantor. As of December 31, 2009, the subsidiary guarantors had approximately $52 million of debt outstanding, not including the guarantees of our outstanding notes or our subsidiaries’ obligations under our credit facility, approximately

$45 million of which was secured. This debt includes obligations under capital leases.

As of December 31, 2009, our non-guarantor subsidiaries had outstanding approximately $106 million of debt, excluding any intercompany debt owing to us or our subsidiaries, all of which is structurally senior to the new 2017 notes offered hereby. In addition, our proportionate share of our joint ventures’ debt was approximately $105 million. Our non-guarantor subsidiaries, before intercompany eliminations, contributed approximately 21% of our sales and approximately 5% of our operating income for the year ended December 31, 2009, and represented approximately 16% of our total property, plant and equipment as of December 31, 2009.

Optional Redemption	Prior to December 15, 2013, we may redeem all or part of the new 2017 notes by paying a “make-whole” premium based on U.S. Treasury rates as specified in this prospectus under “Description of Notes — The 2017 Notes — Optional Redemption.” At any time on or after December 15, 2013, we may redeem all or part of the new 2017 notes at our option at the redemption prices described under “Description of Notes — The 2017 Notes — Optional Redemption.” Prior to December 15, 2012, we may also redeem, at any time at our option, up to 35% of the aggregate principal amount of the new 2017 notes with the net cash proceeds of qualified equity offerings.

Additional Amounts	Subject to certain exceptions, we generally will pay such additional amounts as may be necessary so that the amount received by holders of the notes of each series after tax-related withholdings or deductions in respect of such series of notes will not be less than the amount that such holders would have received in the absence of the withholding or deduction. See “Description of Notes — The 2017 Notes — Additional Amounts.”

Tax Redemption	If we are required to pay additional amounts with respect to the new 2017 notes as a result of changes in the laws applicable to tax-related withholdings or deductions, we will have the option to redeem the new 2017 notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the new 2017 notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable. See “Description of Notes — The 2017 Notes — Redemption for Tax Reasons.”

Certain Covenants	We will issue the new 2017 notes under the same indenture under which our original 2017 notes were issued. That indenture limits, among other things, our ability and the ability of our restricted subsidiaries, to:

• borrow money;

• pay dividends on stock, redeem stock or redeem subordinated debt;

• make investments;

• sell capital stock of subsidiaries;

• guarantee other indebtedness;

• enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

• enter into transactions with affiliates;

• create or assume liens;

• engage in mergers or consolidations; and

• enter into a sale of all or substantially all of our assets.

Each of these restrictions has a number of important qualifications and exceptions. Please refer to the section in this prospectus entitled “Description of Notes — The 2017 Notes — Certain Covenants.”

If at any time the credit rating of the new 2017 notes, as determined by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., equals or exceeds both BBB- and Baa3, respectively, or any equivalent replacement ratings, then these restrictions, other than the limitations on our ability to create or assume liens and engage in mergers, consolidations or a sale of all or substantially all of our assets, will cease to apply to the new 2017 notes. Any covenants that cease to apply to the new 2017 notes as a result of achieving these ratings will not be restored, even if the credit rating on the new 2017 notes later falls below one or both of these ratings.

Change of Control	Upon a change of control, we will be required to offer to purchase the new 2017 notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new 2017 notes. See “Use of Proceeds.”

The New 2020 Notes

Issuer	Cascades Inc., a company organized under the Companies Act (Québec).

Notes Offered	US$250,000,000 aggregate principal amount of 7 7/8% Senior Notes due 2020. The new 2020 notes offered hereby will be of the same class as the original 2020 notes.

Maturity Date	The new 2020 notes will mature on January 15, 2020.

Interest Payment Dates	Interest will be paid on the new 2020 notes in cash semi-annually in arrears on January 15 and July 15 of each year, from the most recent date on which interest on the original 2020 notes has been paid, or if no interest has been paid, from July 15, 2010.

Guarantees	The new 2020 notes will be guaranteed by each of our existing and any future Canadian and U.S. restricted subsidiaries. The new 2020 notes will not be guaranteed by our subsidiaries outside Canada and the United States or by any of our joint ventures, minority interests or unrestricted subsidiaries.

Ranking	The new 2020 notes will be unsecured senior obligations and will rank equally with all of our other unsecured senior debt, including our 7 1/4% Senior Notes due 2013, our 6 3/4% Senior Notes due 2013, the 7 3/4% Senior Notes due 2016 that we issued on December 3, 2009, the new 2017 notes and any original notes that are not exchanged for new notes in the exchange offer. The new 2020 notes will be senior in right of payment to all of our subordinated debt. As of December 31, 2009, on a consolidated basis, including joint ventures, minority interests and unrestricted subsidiaries, we had approximately $1,552 million of debt outstanding, approximately $304 million of which was secured. This debt includes (i) obligations under capital leases and (ii) our proportionate share of debt of our joint ventures, minority interests and unrestricted subsidiaries of approximately $105 million (which is non-recourse to us), and which is included in our consolidated financial statements under Canadian GAAP, but excludes (iii) undrawn commitments under the revolving portion of our credit facility. As of December 31, 2009, we had approximately $521 million available under the revolving portion of our credit facility. Any additional amounts drawn under the credit facility would be secured.

The guarantees of the new 2020 notes will be unsecured senior obligations of each subsidiary guarantor and will rank equally with all other unsecured senior debt of the subsidiary guarantor. The guarantees will be senior in right of payment to all of the subordinated debt of each subsidiary guarantor. As of December 31, 2009, the subsidiary guarantors had approximately $52 million of debt outstanding, not including the guarantees of our outstanding notes or our subsidiaries’ obligations under our credit facility, approximately $45 million of which was secured. This debt includes obligations under capital leases.

As of December 31, 2009, our non-guarantor subsidiaries had outstanding approximately $106 million of debt, excluding any intercompany debt owing to us or our subsidiaries, all of which is structurally senior to the new 2020 notes offered hereby. In addition, our proportionate share of our joint ventures’ debt was approximately $105 million. Our non-guarantor subsidiaries, before intercompany eliminations, contributed approximately 21% of our sales and approximately 5% of our operating income for the year ended December 31, 2009, and represented approximately 16% of our total property, plant and equipment as of December 31, 2009.

Optional Redemption	Prior to January 15, 2015, we may redeem all or part of the new 2020 notes by paying a “make-whole” premium based on U.S. Treasury rates as specified in this prospectus under “Description of 2020 Notes — Optional Redemption.” At any time on or after January 15, 2015, we may redeem all or part of the new 2020 notes at our option at the redemption prices described under “Description of Notes — The 2020 Notes — Optional Redemption.” Prior to January 15, 2013, we may also redeem, at any time at our option, up to 35% of the aggregate principal amount of the new 2020 notes with the net cash proceeds of qualified equity offerings.

Additional Amounts	Subject to certain exceptions, we generally will pay such additional amounts as may be necessary so that the amount received by holders of the new 2020 notes after tax-related withholdings or deductions in respect of the new 2020 notes will not be less than the amount that such holders would have received in the absence of the withholding or deduction. See “Description of Notes — The 2020 Notes — Additional Amounts.”

Tax Redemption	If we are required to pay additional amounts with respect to the new 2020 notes as a result of changes in the laws applicable to tax-related withholdings or deductions, we will have the option to redeem the new 2020 notes in whole but not in part, at a redemption price equal to 100% of the principal amount of the new 2020 notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable. See “Description of Notes — The 2020 Notes — Redemption for Tax Reasons.”

Certain Covenants	We will issue the new 2020 notes under the same indenture under which the original 2020 notes were issued. That indenture limits, among other things, our ability and the ability of our restricted subsidiaries, to:

• borrow money;

• pay dividends on stock, redeem stock or redeem subordinated debt;

• make investments;

• sell capital stock of subsidiaries;

• guarantee other indebtedness;

• enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

• enter into transactions with affiliates;

• create or assume liens;

• engage in mergers or consolidations; and

• enter into a sale of all or substantially all of our assets.

Each of these restrictions has a number of important qualifications and exceptions. Please refer to the section in this prospectus entitled “Description of Notes — The 2020 Notes — Certain Covenants.”

If at any time the credit rating of the new 2020 notes, as determined by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., equals or exceeds both BBB- and Baa3, respectively, or any equivalent replacement ratings, then these restrictions, other than the limitations on our ability to create or assume liens and engage in mergers, consolidations or a sale of all or substantially all of our assets, will cease to apply to the new 2020 notes. Any covenants that cease to apply to the new 2020 notes as a result of achieving these ratings will not be restored, even if the credit rating on the new 2020 notes falls below one or both of these ratings.

Change of Control	Upon a change of control, we will be required to offer to purchase the new 2020 notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new 2020 notes. See “Use of Proceeds.”

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summary historical financial information about us. The summary historical financial information as of December 31, 2009 and 2008 and for each of the fiscal years ended December 31, 2007, 2008 and 2009 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, which are incorporated by reference into this prospectus. The summary historical financial information as of December 31, 2007 has been derived from our audited financial statements as of December 31, 2007 which are not incorporated by reference into this prospectus. All of the following historical financial information should also be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operation for the annual periods presented below, which is incorporated by reference into this prospectus. Information presented below for the “restricted group” has been derived from the information used in preparing our audited consolidated financial statements as of and for the years ended December 31, 2007, 2008 and 2009.

Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See Note 22 to our audited consolidated financial statements, incorporated by reference into this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

	Year Ended December 31,
	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Consolidated Statement of Earnings Data:
Sales	$3,929	$4,017	$3,877
Cost of sales and expenses
Cost of sales (excluding depreciation and amoritzation)	3,201	3,323	2,991
Depreciation and amortization	207	213	218
Selling and administrative expenses	390	389	413
Losses (gains) on disposal and other	(17)	5	1
Impairment and other restructuring costs	9	43	58
Loss (gain) on financial instruments	(6)	28	(18)

Total cost of sales and expenses	3,784	4,001	3,663
Operating income	145	16	214
Financing expense	102	102	101
Loss on refinancing of long term debt	—	—	17
Gain on purchase of senior notes	—	(2)	(14)
Foreign exchange loss (gain) on long-term debt and financial instruments	(59)	26	45

	102	(110)	65
Provision for (recovery of) income taxes	11	(32)	23
Share of results of significantly influenced companies and dilution gain	(27)	(8)	(17)
Non-controlling interest	3	2	(1)

Net earnings (loss) from continuing operations	$115	$(72)	$60
Net earnings (loss) from discontinued operations	(19)	18	—

Net earnings (loss) for the year	96	(54)	60

Net earnings (loss) from continuing operations per common share
Basic	1.16	(0.73)	0.61
Diluted	1.16	(0.73)	0.60
Net earnings (loss) per common share
Basic	0.96	(0.55)	0.61
Diluted	0.96	(0.55)	0.60
Weighted average number of common shares outstanding during the year	99,329,472	98,804,536	97,656,412

	Year Ended December 31,
	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Selected Business Segment Data:
Sales:
Packaging:
Boxboard	$1,343	$1,323	$1,313
Containerboard	1,193	1,203	1,062
Specialty Products	834	860	769
Inter-segment sales	(108)	(100)	(67)

Packaging total	3,262	3,286	3,077
Tissue Papers	713	787	840
Inter-segment sales and corporate activities	(46)	(56)	(40)

Consolidated sales	$3,929	$4,017	$3,877

OIBD (excluding specific items)(2)
Packaging:
Boxboard	$44	$33	$115
Containerboard	176	130	145
Specialty Products	60	67	74

Packaging total	280	230	334
Tissue Papers	65	90	154
Corporate activities	5	(14)	(23)

Consolidated OIBD (excluding specific items)(2)	$350	$306	$465

Consolidated OIBD (excluding specific items) margin(2)	8.9%	7.6%	12.0%
Shipments (in ’000 of short tons)
Total Boxboard	1,202	1,093	1,024
Total Containerboard	1,412	1,374	1,215
Total Specialty Products	450	458	444
Tissue Papers — jumbo rolls and converted products	451	471	459

Consolidated shipments	3,515	3,396	3,142

Containerboard — Corrugated Containers (in million square feet (msf))	13,378	12,998	11,729

Balance Sheet Data:
Cash and cash equivalents	$25	$11	$19
Working capital(3)	604	664	552
Property, plant and equipment	1,886	2,030	1,912
Total assets	3,768	4,031	3,792
Total debt(4)	1,621	1,812	1,552
Shareholders’ equity	1,198	1,256	1,304
Capital Stock	509	506	499

	Year Ended December 31,
	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Other Selected Information:
Cash flows provided by operating activities	$89	$124	$357
Cash flows used in investing activities	(136)	(178)	(257)
Cash flows provided by (used in) financing activities	79	(9)	(89)
Purchase of property, plant and equipment	167	184	173
Current income taxes	33	20	30
Selected Restricted Group Financial Data:(5)
Consolidated sales	$3,929	$4,017	$3,877
Joint Ventures	(111)	(341)	(356)
Unrestricted Subsidiaries	(254)	(253)	(181)
Inter-segment sales	136	141	86

Restricted group sales	$3,700	$3,564	$3,426

Consolidated OIBD (excluding specific items)(2)	$350	$306	$465
Joint Ventures	(15)	(19)	(25)
Unrestricted Subsidiaries	(22)	(20)	(5)
Dividends Received	5	19	4

Restricted Group Adjusted OIBD (excluding specific items)(2)	$318	$286	$439

Total assets (including joint ventures and unrestricted subsidiaries under equity method)	$3,713	$3,785	$3,601
Cash and cash equivalents	13	3	6
Total debt(4)	1,618	1,703	1,494
Cash flows provided by operating activities	32	133	323
Cash flows used in investing activities	(123)	(106)	(269)
Cash flows provided by (used in) financing activities	76	(35)	(51)
Ratio of net debt to Adjusted OIBD (excluding specific items)(2)(4)	5.1x	5.9x	3.4x

	Year Ended December 31,
	2007	2008	2009
	(In millions of Cdn$)

U.S. GAAP Consolidated Financial and Other Data:
Statement of Earnings Data:
Sales	$3,929	$3,806	$3,653
Net earnings	90	(49)	59
Balance Sheet Data:
Total assets	3,807	3,850	3,625
Total debt(4)	1,633	1,748	1,503
Shareholders’ equity	1,219	1,269	1,290
Other Selected Information:
Cash flow from operating activities	96	127	342
Cash flow from investing activities	(143)	(185)	(244)
Cash flow from financing activities	79	(7)	(86)

(1)	Effective January 1, 2009, Cascades Inc. retrospectively adopted CICA handbook Section 3064, “Goodwill and intangible assets,” replacing CICA handbook Section 3062, “Goodwill and other intangible assets,” and CICA handbook Section 3450, “Research and development costs.” This new Section establishes standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets. Standards concerning goodwill are unchanged from the standards included in the previous Section 3062. The provisions of Section 3064 have been adopted retrospectively, with restatement of prior periods. As a result of this adoption, Cascades Inc. adjusted certain expenditures related to start-up costs as expenses, rather than recording them as assets in “Other finite-life intangible assets.” Cascades Inc. also reclassified from property, plant and equipment to other assets, the net book value of its software in the amount of $7 million as of December 31, 2008. The impact of the adoption of Section 3064 increased net earnings by $1 million in each of 2007 and 2008.

(2)	Consolidated Operating Income before Depreciation and Amortization (excluding specific items), or “OIBD (excluding specific items)”, is not a measure of performance under Canadian GAAP. We disclose OIBD (excluding specific items) because it is a supplemental measure used by management to assess our financial performance. Moreover, we believe that OIBD (excluding specific items) is a measure often used by investors to assess a company’s operating performance and its ability to meet debt service requirements. OIBD (excluding specific items) has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under Canadian GAAP. These limitations include the following:

•	OIBD (excluding specific items) excludes certain income tax payments that may represent a reduction in cash available to us;

•	OIBD (excluding specific items) does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	OIBD (excluding specific items) does not reflect changes in, or cash requirements for, our working capital needs;

•	OIBD (excluding specific items) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt, including the notes;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and OIBD (excluding specific items) does not reflect any cash requirements for such replacements; and

•	the specific items excluded from OIBD include mainly charges for impairment of assets, charges for facility or machine closures, debt restructuring charges, gain or loss on sale of business units and unrealized gain or loss on financial instruments that do not qualify for hedge accounting. Although we consider these items to be unusual and less relevant to evaluate our performance, some of these items will continue to take place and will reduce the cash available to us.

Because of these limitations, OIBD (excluding specific items) should not be used as a substitute for net earnings or cash flows from operating activities as determined in accordance with Canadian GAAP, nor is it necessarily indicative of whether or not cash flow will be sufficient to fund our cash requirements. In addition, our definitions of OIBD (excluding specific items) may differ from those of other companies. A reconciliation of OIBD (excluding specific items) to net earnings (loss) for the year and to net cash provided by (used in) operating activities, which we believe to be the closest Canadian GAAP performance and liquidity measures to OIBD (excluding specific items), is set forth below.

	Year Ended December 31,
	2007	2008	2009
	(In millions of Cdn$)

OIBD Reconciliation:
Net earnings (loss) for the year	96	(54)	60
Net earnings (loss) from discontinued operations	19	(18)	—

Net earnings (loss) from continuing operations	$115	$(72)	$60
Non-controlling interest	3	2	(1)
Share of results of significantly influenced companies and dilution gain	(27)	(8)	(17)
Provision for (recovery of) income taxes	11	(32)	23
Foreign exchange loss (gain) on long-term debt	(59)	26	45
Gain on repurchase of senior notes	—	(2)	(14)
Loss on long-term debt refinancing	—	—	17
Interest expense	102	102	101
Depreciation and amortization	207	213	218

OIBD	352	229	432
Specific Items:
Inventory adjustment resulting from business acquisition	6	2	—
Loss (gain) on disposals and others	(17)	5	1
Impairment loss	3	16	46
Closure and restructuring costs	6	27	12
Unrealized loss (gain) on financial instruments	—	27	(26)

OIBD (excluding specific items)	$350	$306	$465

OIBD Reconciliation:
Cash flow provided by operating activities	$89	$124	$357
Changes in non-cash working capital components	89	31	(52)
Depreciation and amortization	(207)	(213)	(218)
Current incomes taxes	33	20	30
Interest expense (includes interest on long-term debt, other interest less interest income and capitalized interest)	102	102	101
Loss on long-term debt refinancing	—	—	13
Gains or losses on disposals and others	29	(5)	(1)
Impairment loss and other restructuring costs	(3)	(16)	(50)
Unrealized gain (loss) on financial instruments	—	(27)	26
Early settlement on natural gas contracts	—	(11)	—
Other non-cash adjustments	13	11	8

Operating income	145	16	214
Depreciation and amortization	207	213	218

OIBD	$352	$229	$432
Specific Items:
Inventory adjustment resulting from business acquisition	6	2	—
Loss (gain) on disposals and others	(17)	5	1
Impairment loss	3	16	46
Closure and restructuring costs	6	27	12
Unrealized loss (gain) on financial instruments	—	27	(26)

OIBD (excluding specific items)	$350	$306	$465

(3)	Working capital includes accounts receivable plus inventories less accounts payable. It excludes the unpaid provision for restructuring cost, the current portion of derivatives financial instruments assets or liabilities, the current portion of future tax assets or liabilities, the current portion of other liabilities and the net income taxes recoverable.

(4)	Total debt is defined as long-term debt, current portion of long-term debt and bank loan and advances. Net debt is total debt less cash and cash equivalents.

(5)	Restricted group financial data comes from Cascades Inc. and those subsidiaries that are “restricted” under the indentures governing the notes. Adjusted OIBD (excluding specific items) specific to the restricted group is defined as Operating Income before Depreciation and Amortization (excluding specific items) of our restricted group plus cash dividends paid to us by joint ventures and companies in which we hold a minority interest. The restricted group financial data includes data of certain subsidiaries that do not and will not guarantee the notes but that are and will be part of the restricted group for purposes of the indentures. The restricted group includes certain non-guarantor subsidiaries outside of Canada and the United States, but excludes our joint ventures, minority investments and unrestricted subsidiaries. We have included the restricted group financial information because we believe it is a measure used by management and provides our investors helpful information with respect to the financial results, including cash flows, of the business and operations that are subject to the restrictive covenants under the indentures governing the notes.

RISK FACTORS

An investment in the exchange notes will involve a high degree of risk. The material risk factors known to us and discussed below may adversely affect our ability to make payments on the exchange notes. In addition, risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect our ability to make payments on, or adversely affect the trading price of, the exchange notes. You should carefully consider the risks described below, together with the other information in this prospectus, before making a decision to participate in the exchange offer.

Risks Related to Our Business

The markets for some of our products tend to be cyclical in nature and prices for some of our products, as well as raw materials and energy costs, may fluctuate significantly, which can adversely affect our business, operating results, profitability and financial position.

The markets for some of our products, particularly containerboard and boxboard, are cyclical. As a result, prices for these types of products and for our two principal raw materials, recycled paper and virgin fiber, have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future, principally due to market imbalances between supply and demand. Demand is heavily influenced by the strength of the global economy and the countries or regions in which we do business, particularly Canada and the United States, our two primary markets. Demand is also influenced by fluctuations in inventory levels held by customers and consumer preferences. Supply depends primarily on industry capacity and capacity utilization rates. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand, potentially causing downward price pressure. Industry participants may also, at times, add new capacity or increase capacity utilization rates, potentially causing supply to exceed demand and exerting downward price pressure. Depending on market conditions and related demand, we may have to take market-related downtime. In addition, we may not be able to maintain current prices or implement additional price increases in the future. If we are not able to do so, our revenues, profitability and cash flows could be adversely affected. In addition, other participants may introduce new capacity or increase capacity utilization rates, which could also adversely affect our business, operating results and financial position. Prices for recycled and virgin fiber also fluctuate considerably. The costs of these materials present a potential risk to our profit margins, to the extent that we are unable to pass along price increases to our customers on a timely basis. Although changes in the price of recycled fiber generally correlate with changes in the price of products made from recycled paper, this may not always be the case. To the extent that we are not able to implement increases in the selling prices for our products to compensate for increases in the price of recycled or virgin fiber, our profitability and cash flows would be adversely affected. In addition, we use energy, mainly natural gas and fuel oil, to generate steam, which we then use in the production process and to operate machinery. Energy prices, particularly for natural gas and fuel oil, have remained very volatile. We continue to evaluate our energy costs and consider ways to factor energy costs into our pricing. However, if energy prices were to increase, our production costs, competitive position and operating results would be adversely affected. A substantial increase in energy costs would adversely affect our operating results and could have broader market implications that could further adversely affect our business or financial results.

We face significant competition and some of our competitors may have greater cost advantages or be able to achieve greater economies of scale or be able to better withstand periods of declining prices and adverse operating conditions, which could negatively affect our market share and profitability.

The markets for our products are highly competitive. In some of the markets in which we compete, particularly in boxboard and tissue, we compete with a small number of other producers. In some businesses, such as the containerboard industry, competition tends to be global. In others, such as the tissue industry, competition tends to be regional. In our packaging products segment, we also face competition from alternative packaging materials, such as vinyl, plastic and styrofoam, which can lead to excess capacity, decreased demand and pricing pressures. Competition in our markets is primarily based upon price as well as customer service and the quality, breadth and performance characteristics of our products. Our ability to compete successfully depends upon a variety of factors, including:

•	our ability to maintain high plant efficiencies, operating rates and lower manufacturing costs,

•	the availability, quality and cost of raw materials, particularly recycled and virgin fiber, and labor, and

•	the cost of energy.

Some of our competitors may, at times, have lower fiber, energy and labor costs, and less restrictive environmental and governmental regulations to comply with than we do. For example, fully integrated manufacturers, which are those manufacturers whose requirements for pulp or other fiber are met fully from their internal sources, may have some competitive advantages over manufacturers that are not fully integrated, such as us, in periods of relatively high raw materials pricing, in that the former are able to ensure a steady source of these raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors that are less integrated than we are may have cost advantages in periods of relatively low pulp or fiber prices because they may be able to purchase pulp or fiber at prices lower than the costs we incur in the production process. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions. In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for our products, the strength of our negotiating position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

Because of our international operations, we face political, social and exchange rate risks that can negatively affect our business, operating results, profitability and financial condition.

We have customers and operations located outside Canada. In 2009, sales outside Canada represented approximately 61% of our consolidated sales. Of this portion, 46% were sales to the United States. In 2009, 25% of sales from Canadian operations were made to the United States.

Our international operations present us with a number of risks and challenges, including:

•	the effective marketing of our products in other countries;

•	tariffs and other trade barriers; and

•	different regulatory schemes and political environments applicable to our operations, in areas such as environmental and health and safety compliance.

In addition, our financial statements are reported in Canadian dollars, while a portion of our sales is made in other currencies, primarily the U.S. dollar and the Euro. The appreciation of the Canadian dollar against the U.S. dollar since 2002 has adversely affected our reported operating results and financial condition. This has had a direct impact on export prices and also contributed to reducing Canadian dollar prices in Canada, because several of our product lines are priced in U.S. dollars. However, a substantial portion of our debt is also denominated in currencies other than the Canadian dollar. The Company has senior notes outstanding and also some borrowings under its credit facility that are denominated in U.S. dollars and in Euros in the amount of US$974 million and €55 million respectively.

Moreover, in some cases, the currency of our sales does not match the currency in which we incur costs, which can negatively affect our profitability. Fluctuations in exchange rates can also affect the relative competitive position of a particular facility, where the facility faces competition from non-local producers, as well as our ability to successfully market our products in export markets. As a result, the continuing appreciation of the Canadian dollar can affect the profitability of our facilities, which could lead us to shut down facilities either temporarily or permanently, all of which could adversely affect our business or financial results.

Our operations are subject to comprehensive environmental regulation and involve expenditures that may be material in relation to our operating cash flow.

We are subject to environmental laws and regulations imposed by the various governments and regulatory authorities in all countries in which we operate. These environmental laws and regulations impose stringent standards on us, regarding, among other things:

•	air emissions;

•	water discharges;

•	use and handling of hazardous materials;

•	use, handling and disposal of waste; and

•	remediation of environmental contamination.

We are also subject to the U.S. Federal Comprehensive Environmental Response, Compensation and Liability Act, as well as to other applicable legislation in the United States, Canada and Europe that holds companies accountable for the investigation and remediation of hazardous substances. Our European subsidiaries are also subject to the Kyoto Protocol, in order to reduce worldwide CO2 emissions. Each unit has been allocated emission rights (“CO2 quota”). On a calendar-year basis, we must buy the necessary credits to cover our deficit, on the open market, if our emissions are higher than our CO2 quota.

Our failure to comply with applicable environmental laws, regulations or permit requirements may result in civil or criminal fines, penalties or enforcement actions. These may include regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, the installation of pollution control equipment or remedial actions, any of which could entail significant expenditures. It is difficult to predict the future development of such laws and regulations, or their impact on future earnings and operations, but these laws and regulations may require capital expenditures to ensure compliance. In addition, amendments to, or more stringent implementation of, current laws and regulations governing our operations could have a material adverse effect on our business, operating results or financial position. Furthermore, although we generally try to plan for capital expenditures relating to environmental and health and safety compliance on an annual basis, actual capital expenditures may exceed those estimates. In such an event, we may be forced to curtail other capital expenditures or other activities. In addition, the enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently-unknown environmental problems or conditions in relation to our past or present operations, or may face unforeseen environmental liabilities in the future. These conditions and liabilities may:

•	require site remediation or other costs to maintain compliance or correct violations of environmental laws and regulations, or

•	result in governmental or private claims for damage to person, property or the environment.

Either of these could have a material adverse effect on our business financial condition or operating results.

We may be subject to strict liability and, under specific circumstances, joint and several (solidary) liability for the investigation and remediation of soil, surface and groundwater contamination, including contamination caused by other parties, at properties that we own or operate, and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We may become involved in additional proceedings in the future, the total amount of future costs and other environmental liabilities of which could be material.

To date, we are in compliance, in all material respects, with all applicable environmental legislation, laws and regulations. However, we expect to incur ongoing capital and operating expenses in order to achieve and maintain compliance with applicable environmental requirements.

We may be subject to losses that might not be covered in whole or in part by our insurance coverage.

We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried in our industry for similar properties. The cost of our insurance policies has increased over the past few years. In addition, some types of losses, such as losses resulting from wars, acts of terrorism or natural disasters, are generally not insured because they are either uninsurable or not economically practical. Moreover, insurers have recently become more reluctant to insure against these types of events. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the manufacturing activities conducted at that property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any such loss could adversely affect our business, operating results or financial condition.

Labor disputes could have a material adverse effect on our cost structure and ability to run our mills and plants.

As of December 31, 2009, we had approximately 12,400 employees, of whom approximately 11,700 were employees of our Canadian and United States operations. Approximately 46% of our employees are unionized under 49 separate collective bargaining agreements. In addition, in Europe, some of our operations are subject to national industry collective bargaining agreements that are renewed on an annual basis. Our inability to negotiate acceptable contracts with these unions upon expiration of an existing contract could result in strikes or work stoppages by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike or another form of work stoppage, we could experience a significant disruption in operations or higher labor costs, which could have a material adverse effect on our business, financial condition, operating results and cash flow. Of our 49 collective bargaining agreements, eight will expire in 2010 and ten more in 2011. We generally begin the negotiation process several months before agreements are due to expire and are currently in the process of negotiating with the unions where the agreements have expired or will soon expire. However, we may not be successful in negotiating new agreements on satisfactory terms, if at all.

We may make investments in entities that we do not control and may not receive dividends or returns from those investments in a timely fashion or at all.

We have established joint ventures and made minority interest investments to increase our vertical integration, enhance customer service and increase efficiencies in our marketing and distribution in the United States and other markets. Our principal joint ventures, minority investments and unrestricted subsidiaries include:

•	three 50%-owned joint ventures with Sonoco Products Company, two of which are in Canada and one in the United States, that produce specialty paper packaging products such as headers, rolls and wrappers;

•	a 73%-owned interest in Metro Waste Paper Recovery Inc., a Canadian operator of wastepaper recovery and recycling operations;

•	a 34% interest in Boralex Inc., a public Canadian corporation and a major private electricity producer whose core business is the development and operation of power stations that generate renewable energy with operations in Canada, the northeastern United States and France; and

•	a 36%-owned joint venture interest in Reno de Medici S.p.A., a European manufacturer of recycled boxboard.

Except for Metro Waste, we do not have effective control of these entities. Our inability to control entities in which we invest may affect our ability to receive distributions from those entities or to fully implement our business plan. The incurrence of debt or entrance into other agreements by an entity not under our control may result in restrictions or prohibitions on that entity’s ability to pay distributions to us. Even where these entities are not restricted by contract or by law from paying dividends or making distributions to us, we may not be able to influence the making or timing of these dividends or distributions. In addition, if any of the other investors in a non-controlled entity fails to observe our commitments, the entity may not be able to operate according to our business plan or we may be required to increase our level of commitment. If any of these events were to transpire, our business, operating results, financial condition and ability to make payments on the notes could be adversely affected.

In addition, we have entered into various shareholder agreements relating to our joint ventures and equity investments. Some of these agreements contain “shotgun” provisions, which provide that if one shareholder offers to buy all the shares owned by the other parties to the agreement, the other parties must either accept the offer or purchase all the shares owned by the offering shareholder at the same price and conditions. Some of the agreements also provide that in the event that a shareholder is subject to bankruptcy proceedings or otherwise defaults on any indebtedness, the non-defaulting parties to that agreement are entitled to invoke the shotgun provision or sell their shares to a third party. Our ability to purchase the other shareholders’ interests in these joint ventures if they were to exercise these shotgun provisions could be limited by the covenants in our credit facility and the indentures governing the notes and our 7 3/4% Senior Notes due 2016. In addition, we may not have sufficient funds to accept the offer or the ability to raise adequate financing should the need arise, which could result in our having to sell our interests in these entities or otherwise alter our business plan.

Acquisitions have been and are expected to continue to be a substantial part of our growth strategy, which could expose us to difficulties in integrating the acquired operation, diversion of management time and resources, and unforeseen liabilities, among other business risks.

Acquisitions have been a significant part of our growth strategy. We expect to continue to selectively seek strategic acquisitions in the future. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all. Acquisitions may expose us to additional risks, including:

•	difficulty in integrating and managing newly-acquired operations and in improving their operating efficiency;

•	difficulty in maintaining uniform standards, controls, procedures and policies across all of our businesses;

•	entry into markets in which we have little or no direct prior experience;

•	our ability to retain key employees of the acquired company;

•	disruptions to our ongoing business; and

•	diversion of management time and resources.

In addition, future acquisitions could result in us incurring additional debt to finance the acquisition, or possibly assuming additional debt as part of it, as well as costs, contingent liabilities and amortization expenses. We may also incur costs and divert management attention for potential acquisitions which are never consummated. For acquisitions we do consummate, expected synergies may not materialize. Our failure to effectively address any of these issues could adversely affect our operating results, financial condition and ability to service debt, including our notes and outstanding senior notes.

Although we perform a due diligence investigation of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, the acquired business or assets may have liabilities that we fail or are unable to uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor, or other reasons.

We undertake impairment tests, which could result in a write-down of the value of assets and, as a result, could have a material adverse effect on us.

Canadian generally accepted accounting principles require that we regularly undertake impairment tests of long-lived assets and goodwill, to determine whether a write-down of such assets is required. A write-down of asset value as a result of impairment tests would result in a non-cash charge that reduces our reported earnings. Further, a reduction of our asset value could have a material adverse effect on our compliance with total debt to capitalization tests under our current credit facilities and, as a result, limit our ability to access further debt capital.

Certain of our insiders collectively own a substantial percentage of our common shares.

Messrs. Bernard, Laurent and Alain Lemaire (the “Lemaires”) collectively own approximately 31% of our common shares and there may be situations in which their interests and the interests of other holders of common shares will not be aligned. Because our remaining common shares are widely held, the Lemaires may be effectively able to:

•	elect all of our directors and, as a result, control matters requiring board approval;

•	control matters submitted to a shareholder vote, including mergers, acquisitions and consolidations with third parties, and the sale of all or substantially all of our assets; and

•	otherwise control or influence our business direction and policies.

In addition, the Lemaires may have interests in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their equity investment, even though the transactions might involve increased risk to the holders of the common shares.

If we are not successful in retaining or replacing our key personnel, particularly if the Lemaires do not stay active in our business, our business, financial condition or operating results could be adversely affected.

The Lemaires are key to our management and direction. Although we believe that the Lemaires will remain active in the business and that we will continue to be able to attract and retain other talented personnel and replace key personnel should the need arise, competition in recruiting replacement personnel could be significant. We do not carry key man insurance on the Lemaires or any other members of our senior management.

Our obligation to adopt International Financial Reporting Standards (“IFRS”) effective January 1, 2011 may impact the calculation of certain defined terms and covenants under the indentures governing our outstanding notes, including the notes.

Effective January 1, 2011, we intend to adopt IFRS as published by the International Accounting Standards Board. As of the date of this prospectus, we are currently assessing which accounting policies will be affected by the change to IFRS, and the potential impact of these changes on our financial position and results of operations. On adoption, our financial position and results of operations reported in accordance with IFRS may differ compared to Canadian GAAP, and these differences may be material. In addition, the calculation of certain defined terms and covenants under the indentures governing the notes and our 7 3/4% Senior Notes due 2016 may also be impacted by the adoption of IFRS.

Risks Related to Our Indebtedness

The significant amount of debt that we have could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

We have a significant amount of debt. As of December 31, 2009, we had approximately $1.552 billion of debt outstanding on a consolidated basis, including capital lease obligations, our proportionate share of the debt of our joint ventures and non-recourse debt of approximately $105 million, which is included in our consolidated financial statements under Canadian GAAP.

Our leverage could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange or our other indebtedness;

•	increase our vulnerability to competitive pressures and to general adverse economic or market conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to servicing debt, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	limit our ability to obtain additional sources of financing.

We may incur additional debt in the future, which would intensify the risks we now face as a result of our leverage as described above.

Even though we are substantially leveraged, we and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although our credit facility and the indentures governing the notes and our 7 3/4% Senior Notes due 2016 restrict us and our restricted subsidiaries from incurring additional debt, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the risks that we and they now face as a result of our leverage could intensify.

Our operations are substantially restricted by the terms of our debt, which could limit our ability to plan for or to react to market conditions or meet our capital needs, which could increase your credit risk.

Our credit facility and the indentures governing the notes and our 7 3/4% Senior Notes due 2016 include a number of significant restrictive covenants. These covenants restrict, among other things, our and our restricted subsidiaries’ ability to:

•	borrow money;

•	pay dividends on stock, redeem stock or redeem subordinated debt;

•	make investments;

•	sell capital stock of subsidiaries;

•	guarantee other indebtedness;

•	enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

•	enter into transactions with affiliates;

•	create or assume liens;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations; and

•	enter into a sale of all or substantially all of our assets.

These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs.

Our credit facility contains other and more restrictive covenants, including financial covenants that require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance.

The restrictive covenants contained in the indentures governing the notes and our 7 3/4% Senior Notes due 2016 and in our credit facility do not apply to our joint ventures, minority interests or unrestricted subsidiaries. However, for financial reporting purposes, we consolidate the results and financial position of these entities based on our proportionate ownership interest.

Our failure to comply with the covenants contained in our revolving credit facility or the indentures governing our outstanding notes, including as a result of events beyond our control, could result in an event of default that could cause repayment of the debt to be accelerated.

If we are not able to comply with the covenants and other requirements contained in the indentures governing the notes, the indenture governing our 7 3/4% Senior Notes due 2016, our credit facility or our other debt instruments, an event of default under the relevant debt instrument could occur. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings and the holders of the defaulted debt could declare amounts outstanding with respect to that debt to be immediately due and payable. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments. In addition, we may not be able to refinance or restructure the payments on the applicable debt. Even if we were able to secure additional financing, it may not be available on favorable terms.

The original notes are, and the exchange notes will be, effectively subordinated to our secured debt, which means that in the event of a default, the proceeds of a sale of the collateral would first be used to pay off the debt secured by that collateral, and there may not be sufficient amounts remaining to make payments on the exchange notes.

Our obligations under the original notes and the exchange notes, and the obligations of the subsidiary guarantors under their respective guarantees, are unsecured. As a result, the notes and the related guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ secured debt to the extent of the collateral securing that debt. As of December 31, 2009, we had approximately $304 million of secured debt outstanding, substantially all of which represents our and our subsidiaries’ obligations under our credit facility. As of December 31, 2009, we had approximately $521 million available under the revolving portion of our credit facility. Our obligations under our credit facility are secured by all of our and our material subsidiaries’ inventory and receivables, and by the property, plant and equipment of five of our mills. In the event that we are not able to repay amounts due under this facility, the lenders could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our credit facility before any proceeds would be available to make payments on the notes. If there is a default, the value of this collateral may not be sufficient to repay the lenders under our credit facility, the holders of the notes and the holders of indebtedness ranking pari passu with the notes.

The original notes are not, and the exchange notes will not be, guaranteed by all of our subsidiaries or by any of our joint ventures, minority interests and unrestricted subsidiaries, and the exchange notes will be structurally subordinated to the debt of our non-guarantor subsidiaries and our joint ventures, minority interests and unrestricted subsidiaries, which means that creditors of these non-guarantor subsidiaries and joint ventures will be paid from the assets of those entities before holders of the exchange notes would have any claims to those assets.

Although the original notes are, and the exchange notes will be, fully and unconditionally guaranteed on a senior unsecured basis by our existing and any future Canadian and U.S. restricted subsidiaries, none of the notes will be guaranteed by our other subsidiaries outside Canada and the United States, or by any of our joint ventures, minority interests or unrestricted subsidiaries. The notes will be effectively subordinated to all debt and other liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries and of our joint ventures, minority interests and unrestricted subsidiaries. In addition, although they will not guarantee the notes, these non-guarantor subsidiaries may partially guarantee our obligations under the credit facility to the extent the guarantee would not constitute a fraudulent conveyance, result in adverse tax consequences to us or violate applicable local law.

As of December 31, 2009, our non-guarantor subsidiaries had outstanding approximately $106 million of debt, excluding any intercompany debt owing to us or our subsidiaries, all of which is structurally senior to the exchange notes. In addition, our proportionate share of our joint ventures’ debt was approximately $105 million. Our non-guarantor subsidiaries, before intercompany eliminations, contributed approximately 21% of our sales and approximately 5% of our operating income for the year ended December 31, 2009, and represented approximately 16% of our total property, plant and equipment as of December 31, 2009. To the extent we expand our foreign operations, a larger percentage of our consolidated assets, revenue and operating income may be derived from non-guarantor subsidiaries. Our ability to repatriate cash from our subsidiaries may be limited by jurisdictional legal rights, and amounts which we are able to repatriate may be subject to additional taxes.

For more information about the financial results of our guarantor and non-guarantor subsidiaries, see Note 22 to our audited consolidated financial statements incorporated by reference into this prospectus. For more information about our joint ventures, see Note 21 to our audited consolidated financial statements incorporated by reference into this prospectus.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

We are a holding company and our only significant assets are the capital stock or other equity interests of our subsidiaries, joint ventures, minority investments and unrestricted subsidiaries. As a holding company, we conduct substantially all of our business through these entities. Consequently, our cash flow and ability to service our debt obligations, including the exchange notes, are dependent upon the earnings of our subsidiaries, joint ventures, minority investments and unrestricted subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including our credit facility and the indentures. In the case of our joint ventures and minority investments, we may not exercise sufficient control to cause distributions to be made to us. Although our credit facility and the indentures each limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations do not apply to our joint ventures, minority investments or unrestricted subsidiaries. The limitations are also subject to important exceptions and qualifications.

The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt obligations, including the exchange notes, will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If our subsidiaries do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the exchange notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Refinancing may not be possible, and any assets may not be able to be sold, or, if sold, we may not realize sufficient amounts from those sales. Additional financing may not be available on acceptable terms, if at all, or we may be prohibited from incurring it, if available, under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the exchange notes. The earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise may not be adequate for us to service our debt obligations, including the exchange notes.

You may be unable to enforce your rights under U.S. bankruptcy law.

We are incorporated under the laws of Québec and our principal operating assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever located, including property situated in other countries. However, courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable.

The rights of the indenture trustees and holders of the exchange notes to enforce remedies to receive payments due under the indentures could be delayed or otherwise impacted by the provisions of applicable Canadian federal bankruptcy, insolvency and restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Canadian Bankruptcy and Insolvency Act and the Canadian Companies’ Creditors Arrangement Act contain provisions enabling “an insolvent person” or “debtor company” to obtain an order which could prevent its creditors and others from initiating or continuing proceedings against it while it prepares a proposal or plan of arrangement for approval by those creditors who will be affected by the proposal or plan of arrangement. Such a restructuring plan or proposal, if accepted by the requisite majorities of each affected class of the debtor’s creditors and approved by the supervising court, would be binding on the minorities in any such class who vote against the plan or proposal. This restructuring legislation generally permits the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument during the period that the stay against proceedings remains in force.

During the stay period, the indenture trustees and holders of the exchange notes are likely to be restrained from enforcing remedies under the indenture and payments under the exchange notes are unlikely to be made. It is equally unlikely that holders of the exchange notes would be compensated for any delay in payment, if any, of principal or interest other than a right to claim accrued and unpaid interest on the amounts owing under the exchange notes and the indentures, unless the right is itself compromised under any restructuring plan or proposal approved by creditors and the court.

Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the exchange notes so the resources of our subsidiaries may not be available to make payment in respect of the exchange notes.

Our creditors or the creditors of one or more subsidiary guarantors could challenge the subsidiary guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. The entering into of the guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that:

•	the subsidiary guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors;

•	the subsidiary guarantor did not receive fair consideration for the delivery of the guarantee;

•	the subsidiary guarantor was insolvent at the time it delivered the guarantee; or

•	the subsidiary guarantor acted in an oppressive manner.

Under U.S. and Canadian law, to the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of the exchange notes would cease to have any direct claim against the subsidiary guarantor that delivered that guarantee. If a court were to take this action, the subsidiary guarantor’s assets would be applied first to satisfy the subsidiary guarantor’s liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A subsidiary guarantor’s remaining assets may not be sufficient to satisfy the claims of the holders of the exchange notes relating to any voided portions of the guarantees.

Because a substantial portion of our assets and all of our directors and executive officers are located outside of the United States, you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws.

Because a substantial portion of our assets and all of our directors and executive officers are located outside of the United States, you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws. See “Enforceability of Civil Liabilities” for more information.

Risks Related to the Exchange Notes and the Exchange Offer

There is no established trading market for the exchange notes. If one develops, it may not be liquid.

There is no established trading market for the exchange notes. If a trading market does not develop, purchasers of the exchange notes may not be able to sell them.

We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. In addition, the market for non-investment-grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes may occur independent of our operating and financial performance. We cannot assure you that any liquid market for the exchange notes will develop.

The initial purchasers of the original notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers of the original notes may also discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell your exchange notes.

We may not be able to repurchase the exchange notes upon a change of control as required by the indentures.

Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes as well as all outstanding original notes and all of our outstanding 7 3/4% Senior Notes due 2016. Pursuant to this offer, we would be required to purchase the notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or third-party financing. However, we may not have enough available funds at the time of any change of control to make required repurchases of tendered notes. In addition, under our credit facility, a change of control would be an event of default. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered notes at a time when the repurchase is required by the indentures governing the exchange notes or by the indentures governing our other outstanding notes, would constitute a default under each such indenture. This default would, in turn, constitute an event of default under our credit facility and may constitute an event of default under future senior indebtedness any of which could cause repayment of the related debt to be accelerated after any applicable notice or grace periods. If debt repayment were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and repay the debt.

In addition, the definition of change of control for purposes of the indentures does not necessarily afford protection for the holders of notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of notes. The definition of change of control for purposes of the indentures also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the exchange notes, and the ability of a holder of exchange notes to require us to repurchase its exchange notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole may be uncertain.

If the exchange notes are rated investment grade at any time by both Standard & Poor’s and Moody’s most of the restrictive covenants contained in the indentures governing the exchange notes will terminate and will not be reinstated in the event that one or both of the ratings later drops below investment grade.

If, at any time, the credit rating on either series of the exchange notes, as determined by both Standard & Poor’s and Moody’s, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and certain events of default contained in the indentures governing the exchange notes. Any restrictive covenants or events of default that cease to apply to us as a result of achieving these ratings will not be restored, even if one or both of the credit ratings on the exchange notes later falls below these thresholds. As a result, you may have less credit protection than you will at the time the exchange notes are issued.

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the original notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such original notes (or a confirmation of book-entry transfer) and of a properly completed and due executed letter of transmittal (or an agent’s message from The Depository Trust Company).

Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes of the applicable series outstanding. Following the exchange offer, if you do not tender your original notes, you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes of each series could be adversely affected.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the offer and sale of each series of the original notes, we and the guarantors entered into a registration rights agreement with the initial purchasers of each series of original notes. We are making the exchange offer to satisfy our obligations under the registration rights agreements.

Terms of the Exchange

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of original notes. The terms of each series of exchange notes are identical in all material respects to those of the corresponding series of original notes, except for transfer restrictions, registration rights and special interest provisions relating to the original notes that will not apply to the exchange notes. Each series of exchange notes will be entitled to the benefits of the indenture under which such series of exchange notes, and the corresponding series of original notes, was issued. See “Description of Notes — The 2017 Notes” and “Description of Notes — The 2020 Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered or accepted for exchange. As of the date of this prospectus, $500.0 million aggregate principal amount of the original 2017 notes and $250.0 million principal amount of the original 2020 notes were outstanding. Original notes tendered in the exchange offer must be in denominations of $1,000 or integral multiples of $1,000.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of original notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their original notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to our registration rights agreements, to file with the SEC a registration statement (of which this prospectus forms a part) on the appropriate form with respect to the exchange notes. If you do not exchange such original notes for exchange notes pursuant to the exchange offer, your original notes will continue to be subject to restrictions on transfer.

If any holder of the original notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date, which is 9:00 a.m., New York City time, on          , 2010 unless we, in our sole discretion, extend the period during which the exchange offer is open.

We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of Nova Scotia Trust Company of New York, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the

Dow Jones News Service. During any extension of the exchange offer, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

The exchange date will be as soon as practicable following the expiration date. We expressly reserve the right to:

•	terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events set forth below under “— Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the original notes as promptly as practicable.

Unless we terminate the exchange offer prior to 9:00 a.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered original notes promptly after the expiration date, and will issue to the exchange agent exchange notes for original notes validly tendered, not withdrawn and accepted for exchange. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See “— Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

Procedures for Tendering Original Notes

The tender of original notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

General Procedures.  You may tender the original notes by:

•	properly completing and signing the accompanying letter of transmittal or a facsimile and delivering the letter of transmittal together with:

•	the certificate or certificates representing the original notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

•	a timely confirmation of a book-entry transfer of the original notes being tendered, if the procedure is available, into the exchange agent’s account at The Depository Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

•	complying with the guaranteed delivery procedures described below.

If tendered original notes are registered in the name of the signer of the accompanying letter of transmittal and the exchange notes to be issued in exchange for those original notes are to be issued, or if a new note representing any untendered original notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as “STAMP.” If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact the registered holder promptly and instruct the registered holder to tender original notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender the original notes itself, the beneficial owner must, prior to completing and executing the accompanying letter of transmittal and delivering the original notes, either make appropriate arrangements to register ownership of the original notes in the beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

A tender will be deemed to have been received as of the date when:

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the original notes is received by the exchange agent;

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent; or

•	notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of exchange notes in exchange for original notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and the tendered original notes, or book-entry confirmation, if applicable, and any other required documents.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

The method of delivery of original notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 9:00 a.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 9:00 a.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Book-Entry Transfer.  The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after this prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Guaranteed Delivery Procedures.  If you desire to tender original notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the original notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of the original notes being tendered and, if possible, the certificate numbers of the original notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless original notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions contained in the Letter of Transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The transferring party tendering original notes for exchange will be deemed to have exchanged, assigned and transferred the original notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire exchange notes issuable upon the exchange of the tendered original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, other than restrictions on transfer, charges and encumbrances and that the tendered original notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor will be required to agree that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange for tendered original notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

By tendering original notes and executing the accompanying letter of transmittal, the transferor certifies that:

•	it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the registered holder;

•	the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•	the transferor is not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act; and

•	the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Withdrawal Rights

Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered original notes to be withdrawn, the certificate numbers and principal amount of original notes to be withdrawn, that the holder is withdrawing its election to have such original notes exchanged and the name of the registered holder of the original notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the ownership of the original notes being withdrawn. The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. Properly withdrawn original notes may be retendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time on or prior to the expiration date. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered original notes when and if we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders of each series of original notes for the purposes of receiving corresponding series of exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent on the exchange date. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described above, the original notes will be credited to an account maintained by the holder with DTC for the original notes, promptly after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered original notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if, in our reasonable determination:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:

•	seeking to restrain or prohibit the making or consummation of the exchange offer,

•	assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes pursuant to the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

In addition, we reserve the right to take any action with respect to the exchange offer for one series of original notes (including, without limitation extending, amending, terminating or waiving a condition to the exchange offer with respect to such series) without taking the same action with respect to the exchange offer for the other series of original notes.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus is a part, or with respect to the qualification of either of the indentures under which the original notes were issued under the Trust Indenture Act, as amended.

Exchange Agent

The Bank of Nova Scotia Trust Company of New York has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the accompanying letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	Facsimile Transmission Number:	By Hand/Overnight Delivery:

The Bank of Nova Scotia Trust Company of New York Attn: Pat Keane One Liberty Plaza New York, New York 10006	(For Eligible Institutions Only) (212) 225-5436	The Bank of Nova Scotia Trust Company of New York One Liberty Plaza New York, New York 10006
	To Confirm by Telephone or for: Information Call: (212) 225-5427	Attention: Pat Keane

Delivery of the accompanying letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

The exchange agent also acts as trustee under each indenture under which the original notes were issued and the exchange notes will be issued.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

The exchange notes will be recorded at the carrying value of the original notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for original notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

Transfer Taxes

If you tender your original notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Income Tax Considerations

We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

United States.  The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder, in each case as in effect on the date of this prospectus, all of which are subject to change.

The exchange of an original note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding original note surrendered.

Canada.  The following discussion is based upon the federal laws of Canada in effect on the date of this prospectus as interpreted in published statements of the current administrative practices of Canada Customs and Revenue Agency, all of which are subject to change.

A non-resident of Canada who deals at arm’s length with us and does not use or hold, and is not deemed to use or hold, the original notes in the course of carrying on business in Canada will not be liable for any Canadian federal income tax as a consequence of the exchange of original notes for exchange notes pursuant to the exchange offer.

See “Important U.S. and Canadian Tax Considerations” for more information.

Consequences of Failure to Exchange

As consequence of the offer or sale of the original notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of original notes who do not exchange original notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the original notes. In general, the original notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the original notes and the absence of similar restrictions applicable to the exchange notes, it is likely that the market, if any, for original notes will be relatively less liquid than the market for exchange notes. Consequently, holders of original notes who do not participate in the exchange offer could experience significant diminution in the value of their original notes compared to the value of the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2005(1)	2006	2007	2008(1)	2009

Consolidated ratio of earnings to fixed charges(2)	0.62x	1.20x	1.86x	0.05x	1.56x

(1)	For the years ended December 31, 2005 and 2008, earnings were inadequate to cover fixed charges by approximately $35 million and $109 million, respectively.

(2)	For purposes of this ratio, earnings consist of pre-tax income (loss) from continuing operations before share of results of significantly influenced companies and non-controlling interest, plus fixed charges. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed to be representative of interest. The ratio has been computed in accordance with Canadian GAAP as the differences under US GAAP are not material.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements relating to each series of original notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of outstanding original notes. The form and terms of each series of exchange notes are identical in all material respects to the form and terms of the corresponding original notes, except with respect to the transfer restrictions and registration rights and related special interest provisions relating to the original notes. The original notes surrendered in exchange for the exchange notes will be retired and marked as cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2009 on a historical basis. You should read this information in conjunction with our consolidated financial statements and the related notes, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations for each of the three years ended December 31, 2009, each of which is incorporated by reference into this prospectus, as well as the information included in this prospectus under the headings “Exchange Rate Data and Exchange Controls,” “Summary — Summary Historical Financial Information” and “Description of Other Indebtedness.”

As of
December 31, 2009
(In millions of Cdn$)

Cash and cash equivalents	$19

Total debt
Bank loans and advances	$41
Revolving facility(1)	159
Term credit facility	100
7 7/8% Senior Notes due 2020	257
7 3/4% Senior Notes due 2017	516
7 3/4% Senior Notes due 2016	197
6 3/4% Senior Notes due 2013(2)	63
7 1/4% Senior Notes due 2013(2)	122
Other debt	12
Other debts without recourse to Cascades Inc.(3)	105
Less: Unamortized financing cost	(20)

Total debt	$1,552

Shareholders’ equity
Capital stock	$499
Contributed surplus	14
Retained earnings	700
Accumulated other comprehensive income	91
Total shareholders’ equity	1,304

Total capitalization	$2,856

(1)	We currently have an $750 million revolving credit facility. As of December 31, 2009, we had approximately $521 million available under the revolving credit facility after giving effect to outstanding letters of credit of $26 million and the reduction in our borrowing base capacity of $44 million.

(2)	Since December 31, 2009, we have repurchased, through our wholly owned subsidiary Cascades Tenderco Inc., approximately $112 million of our outstanding 7 1/4% Senior Notes due 2013 and approximately $54 million of our outstanding 6 3/4% Senior Notes due 2013.

(3)	Represents our proportionate interest in debt incurred by our joint ventures and unrestricted subsidiaries.

EXCHANGE RATE DATA AND EXCHANGE CONTROLS

The following table sets forth, for the periods indicated, the average, high, low and end-of-period noon rates published by the Bank of Canada. Such rates are set forth as U.S. dollars per Cdn$1.00 and are the rates published by the Bank of Canada for Canadian dollars per US$1.00. On April 21, 2010, the noon rate was Cdn$1.00 equals US$1.0016. We do not make any representation that Canadian dollars could have been converted into U.S. dollars at the rates shown or at any other rate.

Year Ended:	Average(1)	Period End

December 31, 2009	0.9484	0.9555
December 31, 2008	0.9381	0.8166
December 31, 2007	0.9304	1.0120
December 31, 2006	0.8818	0.8581
December 31, 2005	0.8253	0.8577

Month Ended:	High	Low

April 2010 (through April 21, 2010)	1.0039	0.9803
March 31, 2010	0.9888	0.9596
February 28, 2010	0.9597	0.9316
January 31, 2010	0.9755	0.9384

(1)	The average of the exchange rates for all days during the applicable year.

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table presents selected historical financial information about us. The selected historical financial information as of December 31, 2009 and 2008 and for each of the fiscal years ended December 31, 2005, 2006, 2007, 2008 and 2009 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, which are incorporated by reference into this prospectus. The summary historical financial information as of December 31, 2007 has been derived from our audited financial statements as of December 31, 2007 which are not incorporated by reference into this prospectus. All of the following historical financial information should also be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operation, which is incorporated by reference into this prospectus. Information presented below for the “restricted group” has been derived from the information used in preparing our audited consolidated financial statements as of and for the years ended December 31, 2005, 2006, 2007, 2008 and 2009.

Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See Note 22 to our audited consolidated financial statements, incorporated by reference into this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

	Year Ended December 31,
	2005(1)	2006(1)	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Consolidated Statement of Earnings Data:
Sales	$3,201	$3,278	$3,929	$4,017	$3,877
Cost of sales and expenses
Cost of sales (excluding depreciation and amoritzation)	2,632	2,657	3,201	3,323	2,991
Depreciation and amortization	168	160	207	213	218
Selling and administrative expenses	305	304	390	389	413
Losses (gains) on disposal and other	(10)	(4)	(17)	5	1
Impairment and other restructuring costs	65	67	9	43	58
Loss (gain) on financial instruments	10	(3)	(6)	28	(18)

Total cost of sales and expenses	3,170	3,181	3,784	4,001	3,663
Operating income	31	97	145	16	214
Financing expense	76	79	102	102	101
Loss on refinancing of long term debt	—	—	—	—	17
Gain on purchase of senior notes	—	—	—	(2)	(14)
Foreign exchange loss (gain) on long-term debt and financial instruments	(12)	—	(59)	26	45

	(33)	18	102	(110)	65
Provision for (recovery of) income taxes	(7)	6	11	(32)	23
Share of results of significantly influenced companies and dilution gain	(7)	(8)	(27)	(8)	(17)
Non-controlling interest	$—	$—	$3	$2	$(1)

	Year Ended December 31,
	2005(1)	2006(1)	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Net earnings (loss) from continuing operations	(19)	20	115	(72)	60
Net earnings (loss) from discontinued operations	(77)	(16)	(19)	18	—

Net earnings (loss) for the year	(96)	4	96	(54)	60

Net earnings (loss) from continuing operations per common share
Basic	(0.23)	0.25	1.16	(0.73)	0.61
Diluted	(0.23)	0.25	1.16	(0.73)	0.60
Net earnings (loss) per common share
Basic	(1.18)	0.05	0.96	(0.55)	0.61
Diluted	(1.18)	0.05	0.96	(0.55)	0.60
Weighted average number of common shares outstanding during the year	81,136,576	80,941,603	99,329,472	98,804,536	97,656,412
Selected Business Segment Data:
Sales:
Packaging:
Boxboard	$1,299	$1,359	$1,343	$1,323	$1,313
Containerboard	605	600	1,193	1,203	1,062
Specialty Products	688	691	834	860	769
Inter-segment sales	(68)	(68)	(108)	(100)	(67)

Packaging total	2,524	2,582	3,262	3,286	3,077
Tissue Papers	708	727	713	787	840
Inter-segment sales and corporate activities	(31)	(31)	(46)	(56)	(40)

Consolidated sales	$3,201	$3,278	$3,929	$4,017	$3,877

OIBD (excluding specific items)(2)
Packaging:
Boxboard	$60	$55	$44	$33	$115
Containerboard	65	91	176	130	145
Specialty Products	38	58	60	67	74

Packaging total	163	204	280	230	334
Tissue Papers	102	116	65	90	154
Corporate activities	(3)	(5)	5	(14)	(23)

Consolidated OIBD (excluding specific items)(2)	$262	$315	$350	$306	$465

Consolidated OIBD (excluding specific items) margin(2)	8.2%	9.6%	8.9%	7.6%	12.0%

	Year Ended December 31,
	2005(1)	2006(1)	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Shipments (in ’000 of short tons)
Total Boxboard	1,043	1,204	1,202	1,093	1,024
Total Containerboard	746	742	1,412	1,374	1,215
Total Specialty Products	434	457	450	458	444
Tissue Papers — jumbo rolls and converted products	425	443	451	471	459

Consolidated shipments	2,648	2,846	3,515	3,396	3,142

Containerboard — Corrugated Containers (msf)	6,868	6,799	13,378	12,998	11,729

Balance Sheet Data:
Cash and cash equivalents	$43	$34	$25	$11	$19
Working capital(3)	573	585	604	664	552
Property, plant and equipment	1,562	2,063	1,886	2,030	1,912
Total assets	3,042	3,909	3,768	4,031	3,792
Total debt(4)	1,341	1,708	1,621	1,812	1,552
Shareholders’ equity	894	1,155	1,198	1,256	1,304
Capital Stock	259	510	509	506	499
Other Selected Information:
Cash flows provided by operating activities	$142	$218	$89	$124	$357
Cash flows used in investing activities	(166)	(684)	(136)	(178)	(257)
Cash flows provided by (used in) financing activities	73	400	79	(9)	(89)
Purchase of property, plant and equipment	121	110	167	184	173
Current income taxes	21	34	33	20	30
Selected Restricted Group Financial Data:(5)
Consolidated sales	$3,201	$3,278	$3,929	$4,017	$3,877
Joint Ventures	(834)	(834)	(111)	(341)	(356)
Unrestricted Subsidiaries	—	—	(254)	(253)	(181)
Inter-segment sales	76	81	136	141	86

Restricted group sales	$2,291	$2,525	$3,700	$3,564	$3,426

Consolidated OIBD (excluding specific items)(2)	$262	$315	$350	$306	$465
Joint Ventures	(92)	(121)	(15)	(19)	(25)
Unrestricted Subsidiaries	—	—	(22)	(20)	(5)
Dividends Received	33	22	5	19	4

Restricted Group Adjusted OIBD (excluding specific items)(2)	$203	$216	$318	$286	$439

Total assets (including joint ventures and unrestricted subsidiaries under equity method)	$2,599	$3,898	$3,713	$3,785	$3,601
Cash and cash equivalents	24	29	13	3	6

	Year Ended December 31,
	2005(1)	2006(1)	2007(1)	2008(1)	2009
	(In millions of Cdn$)

Total debt(4)	1,119	1,704	1,618	1,703	1,494
Cash flows provided by operating activities	56	129	32	133	323
Cash flows used in investing activities	(87)	(554)	(123)	(106)	(269)
Cash flows provided by (used in) financing activities	35	429	76	(35)	(51)
Ratio of net debt to Adjusted OIBD (excluding specific items)(2)(4)	5.4x	7.8x	5.1x	5.9x	3.4x

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(In millions of Cdn$)

U.S. GAAP Consolidated Financial and Other Data:
Statement of Earnings Data:
Sales	$3,201	$3,278	$3,929	$3,806	$3,653
Net earnings (loss)	(102)	(4)	90	(49)	59
Balance Sheet Data:
Total assets	3,077	3,944	3,807	3,850	3,625
Total debt(4)	1,340	1,707	1,633	1,748	1,503
Shareholders’ equity	929	1,185	1,219	1,269	1,290
Other Selected Information:
Cash flow from operating activities	142	218	96	127	342
Cash flow from investing activities	(166)	(684)	(143)	(185)	(244)
Cash flow from financing activities	73	400	79	(7)	(86)

(1)	Effective January 1, 2009, Cascades Inc. retrospectively adopted CICA handbook Section 3064, “Goodwill and intangible assets,” replacing CICA handbook Section 3062, “Goodwill and other intangible assets,” and CICA handbook Section 3450, “Research and development costs.” This new Section establishes standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets. Standards concerning goodwill are unchanged from the standards included in the previous Section 3062. The provisions of Section 3064 have been adopted retrospectively, with restatement of prior periods. As a result of this adoption, Cascades Inc. adjusted certain expenditures related to start-up costs as expenses, rather than recording them as assets in “Other finite-life intangible assets.” Cascades Inc. also reclassified from property, plant and equipment to other assets, the net book value of its software in the amount of $7 million as of December 31, 2008. The impact of the adoption of Section 3064 increased net earnings by $1 million in each of 2005, 2006, 2007 and 2008.

(2)	Consolidated Operating Income before Depreciation and Amortization (excluding specific items), or “OIBD (excluding specific items)”, is not a measure of performance under Canadian GAAP. We disclose OIBD (excluding specific items) because it is a supplemental measure used by management to assess our financial performance. Moreover, we believe that OIBD (excluding specific items) is a measure often used by investors to assess a company’s operating performance and its ability to meet debt service requirements. OIBD (excluding specific items) has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under Canadian GAAP. These limitations include the following:

•	OIBD (excluding specific items) excludes certain income tax payments that may represent a reduction in cash available to us;

•	OIBD (excluding specific items) does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	OIBD (excluding specific items) does not reflect changes in, or cash requirements for, our working capital needs;

•	OIBD (excluding specific items) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt, including the notes;

•	although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and OIBD (excluding specific items) does not reflect any cash requirements for such replacements; and

•	the specific items excluded from OIBD include mainly charges for impairment of assets, charges for facility or machine closures, debt restructuring charges, gain or loss on sale of business units and unrealized gain or loss on financial instruments that do not qualify for hedge accounting. Although we consider these items to be unusual and less relevant to evaluate our performance, some of these items will continue to take place and will reduce the cash available to us.

Because of these limitations, OIBD (excluding specific items) should not be used as a substitute for net earnings or cash flows from operating activities as determined in accordance with Canadian GAAP, nor is it necessarily indicative of whether or not cash flow will be sufficient to fund our cash requirements. In addition, our definitions of OIBD (excluding specific items) may differ from those of other companies. A reconciliation of OIBD (excluding specific items) to net earnings (loss) for the year and to net cash provided by (used in) operating activities, which we believe to be the closest Canadian GAAP performance and liquidity measures to OIBD (excluding specific items), is set forth below.

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(In millions of Cdn$)

OIBD Reconciliation:
Net earnings (loss) for the year	$(96)	$4	$96	$(54)	$60
Net earnings (loss) from discontinued operations	77	16	19	(18)	—

Net earnings (loss) from continuing operations	(19)	20	115	(72)	60
Non-controlling interest	—	—	3	2	(1)
Share of results of significantly influenced companies and dilution gain	(7)	(8)	(27)	(8)	(17)
Provision for (recovery of) income taxes	(7)	6	11	(32)	23
Foreign exchange loss (gain) on long-term debt and financial instruments	(12)	—	(59)	26	45
Gain on repurchase of senior notes	—	—	—	(2)	(14)
Loss on long-term debt refinancing	—	—	—	—	17
Financing expense	76	79	102	102	101
Depreciation and amortization	168	160	207	213	218

OIBD	199	257	352	229	432
Specific Items:
Inventory adjustment resulting from business acquisition	—	—	6	2	—
Loss (gain) on disposals and others	(10)	(4)	(17)	5	1
Impairment loss	47	47	3	16	46
Closure and restructuring costs	18	20	6	27	12
Unrealized loss (gain) on financial instruments	8	(5)	—	27	(26)

OIBD (excluding specific items)	$262	$315	$350	$306	$465

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(In millions of Cdn$)

OIBD Reconciliation:
Cash flow provided by operating activities	$142	$218	$89	$124	$357
Changes in non-cash working capital components	17	(35)	89	31	(52)
Depreciation and amortization	(168)	(160)	(207)	(213)	(218)
Current incomes taxes	21	34	33	20	30
Interest expense (includes interest on long-term debt, other interest less interest income and capitalized interest)	76	79	102	102	101
Loss on long-term debt refinancing	—	—	—	—	13
Gains or losses on disposals and others	10	4	29	(5)	(1)
Impairment loss and other restructuring costs	(52)	(50)	(3)	(16)	(50)
Unrealized gain (loss) on financial instruments	(8)	5	—	(27)	26
Early settlement on natural gas contracts	—	—	—	(11)	—
Other non-cash adjustments	(7)	2	13	11	8

Operating income	31	97	145	16	214
Depreciation and amortization	168	160	207	213	218

OIBD	199	257	352	229	432
Specific Items:
Inventory adjustment resulting from business acquisition	—	—	6	2	—
Loss (gain) on disposals and others	(10)	(4)	(17)	5	1
Impairment loss	47	47	3	16	46
Closure and restructuring costs	18	20	6	27	12
Unrealized loss (gain) on financial instruments	8	(5)	—	27	(26)

OIBD (excluding specific items)	$262	$315	$350	$306	$465

(3)	Working capital includes accounts receivable plus inventories less accounts payable. It excludes the unpaid provision for restructuring cost, the current portion of derivatives financial instruments assets or liabilities, the current portion of future tax assets or liabilities, the current portion of other liabilities and the net income taxes recoverable.

(4)	Total debt is defined as long-term debt, current portion of long-term debt and bank loan and advances. Net debt is total debt less cash and cash equivalents.

(5)	Restricted group financial data comes from Cascades Inc. and those subsidiaries that are “restricted” under the indentures governing the notes. Adjusted OIBD (excluding specific items) specific to the restricted group is defined as Operating Income before Depreciation and Amortization of our restricted group plus cash dividends paid to us by joint ventures and companies in which we hold a minority interest. The restricted group financial data includes data of certain subsidiaries that do not and will not guarantee the notes but that are and will be part of the restricted group for purposes of the indentures. The restricted group includes certain non-guarantor subsidiaries outside of Canada and the United States, but excludes our joint ventures, minority investments and unrestricted subsidiaries. We have included the restricted group financial information because we believe it is a measure used by management and provides our investors helpful information with respect to the financial results, including cash flows, of the business and operations that will be subject to the restrictive covenants under the indentures governing the notes.

BUSINESS

All information in this section is given as of December 31, 2009, unless otherwise indicated.

General

Established in 1964, Cascades Inc., or Cascades, is the parent company of a North American and European group of companies involved in the production, conversion and marketing of packaging products and tissue papers principally composed of recycled fiber. In 2009, excluding its equity investment in Reno De Medici S.p.A., Cascades consumed approximately 3 million short tons of fiber and pulp. Recycled fiber, wood fiber (chips and logs) and pulp respectively accounted for 72%, 20% and 8% of the total fiber and pulp consumption. Cascades obtains most of its supply of recycled fiber through its own recovery network as well as through mid- to long-term agreements with independent suppliers. Cascades obtains its supply of wood fiber and pulp through contractual agreements with independent sawmills, timberland owners and pulp producers.

Cascades conducts its business principally through two operating sectors, namely:

•	The Packaging Products sector which includes the:

•	Boxboard Group, a manufacturer of premium coated boxboard and folding cartons;

•	Containerboard Group, a manufacturer of containerboard and leading converter of corrugated products; and

•	Specialty Products Group, which manufactures specialty papers, industrial packaging and consumer product packaging and is also involved in recovery and recycling.

•	The Tissue Papers sector which operates units that manufacture and convert tissue paper for the commercial, institutional, and retail markets.

These two sectors include over 108 operating units located in Canada, the United States and Europe, and employ over 12,400 employees. This structure decentralizes authority while allowing continuous exchanges between sectors and a better coordination of all of the operations. Cascades sets strategic guidelines and ensures that corporate policies concerning acquisition and financing strategies, legal affairs, human resources management and environmental protection are applied by the subsidiaries, divisions and affiliated companies.

Packaging

The Packaging Products sector is divided into three groups of activities: the Boxboard Group, the Containerboard Group and the Specialty Products Group.

Boxboard Group

In North America, the Boxboard Group operates three mills that produce premium coated boxboard for conversion into folding cartons and micro-flute packaging, with a total annual production capacity of 346,000 metric tons. These three mills are located in Canada and the American northeast.

Recycled fiber accounts for approximately 75% of their total pulp and fiber consumption. Also vertically integrated downstream via its Folding Carton Division, the division’s five plants, one in Québec, two in Ontario, one in Manitoba and one in Kentucky in the United States annually convert some 75,000 metric tons a year supplied mainly by its Canadian boxboard mills. These plants design, develop and produce packaging solutions that meet the specific needs of companies focused on food and consumer products, including beverages, dry food, frozen and perishable food, and health and beauty care. Dopaco, Inc. operates six plants (two in Ontario and four in the United States) converting some 170,000 tons of boxboard a year, which partly comes from Cascades’ boxboard mills, into folding cartons and cups. It also has interests in a joint venture in the United States, Union Packaging, LLC.

A leading producer of cups and folding cartons for quick service restaurants in North America through its wholly owned subsidiary, Dopaco, Inc., it operates six plants (two in Ontario and four in the United States) and converts some 165,000 tons of boxboard a year, which mostly comes from Cascades’ boxboard mills. It also holds an interest in a joint venture in the United States, Union Packaging, LLC.

In 2009 and 2008, the Boxboard Group’s sales in North America respectively amounted to $1.313 billion and $1.323 billion. In 2009, 67% of the sales were generated in the United States and 33% in Canada. Products are delivered to customers by truck, rail or a combination of both. As at December 31, 2009, the Boxboard Group employed more than 2,400 employees in 14 facilities in North America.

In Europe, the Boxboard Group operates two mills, one in France and one in Sweden that produce coated boxboard made of virgin fiber. With a total annual production capacity of 202,000 metric tons, these two plants employ close to 500 employees. Cascades also holds a 36% investment in the Italian company Reno de Medici S.p.A, the second largest European producer of recycled coated boxboard with eight mills and an annual production capacity of 940,000 metric tons.

The following table lists the manufacturing and converting plants owned by the Boxboard Group, the approximate annual production capacity of the facilities or shipments and the products manufactured or the operations carried out therein, as the case may be, in 2009:

		Annual Capacity or
Facilities	Products/Services	Shipments

Manufacturing		Annual Capacity In Metric Tons
Jonquière (Québec)	From 100% virgin to 100% recycled coated boxboard	144,000
East Angus (Québec)	100% recycled coated boxboard	66,000
Versailles (Connecticut)	100% recycled coated boxboard	136,000
LaRochette (France)	Coated boxboard	140,000
Cascades Djupafors A.B. (Sweden)	Light-weight coated boxboard, virgin fiber	62,000

Converting		Shipments In Metric Tons
Mississauga (Ontario)	Processing and printing of boxboard for folding cartons	21,000
Cobourg (Ontario)	Processing and printing of boxboard for folding cartons	14,000
Winnipeg (Manitoba)	Processing and printing of boxboard for folding cartons	17,000
Lachute (Québec)	Processing and printing of boxboard for folding cartons	8,000
Hebron (Kentucky)	Processing and printing of boxboard for folding cartons	15,000
Dopaco, Inc. (Pennsylvania, California, North Carolina, Illinois and Ontario)	Packaging products for the quick-service restaurant industry	165,000

Containerboard Group

As of December 31, 2009, the Containerboard Group, conducting business under the name Norampac, employed more than 4,100 employees in its 32 containerboard mills and corrugated products converting plants in Canada, the United States and France. This network produces a broad range of products for sale to both regional and national customers in a variety of industries, including the food, beverage and consumer products industries. Seven linerboard and corrugated medium mills in Canada, the United States and France have a combined annual production capacity of 1.2 million short tons, dedicated to specialty papers such as white-top linerboard. The products manufactured by the seven manufacturing mills consist of 23% linerboard and 77% corrugating medium. In 2009, approximately 66% of their North American output was converted by Norampac’s 25 corrugated products converting plants, strategically located across Canada and the northeastern United States. The Containerboard Group purchases all of its needs in virgin fiber in Québec and Ontario, and purchases the third of its recycled fiber in the United States and the rest in Canada. Products are delivered mainly by truck, rail or a combination of both.

In 2009, consolidated sales of this group amounted to $1.062 billion, compared to $1.203 billion in 2008, mainly allocated as follows: 66% in Canada, 25% in the United States and 9% outside of North America. Its own sales force carries out the sales of this group together with sales agents for export purposes.

The following table lists the mills and converting plants of the Containerboard and Corrugated Products Group and the approximate annual production capacity or shipments of each facility as well as the products manufactured or, where applicable, their activities in 2009.

		Annual Capacity or
Facilities	Products/Services	Shipments

Containerboard		Annual Capacity In Short Tons
Norampac Industries Inc., Niagara Falls Division (New York)	100% recycled corrugating medium	275,000
Norampac Avot Vallée SAS (France)	100% recycled corrugating medium and linerboard	155,000
Kingsey Falls (Québec)	100% recycled linerboard	103,000
Cabano (Québec)	Corrugating medium	242,000
Trenton (Ontario)	Corrugating medium in various basis weights	194,000
Mississauga (Ontario)	100% recycled linerboard	173,000
Burnaby (British Columbia)	100% recycled corrugating medium and gypsum paper	128,000
Corrugated Products		Shipments In Square Feet
Newfoundland (St. John’s)	Corrugated packaging	138,000,000
Moncton (New Brunswick)	Corrugated packaging	322,000,000
Québec (Québec)	Variety of corrugated packaging containers	362,000,000(1)
Drummondville (Québec)	Corrugated packaging containers for medium or heavy volume	786,000,000
Victoriaville (Québec)	Corrugated packaging of all sizes	292,000,000
Vaudreuil (Québec)	Variety of corrugated packaging containers	845,000,000
Viau, Montréal (Québec)	Variety of corrugated packaging containers	760,000,000
Le Gardeur (Québec)	Corrugated sheets, packaging and pallets	63,000,000
Belleville (Ontario)	Variety of corrugated packaging containers	247,000,000
Etobicoke (Ontario)	Variety of corrugated packaging containers	404,000,000
Jellco, Barrie (Ontario)	Variety of corrugated packaging containers	97,000,000
Peterborough (Ontario)	Corrugated sheets, packaging and pallets	70,000,000
St-Mary’s (Ontario)	Corrugated packaging	769,000,000
OCD, Mississauga (Ontario)	Corrugated packaging	743,000,000
Vaughan (Ontario)	Corrugated sheets	1,785,000,000
North York (Ontario)	Single face sheets, co-packaging and display operations	40,000,000
Lithotech, Scarborough (Ontario)	Single face laminate	173,000,000
Winnipeg (Manitoba)	Waxed corrugated containers	484,000,000
Saskatoon (Saskatchewan)	Corrugated product packaging	15,000,000
Calgary (Alberta)	Die cut boxes	549,000,000
Richmond (British Columbia)	Corrugated packaging	433,000,000
Norampac New York City Inc. (New York)	Graphic packaging and industrial box mix	800,000,000
Norampac New England Inc., Leominster Division (Massachusetts)	Industrial box mix	491,000,000
Norampac Schenectady Inc. (New York)	Variety of corrugated packaging containers	531,000,000
Norampac Industries, Inc., Lancaster Division (New York)	Variety of corrugated packaging containers	347,000,000
Norampac New England Inc., Thompson Division (Connecticut)	Variety of corrugated packaging containers	186,000,000
Services
Art & Die, Etobicoke (Ontario)	Graphic art and printing plates	5,042,000 square inches

(1)	In November 2009, the Québec plant definitely ceased its activities.

Specialty Products Group

The Specialty Products Group operates in four main sectors of activity, namely: industrial packaging, consumer product packaging, specialty papers, as well as in recovery and recycling. As of December 31, 2009, this Group operated 43 facilities located in North America and Europe, including 19 recovery centers in Canada and the United States. It employs more than 2,600 people. Sales of this group amounted to $769 million in 2009, compared with $860 million in 2008.

Industrial Packaging

Cascades Conversion Inc., Converdis Inc. and Cascades Sonoco Inc., joint venture companies, convert uncoated board, obtained in part within the Cascades network, into industrial packaging materials for the pulp and paper industry, such as roll headers and paperboard packaging from rolls of newspaper. Cascades Conversion Inc. manufactures as well a unique model of heat plate for sealing roll edges. The sales for these mills are handled by their own sales force. In 2009, one customer accounted for 16% of sales and the principal geographic market is the United States with 64%, followed by the province of Québec at 21% and by other Canadian provinces at 15%.

Cascades Rollpack S.A.S. operates two plants in France at Saulcy-sur-Meurthe and Châtenois, which manufacture roll headers made of linerboard and uncoated paperboard obtained from within European paper mills. The sales of these mills are made through their own sales forces. In 2009, one customer accounted for 10% of the products sold and the principal geographic market is Europe with France at 34%, Germany at 27%, and Sweden at 9% and other various countries at 30%.

Cascades Multi-Pro, located in Drummondville (Québec) manufactures laminated boards used in many industrial sectors as well as honeycomb paperboard. Cascades Enviropac in Berthierville, St Césaire (Québec) and Toronto (Ontario) plants as well as Cascades Enviropac HPM LLC in Grand Rapids (Michigan) manufacture honeycomb paperboard used as industrial packaging in general. The sales for these mills are handled by internal and external sales representatives. In 2009, their most important customer accounted for 7% of sales and the principal geographic market is the United States at 50%, followed by the province of Ontario with 28%, Québec at 18% and by other Canadian provinces with 4%. The supply of uncoated board is principally obtained within the Cascades network.

Cascades Papiers Kingsey Falls (Québec) produces uncoated board using 100% recycled fiber. This board is used mainly by converters specializing in commercial and industrial packaging such as headers and wrappers for the paper industry as well as spacers and partitions used to package products. This division produces approximately 88,000 metric tons of which 56% is sold to affiliated companies while the balance is sold to third parties of which three represent, respectively, 4%, 4% and 3% of sales. 60% of total sales are made to customers located in Québec. Raw material is sourced principally in Québec (88%), as well as in Ontario (3%) and in the United States (9%). Products are delivered principally by, in order of importance, truck, rail and ships.

The following table lists the main mills of the industrial packaging products sector and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2009.

		Annual Capacity
		In Metric Tons or
Facilities	Products	Square Feet

Cascades Conversion Inc. Kingsey Falls (Québec)	Roll headers and packaging products	65,000
Converdis Inc. Berthierville (Québec)	Packaging products	50,000
Cascades Sonoco Inc., Birmingham (Alabama)	Roll headers and packaging products	50,000
Cascades Sonoco Inc., Tacoma (Washington)	Roll headers and packaging products	30,000
Cascades Rollpack S.A.S., Saucy-sur- Meurthe and Châtenois (France)	Roll headers and packaging reams	30,000
Cascades Multi-Pro Drummondville (Québec)	Sheeting, dividers, laminated board and honeycomb packaging products	15,000
Cascades Enviropac, Berthierville and St. Cesaire (Québec)	Honeycomb packaging products	8,000
Cascades Enviropac — Toronto (Ontario)	Honeycomb packaging products	6,000
Cascades Enviropac HPM LLC Grand Rapids (Michigan)	Honeycomb packaging products and other packaging products	10,000
Cascades Papiers Kingsey Falls (Québec)	Uncoated board	93,000

Consumer Product Packaging

Two mills manufacture molded pulp products, Cascades Forma-Pak in Kingsey Falls (Québec) and Cascades Moulded Pulp, Inc., in North Carolina (United States). The manufactured moulded pulp products are primarily destined for poultry farms and the quick-service restaurant business in Canada (7%) and the United States (93%). This sector of the Specialty Products Group produces mainly filler flats designed for egg processors, trays and specialty packaging products. Sales representatives and a network of sales agents serve customers; seven of them purchase 64% of sales. Raw material for these molded pulp products is composed of 100% recycled material.

Plastiques Cascades, located in Kingsey Falls (Québec), and Cascades Plastics Inc., located in Warrenton (Missouri), specialize in the food industry, notably, packaging for the quick-service restaurant business and specialty packaging for the meat processing industry. The principal raw material used is polystyrene. Sales representatives and a network of sales agents serve Canada and the United States.

Plastiques Cascades — Re-Plast, located in Notre-Dame-Du-Bon-Conseil (Québec), recycles waste plastic generated by selective collection and industrial waste. The principal products are building construction boards, 100% recycled plastic or wood-plastic composite commercialized under the name Perma-Deck®, manufactured from post-consumer and post-industrial recycled plastic and wood residue. A variety of outdoor furnishings for outdoor use, commercialized under the name Urbain Design®, completes this list. Products are sold through sales agents, manufacturing agents and distributors.

Cascades Inopak, located in Drummondville (Québec), specializes in the thermo molding of rigid sheets of plastic and molding by injection. Its principal products are wrappers for packaging coins sold under the trade name Plastichange® and a complete line of multi-use containers known under the trademarks Benpactm and VuPacktm for the retail sale and packaging of food and industrial products under the trademark Frig-O-Seal®. Products are sold through distributors and agents. The principal raw materials used are P.E.T., polypropylene, clear polystyrene, PVC and the compostable plastic P.L.A.

Sales for these plastic units are allocated as follows:

Territory	2008	2009

Québec	47%	46%
Ontario	16%	14%
The rest of Canada	1%	2%
United States	36%	38%

The following table lists the mills in the consumer product packaging sector and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2009.

		Annual Capacity
Facilities	Products	In Kilograms

Plastiques Cascades Kingsey Falls (Québec)	Polystyrene foam containers	9,500,000
Cascades Plastics Inc. Warrenton (Missouri)	Polystyrene foam containers	5,000,000
Plastiques Cascades — Re-Plast Notre-Dame-du-Bon-Conseil (Québec)	Park furniture, patio and balcony planks, plastic lumber	6,000,000
Cascades Inopak Drummondville (Québec)	Coin wrappers, multi-use packaging	5,000,000
Cascades Forma-Pak Kingsey Falls, (Québec)	Filler flats, trays, specialty packaging products	11,000,000
Cascades Moulded Pulp, Inc., Rockingham (North Carolina)	Filler flats, trays and specialty packaging products	6,000,000

Specialty Paper

Cascades Lupel, located in Trois-Rivières (Québec), manufactures backing for vinyl flooring sold under the trademarks Endorextm and Absorbaktm. Sales for these units are made primarily in the United States (67%), Canada (29%) and in Mexico and Europe (4%). The products are delivered principally by truck. The mill’s annual production capacity is 55,000 metric tons. The raw materials are easily available and the mill sources 86% of its needs from the United States. The remainder is sourced in Canada. Three customers accounted for respectively 42%, 29% and 24% of sales.

The Cascades East Angus (Québec) mill manufactures several types of specialized kraft paper such as butcher paper, paper for envelopes, paper for asphalt coating and many others, such as paper which withstands grease or moisture. These types of specialty paper allow the unit to maintain a competitive share within the kraft paper market. The annual capacity of this mill is 100,000 metric tons. The majority of its sales are in the United States (68% in 2009). Products are delivered principally by truck. Its most important customer accounts for 15% of sales. Its products may contain 0% to 100% of recycled fiber depending on customer requirements. By increasing its bark steam production (53%), this mill substantially reduces its costs, compared to natural gas and oil production users.

Cascades Auburn Fiber Inc. (Maine), with an annual capacity of 75,000 metric tons, manufactures from waste paper material a high-gloss de-inked pulp used for the production of tissue and fine paper. 45% of sales are made in the United States and 55% are made in Canada. In 2009, 49% of the output of this facility was used by the operating units within the Cascades Group, from which 27% was used by the Rolland Division of the Cascades Fine Papers Group Inc. Within the remaining 51% of sales, one customer accounted for 15%.

Cascades Fine Papers Group Inc., Rolland Division operates a plant in Saint-Jérôme (Québec) and manufactures over 100 types of uncoated fine paper. Aside from paper destined for copying, business forms and envelopes, this division is increasingly involved in the niche markets for high-end recycled paper and specialty paper for commercial and security printing. The Rolland Division paper products are made from virgin fiber (42%)

and recycled fiber (58%). The products are sold under such names as Rolland Enviro100tm, Rolland Opaque50tm, Rolland ST50tm, Rolland Hitech50tm, ReproPlusBrite®, Superfine Linen Recordtm and Colonial Bondtm. Through its sales representatives, the Rolland Division sells 57% of its products in Canada, 30% in the United States and 13% in export. Two customers respectively accounted for 24% and 16% of sales.

The Breakey Fibres Division, located in Sainte-Hélène-de-Breakey (Québec), operates a mill specializing in the production of high-end de-inked kraft pulp, a product that meets an increasing demand for uncoated fine papers containing recycled fiber. The Breakey Fibres Division is supplied with waste paper coming from Eastern Canada and from the United States. In 2009, almost 79% of the output of this facility was used at the Rolland Division and 19% by operating units of the Cascades Group. The remaining production is sold on the open market.

The Converting Center Division, located in Saint-Jérôme (Québec), owns and operates a sheeting center with an annual capacity of 115,000 short tons. The Center offers warehousing services with a capacity of 7,000 short tons. It offers sheeting, warehousing and distribution services to the other divisions of the fine papers sector as well as to outside customers.

The following table lists the mills of the specialized papers sector and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2009.

Annual Capacity
(MT : Metric Tons
Facilities	Products/Services	ST : Short Tons)

Cascades Lupel Trois-Rivières (Québec)	Manufacture of backing for vinyl flooring	55,000 MT
Cascades East Angus (Québec)	Manufacture of kraft paper	100,000 MT
Cascades Auburn Fibre Inc. (Maine)	Manufacture of kraft de-inking pulp	75,000 MT
Cascades Fine Papers Group Inc., Rolland Division Saint-Jérôme (Québec)	Manufacture of uncoated fine paper	155,000 ST
Cascades Fine Papers Group Inc., Breakey Fibres Division Sainte-Hélène-de-Breakey (Québec)	Manufacture of de-inked kraft pulp	75,000 MT
Cascades Fine Papers Group Inc., Converting Center Division Saint-Jérôme (Québec)	Converting of fine papers, kraft and chipboard	115,000 ST

Recovery and Recycling

Cascades Recovery, with its recovery centers located in Lachine and Drummondville (Québec) and its brokering activities handled in 2009 more than 127,000 metric tons of waste, of which 121,000 metric tons were fibers. In this same period, 99% of its sales were in Canada and 1% in the United States. Most of its business is done within the Cascades Group or its partners. Waste paper supply is obtained from industrial, commercial and institutional users.

Metro Waste Paper Recovery Inc., owned by Cascades at 73%, offers a complete line of services related to recovery and recycling of waste in the provinces of Ontario, Manitoba, Alberta and British Columbia (Canada), as well as in the United States (New York). In 2009, through its 17 recovery centers, the group processed and brokered approximately 1,200,000 metric tons of paper and carton with 64% of sales made in Canada, 31% in the United States and 5% in export.

Tissue Papers Group

The tissue papers units manufacture, convert and market a vast array of products mainly made with recycled fiber and intended for the commercial and industrial and retail markets. Its lines of bathroom tissue, facial tissue, paper towels, paper hand towels, paper napkins and other related products are sold under the labels Decor®, Horizon® North River® and Wiping Solutions® in the commercial and industrial Canadian and American markets. In the retail market, products are principally marketed under private labels and under the label Cascades® in Canada and Nature’s Choice®, Pert® and Best Value® in the United States. In 2009, one client accounted for 22% of sales in the retail market. In addition, the Tissue Group also sells parent rolls of bathroom tissue, paper towels, paper hand towels and specialty papers to a large number of converters. One client accounted for 64% of parent roll sales. In 2009, one client accounted for 15% of overall sales in the retail, commercial and industrial markets, and parent rolls. Products are sold through sales representatives and are delivered by truck.

The Tissue Group sales for 2009 amounted to $840 million compared to $787 million in 2008. In 2009, Tissue Group’s production was sold as follows: in the United States, 72% and in Canada, 28%. The Canadian mills generated 70% of the total revenue in Canada and 30% in the United States. The American mills generated 97% of the total revenue in the United States. 17 manufacturing and converting plants employ close to 2,000 employees.

The Candiac plant in Québec manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels and paper napkins. These products are mainly sold in the retail market as well as the commercial and industrial markets, both in Canada and in the United States. The production not converted at the Candiac mill is transferred to the Laval, Lachute (Québec) and Waterford (New York) plants or is sold in parent rolls to other converters.

The Lachute plant in Québec specializes in the manufacturing and converting of industrial use paper hand towels and converting of industrial use bathroom tissue. These products are mainly destined to the Canadian and American commercial and industrial markets. The production not converted is transferred to the Rockingham (North Carolina) plant. In October 2009, an investment of $11 million was made to this plant for expansion and installation of converting equipment.

The Laval plant in Québec specializes in the converting of tissue paper into paper napkins for the Canadian and American food and fast food industries.

The Kingsey Falls plant in Québec manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels, paper hand towels and facial tissue. These products are mainly sold in the retail market as well as the commercial and industrial markets, both in Canada and the United States. The production not converted is transferred to the Laval (Québec) and Waterford (New York) plants or is sold in parent rolls to other converters.

Further to the acquisition of the tissue business from Atlantic Packaging Products Ltd. On August 31, 2009, the plant located in Toronto (Ontario) converts tissue paper made of recycled fiber into bathroom tissue, paper towers, paper napkins and facial tissue. These products are mainly sold in the Canadian and American retail market as well as in commercial and industrial markets. The two Toronto PM mills in Ontario produce parent rolls made of 100% recycled fiber. The production is transferred to the Toronto (Ontario) and Waterford (New York) plants or sold to other converters.

Cascades Tissue Group — North Carolina Inc., with its Rockingham plant, manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels, paper hand towels, paper napkins and facial tissue. These products are mainly sold in the American commercial and industrial markets. The production not converted is sold in parent rolls to other converters.

Cascades Tissue Group — IFC Disposables Inc.’s plant is located in Brownsville (Tennessee) and specializes in the converting of tissue papers into industrial wiping products. These products are sold in the commercial and industrial markets in the United States.

Cascades Tissue Group — Wisconsin Inc.’s plant, in Eau-Claire, manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels, facial tissue and paper napkins. These products are mainly sold in the retail market in the United States. The non-converted production is sold in parent rolls to other converters.

Cascades Tissue Group — Pennsylvania Inc., which has plants in Ransom and Pittston, manufactures tissue paper made from recycled fibers and converts it into bathroom tissue, paper towels, facial tissue and paper napkins. These products are mainly sold in the retail market in the United States. The non-converted production is transferred to the Waterford (New York) plant or is sold in parent rolls to other converters.

Cascades Tissue Group — Oregon Inc., in St-Helens, produces parent rolls made of 100% virgin fibers. The production is transferred to the Arizona plant or is sold to other converters.

The Waterford Division of Cascades Tissue Group — New York Inc. specializes in the conversion of tissue paper into bathroom tissue, paper towels, paper napkins and industrial use paper hand towels. These products are mainly sold in the retail market as well as the commercial and industrial markets in the United States. The Mechanicville (New York) Division produces parent rolls made from recycled fibers. The production is transferred to the Waterford Division (New York) or is sold to other converters.

Cascades Tissue Group — Arizona Inc. operates a plant in Kingman, and specializes in the conversion of tissue paper into bathroom tissue, paper towels, paper hand towels and paper napkins. These products are mainly sold in the retail market in the United States.

The Memphis plant of Cascades Tissue Group — Tennessee Inc. produces parent rolls of tissue paper made from recycled fibers. The production is sold to other converters.

Best Diamond Packaging, LLC, a joint venture, operates a plant in Kingston, North Carolina, and specializes in the conversion of tissue paper into paper hand towels for the American food and quick-service restaurant markets.

The following table lists the plants and mills of the Tissue Group and the approximate annual production capacity of each facility as well as the products manufactured or, where applicable, their activities in 2009.

		Annual Capacity
Facilities	Products/Services	In Short Tons

Manufacturing/Converting
Candiac (Québec)	Paper towels, bathroom tissue, paper napkins	77,000
Lachute (Québec)	Paper hand towels, bathroom tissue	43,000
Kingsey Falls (Québec)	Paper towels, facial tissue, bathroom tissue, paper hand towels	113,000
Cascades Tissue Group — North Carolina Inc. (Rockingham)	Paper towels, facial tissue, bathroom tissue, paper napkins, paper hand towels	63,000
Cascades Tissue Group — Wisconsin Inc. (Eau Claire)	Paper towels, bathroom tissue, facial tissue and paper napkins	62,000
Cascades Tissue Group — Pennsylvania Inc. (Ransom and Pittston)	Paper towels, bathroom tissue, facial tissue and paper napkins	63,000
Manufacturing
Toronto PM (Ontario)	Parent rolls	64,000
Cascades Tissue Group — Oregon Inc. (St-Helens)	Parent rolls	77,000
Cascades Tissue Group — Tennessee Inc. (Memphis)	Parent rolls, bathroom tissue	46,000
Cascades Tissue Group — New York Inc. (Mechanicville)	Parent rolls	58,000
Converting
Toronto (Ontario)	Paper towels, bathroom tissue, facial tissue, paper napkins	N/A
Laval (Québec)	Paper napkins	N/A
Cascades Tissue Group — Arizona Inc. (Kingman)	Paper towels, bathroom tissue, paper hand towels, paper napkins	N/A
Cascades Tissue Group — New York Inc. (Waterford)	Paper towels, bathroom tissue, paper hand towels, paper napkins	N/A
Best Diamond Packaging, LLC (Kingston, North Carolina)	Paper hand towels	N/A
Converting
Cascades Tissue Group — IFC Disposables Inc., Brownsville (Tennessee)	Industrial wipes	N/A

Research and Development

We have our own research and development center, which we refer to as the “Center,” located in Kingsey Falls (Québec), with a staff of 42 people. The Center provides us with product design and development of products and processes in addition to providing technical support for solving production problems and improving quality. Moreover, the Center is strongly involved in innovation and sustainable development, among others, by its scientific support to our marketing teams.

The Center develops software in many spheres of activity for us such as accounting, finance, human resources, warehousing logistic, transport management and production management. It has a team of 100 employees.

Competitive Conditions

The markets for our products are highly competitive. In some businesses, such as in the containerboard and boxboard industries, competition tends to be global. In others, such as the tissue industry, competition tends to be regional. In our packaging products segment, we also face competition from alternative packaging materials, such as recycled plastic and styrofoam, which can lead to excess capacity, decreased demand and pricing pressures.

The markets are generally more consolidated in regard of the manufacturing sector rather than in the converting sector. In the North American coated recycled boxboard industry, the five most important manufacturers, namely Graphic Packaging International, RockTenn Company, Cascades Inc., Paperworks Industries, Inc. and Strathcona Paper, represent more than 90% of the production capacity. In the North American containerboard manufacturing industry, five important manufacturers, namely International Paper Company, Smurfit-Stone Container Corporation, Georgia-Pacific LLC, Temple-Inland, Inc. and Packaging Corporation of America, represent approximately 70% of the production capacity. Regarding the tissue paper market, companies such as Georgia-Pacific LLC, Kimberly-Clark Corporation, The Procter & Gamble Company, Cascades Inc. and Svenska Cellulosa Aktiebolaget SCA represent more than 75% of the North American manufacturing capacity.

Competition in our markets is primarily based upon price as well as customer service and the quality, breadth and performance characteristics of its products. Our ability to compete successfully depends upon a variety of factors, including:

•	our ability to maintain high plant efficiencies and operating rates and lower manufacturing costs;

•	the availability, quality and cost of raw materials, particularly recycled and virgin fiber, and labor; and

•	the cost of energy.

Some of our competitors may, at times, have lower fiber, energy and labor costs and less restrictive environmental and governmental regulations to comply with than we do. For example, fully integrated manufacturers, which are those manufacturers whose requirements for pulp or other fiber are met fully from their internal sources, may have some competitive advantages over manufacturers that are not fully integrated, such as us, in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of these raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors that are less integrated than us may have cost advantages in periods of relatively low pulp or fiber prices because they may be able to purchase pulp or fiber at prices lower than the costs that we incur in the production process. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions.

In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for our products, the strength of our negotiating position with these customers could be weakened, which could have an adverse effect on pricing, margins and profitability.

JOINT VENTURES AND MINORITY INTERESTS

Metro Waste Paper Recovery Inc.

Metro Waste Paper Recovery Inc. is a waste management company primarily focused on paper fiber recovery. We acquire a significant portion of our raw material needs from Metro Waste. Cascades Boxboard Group Inc., a division of Cascades Canada Inc., entered into a shareholders’ agreement with Metauro Group Holdings Inc., Norampac and Metro Waste, dated January 2002, setting forth the rights and obligations of the shareholders of Metro Waste. The shareholders’ agreement provides for access of each shareholder to Metro Waste’s financial and other records.

The board of directors consists of seven directors, five of whom are nominated by Cascades and two by Metauro. Each shareholder must be represented by at least one director at each board meeting. In addition, certain decisions, such as the sale or lease of significant assets, significant acquisitions of assets, certain issuances of debt, the appointment and dismissal of certain officers or the entering into non-arm’s-length transactions, require unanimous approval of all directors.

The shareholders’ agreement provides that the shareholders will cause their nominees on the board to cause a declaration of annual dividends of 50% of net cumulative profits, provided that payment of the dividend does not cause Metro Waste’s working capital ratio to be less than 1.15 to 1 and such declaration or payment does not result in a default under any agreement executed by Metro Waste. However, shareholders may cause their respective nominees to cause Metro Waste not to declare dividends in order for the amount to be used for Metro Waste’s operations and development.

The shareholders’ agreement prohibits the transfer of shares of Metro Waste except (a) to affiliated corporations of the transferor, and (b) to a third party that had offered at arm’s-length to buy all the shares of one shareholder for cash as long as such shareholder has communicated such offer to the other shareholders, offering them its shares upon the same terms, and the other shareholders have not accepted such offer. Shareholders not having accepted such offer would have a tag-along right. The shareholders’ agreement also contains a shotgun provision. Under this provision, if any shareholder offers to buy all the shares of Metro Waste from any other shareholder, the offeree must either accept the offer, or in turn offer to purchase, on a pro rata basis in the event all shareholders elect to acquire the shares of the offeror, all the shares of Metro Waste owned by the offeror upon the same terms. In the event that only one shareholder refuses the offer, such shareholder must offer to purchase the shares of the offeror and the shares of the other party that has accepted the offer. In the event of bankruptcy proceedings, Metauro Group Holdings Inc. ceasing to be controlled by certain individuals, a transfer in violation of the provisions of the shareholders’ agreement, or a default under any indebtedness of any party to the shareholders’ agreement, the defaulting shareholder shall be deemed to have offered for sale to the other shareholders its shares in Metro Waste and the other shareholders shall have the opportunity to purchase such shares at fair market value.

Sonoco Joint Ventures

In 1992, we formed two joint ventures, Cascades Sonoco Inc. and Cascades Conversion Inc., to combine our industrial packaging operations with those of Finipap Services Inc. and Sonoco Products Company in the United States and Canada. At that time, we entered into a shareholders’ agreement with Sonoco Products Company, Wisenberg U.S. Inc., Cascades Sonoco Inc. and Cascades Conversion Inc. The shareholders’ agreement was amended and restated in 1998 to reflect changes in ownership of the two joint ventures. The joint ventures manufacture and sell header and header substitutes, coated paper and laminate, including roll and ream wrap.

The boards of directors of Cascades Sonoco Inc. and Cascades Conversion Inc. each consist of four directors, two nominated by Sonoco and two by us, and each shareholder must be represented by at least one director at each board meeting. Decisions of the board must be approved by unanimous vote of the directors present and voting.

Unless the boards of Cascades Sonoco Inc. and Cascades Conversion Inc. determine otherwise, the declaration of annual dividends on the common shares are to be in an amount equal to 75% of net after tax profits, subject to any obligations of Cascades Sonoco Inc. and Cascades Conversion Inc. to their lenders.

Upon a change of control involving any of the shareholders party to the shareholders’ agreements, the affected party must offer to sell its shares in Cascades Sonoco Inc. and Cascades Conversion Inc. to the other shareholder at fair market value. The shareholders’ agreements each also contain a shotgun provision. Under these provisions, if any shareholder offers to buy all the shares of both Cascades Sonoco Inc. and Cascades Conversion Inc., the offeree must either accept the offer, or in turn offer to purchase all the shares of Cascades Sonoco Inc. and Cascades Conversion Inc. owned by the offeror upon the same terms. In addition, for as long as each of the parties owns shares in Cascades Sonoco Inc. or Cascades Conversion Inc., and for two years following the sale of any such shares, the parties are contractually restricted from competing with the joint ventures in Canada or the United States in the case of Canadian and U.S. joint ventures and in Europe in the case of the European joint ventures. Furthermore, the parties are also prohibited from having an interest in an entity engaged in a competing business.

We entered into a five year management agreement, dated May 1, 1998, with our joint ventures, Cascades Conversion Inc. and Cascades Sonoco Inc. This agreement provides for management of Cascades Conversion Inc.’s and Cascades Sonoco Inc.’s manufacturing operations for fees equal to 8% of the net operating profits of the joint ventures, plus profit sharing for our management. We are shielded from liability based on its performance under this agreement, except with respect to cases of willful misconduct or negligence. This agreement terminates on April 30, 2003, but is automatically renewable for successive five-year terms. This agreement has been renewed.

Cascades Conversion Inc., Cascades Sonoco Inc. and Roll Packaging Technologies Inc., a subsidiary of Sonoco, entered into a marketing and sales agreement, dated May 1, 1998, under which Roll Packaging Technologies was appointed as the exclusive marketing and sales representative in the United States and Canada for our joint ventures. Pursuant to the agreement, Roll Packaging Technologies receives an annual fee for its services equal to 3% to 3.5% of net sales, depending on the category of products sold. This agreement is for a five-year term and terminates on May 3, 2003, but is automatically renewable for successive five-year terms. This agreement has been renewed.

Reno de Medici S.p.A.

On September 13, 2007, we entered into a Combination Agreement with Reno de Medici S.p.A., a publicly traded Italian company that is the second largest recycled boxboard producer in Europe. The Combination Agreement was amended on June 12, 2009. The Combination Agreement provides, among other things, that Reno de Medici S.p.A. and Cascades are granted an irrevocable Call Option or Put Option, respectively, to purchase two European virgin boxboard mills of Cascades (the “Virgin Assets”). Reno de Medici S.p.A. may exercise its Call Option 120 days after delivery of Virgin Assets Financials for the year ended December 31, 2011 by Cascades Europe to Reno de Medici S.p.A. Cascades Europe may exercise its Put Option 120 days after delivery of Virgin Assets Financials for the year ended December 31, 2012 by Cascades Europe to Reno de Medici S.p.A. The Call Option Price shall be equal to 6.5 times the 2011 Audited EBITDA of the Virgin Assets as per the Virgin Assets Financials at December 31, 2011. The Put Option Price shall be equal to 6 times the 2012 Audited EBITDA of the Virgin Assets as per the Virgin Assets Financials for the year ended December 31, 2012. Cascades Europe is also granted the right to require that all of the Call Option Price or Put Option Price, as the case may be, be paid in newly issued ordinary shares of Reno de Medici S.p.A.

As of December 31, 2009, we hold a 36% interest in Reno de Medici S.p.A. We made our initial investment in Reno de Medici S.p.A. in connection with our contribution to Reno de Medici S.p.A. of our recycled boxboard manufacturing assets in Blendecques, France, and Arnsberg, Germany, as well as our sheeting center in Wednesbury, U.K. In exchange for the contribution of these assets, we received approximately 115.6 million shares, or approximately 30.6% of the outstanding shares, of Reno de Medici S.p.A.’s capital stock. We also acquired additional shares representing approximately 5.6% of Reno de Medici S.p.A.’s outstanding shares on the open market in 2008 and 2009. Our investment in Reno de Medici S.p.A. is proportionally consolidated since that date, as we have joint control of Reno de Medici S.p.A. together with another significant shareholder. Our investment in Reno de Medici S.p.A. and our relationship with the other shareholder is governed by a shareholders’ agreement which provides, among other things, that either we or the other shareholder may exercise a right of first refusal or a tag-along right in the event that the other party wishes to sell its Reno de Medici S.p.A. shares. In addition, each party to the shareholders’ agreement is permitted to purchase additional shares in Reno de Medici S.p.A. provided that it gives prior notice to the other parties and that such purchases do not trigger applicable tender offer regulations. The shareholders’ agreement terminates on March 1, 2011.

Boralex Inc.

We own a 34% interest in Boralex Inc., a public Canadian corporation and a major private electricity producer whose core business is the development and operation of power stations that generate renewable energy with operations in Canada, in the northeastern United States and in France.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility and Term Loan

On December 29, 2006, in connection with the acquisition of the remaining outstanding shares (50%) from Domtar in Norampac, the Company completed the refinancing of its $550 million credit facility originally put in place in 2005 to provide for new $850 million credit facilities (including $325 million of Norampac) consisting of a $750 million five year secured revolving credit facility maturing in December 2011, and a $100 million secured term facility maturing in October 2012.

The six-year term facility can be reimbursed without penalty at Cascades’ option at any time prior to maturity. Its obligations under this new credit facility are secured by all inventory and receivables of Cascades’ and its North American subsidiaries and by the property, plant, and equipment of five of its mills.

On June 27, 2007, Cascades amended its credit agreement to add a new twelve month unsecured revolving credit facility in the amount of $100 million, said credit facility having been renewed on May 22, 2008 for an another twelve month period.

On February 13, 2009, Cascades announced that it had entered into an agreement to amend its existing bank credit agreement. Under the terms of the amendment, the existing financial covenants, namely the maximum funded debt to capitalization ratio of 65% and the minimum interest coverage ratio of 2.25x, remain unchanged until maturity in October 2012. In consideration of this covenant extension the variable interest rate applicable to borrowings outstanding is increased by 200 basis points. The amendment also canceled the unsecured revolving credit facility in the amount of $100 million which was originally scheduled to terminate in June 2009.

As of December 31, 2009, we had $259 million of borrowings and $26 million of letters of credit outstanding under the credit facility and $521 million of availability considering the reduction in our borrowing base capacity calculation of $44 million.

Use of Proceeds.  Proceeds of the revolving credit facility may be used for general corporate purposes.

Guarantees.  The obligations of each borrower are guaranteed by each of the other Canadian and U.S. borrowers and by designated existing and future material subsidiaries.

Security.  The lenders have been granted a first priority lien upon all receivables and inventory and related assets of the borrowers and our designated material subsidiaries. Additionally, a first priority lien has been granted on selected fixed assets, subject to the lenders’ satisfaction, with a market value assessment prepared by an independent appraiser. The selected fixed assets consist of our tissue mills in Candiac and Kingsey Falls, Québec, our fine papers mill in St. Jérôme, Québec, our boxboard converting plant in London, Ontario and our containerboard mill in Cabano, Québec.

Interest.  Borrowings bear interest at base, prime or various money market instrument rates plus a spread, which ranges from 165 to 250 basis points (265 to 350 basis points in the case of LIBOR loans) depending on the type of borrowing and the credit rating of our secured debt as determined by Standard & Poor’s and Moody’s.

Fees.  We pay fees for each letter of credit issued under the revolving credit facility. The fee for each standby letter of credit and each letter of guarantee ranges from 265 to 350 basis points depending on our credit rating. The fee for each documentary letter of credit is determined on the basis of the rate then offered by the issuing lender to customers for similar documentary letters of credit. Fees are calculated on the face amount of each letter of credit for the number of days included in the period of the letter of credit. We also have to pay a fronting fee, at an annual rate equal to 0.125%, and administrative charges in connection with each letter of credit. We have to pay a standby fee on the difference between committed amounts and amounts actually borrowed under the revolving credit facility. The standby fee ranges from 65 to 87.5 basis points depending on the credit rating of our secured debt. We also have to pay an acceptance fee on the issue of each acceptance, which ranges from 265 to 350 basis points depending on our credit rating. Fees are calculated on the face amount of each acceptance for the number of days included in the period of the acceptance.

Repayments.  Loans outstanding under the credit facility are subject to mandatory prepayment only to the extent that the outstanding amount of the loans under the revolving credit facility and the term loan exceeds the amount of the lesser of the borrowing base or the aggregate amount of the revolving credit facility and the term loan, which is $850 million, at any time, provided that if the excess is solely a result of exchange rate fluctuations, mandatory prepayments are only required if the percentage of the excess is more than 5%.

Voluntary payments of principal amounts outstanding and voluntary reductions of the unutilized portion of the revolving credit facility in amounts of at least $5,000,000 are permitted at any time, upon the giving of proper notice. However, acceptances may not be prepaid before the applicable maturity date and LIBOR loans may not be prepaid before the applicable maturity date without breakage and other costs.

Covenants.  The credit facility requires us to meet certain financial tests, including a debt to capitalization ratio, which requires our funded debt to funded debt plus shareholders equity to be no more than 65%, and an interest coverage ratio, which initially required our EBITDA (earnings before interest, taxes, depreciation and amortization) to interest expense (for the period that EBITDA is calculated) to be no less than 2.25 to 1.0. In addition, the credit facility limits our ability to:

•	engage in mergers, liquidations and dissolutions;

•	incur additional liens;

•	make investments in non-credit parties;

•	sell assets;

•	incur additional debt;

•	guarantee obligations of persons other than credit parties;

•	make distributions other than to the borrowers;

•	enter into transactions with affiliates; and

•	change our line of business.

In each case, the limitations are subject to a number of exceptions, materiality qualifiers and baskets.

Events of Default.  The credit facility contains customary events of default, including:

•	non-payment of principal, interest or acceptance fees when due;

•	non-payment of other amounts after a grace period;

•	failure to meet financial ratios;

•	failure to make payments of other obligations or a default under the indentures governing the notes;

•	violation of other covenants subject to a grace period;

•	failure of any representation or warranty to be true in all material respects when made or deemed made;

•	commencement of a bankruptcy or similar proceeding by or on behalf of a credit party;

•	change of control;

•	material adverse change; and

•	defaults under other debt instruments, including under the indentures governing the original notes and that will govern the exchange notes.

Outstanding Senior Notes

7 3/4% Senior Notes due 2016.  On December 3, 2009, Cascades issued Cdn$200 million aggregate principal amount of its 7 3/4% Senior Notes due 2016. The 7 3/4% Senior Notes due 2016 mature on December 15, 2016 and bear interest at the rate of 7 3/4% per annum and, began accruing interest from December 3, 2009.

The indenture governing the 7 3/4% Senior Notes due 2016 include a number of restrictive covenants. These covenants are materially identical to the covenants in the indenture governing the original 2017 notes (and that will govern the new 2017 notes) and restrict, among other things, our and our restricted subsidiaries’ ability to:

•	borrow money;

•	pay dividends on stock, redeem stock or redeem subordinated debt;

•	make investments;

•	guarantee other indebtedness;

•	enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

•	enter into transactions with affiliates;

•	create or assume liens;

•	engage in mergers or consolidations; and

•	enter into a sale of all or substantially all of our assets.

The above descriptions of the terms of the 7 3/4% Senior Notes due 2016 are qualified in their entirety by reference to the full and complete terms contained in the applicable indentures, copies of which are available from us upon request without charge.

7 1/4% Notes.  The 7 1/4% Notes were issued by Cascades under the indenture dated as of February 5, 2003, by and among Cascades, the subsidiary guarantors party thereto and The Bank of New York, as trustee (as supplemented and amended from time to time) in an original aggregate principal amount of US$675,000,000. As of April 21, 2010 there were approximately US$9.1 million aggregate principal amount of the 7 1/4% Notes outstanding (not including approximately US$665.9 million aggregate principal amount of 7 1/4% Notes outstanding that have been repurchased by us or by Cascades Tenderco Inc., our wholly owned subsidiary). The 7 1/4% Notes bear interest at a rate of 7 1/4% per annum, payable on each February 15 and August 15.

6 3/4% Notes.  The 6 3/4% Notes were initially issued by Norampac Inc. under the indenture dated as of May 28, 2003, by and among Norampac, the subsidiary guarantors party thereto and The Nova Scotia Trust Company of New York, as trustee (as supplement and amended from time to time) in an original aggregate principal amount of US$250 million. On December 29, 2006, Cascades completed the purchase of the outstanding common shares of Norampac that Cascades did not already own. As part of the transactions undertaken in connection with the acquisition, Cascades, as sole shareholder of Norampac, wound up Norampac, such that all of the assets and liabilities previously belonging to Norampac, including the 6 3/4% Notes, were assumed by Cascades. As of April 21, 2010, there were approximately US$8.7 million aggregate principal amount of the 6 3/4% Notes outstanding (not including approximately US$241.3 million aggregate principal amount of 6 3/4% Notes outstanding that have been repurchased by us or by Cascades Tenderco Inc., our wholly owned subsidiary). The 6 3/4% Notes bear interest at a rate of 6 3/4% per annum, payable on each June 1 and December 1.

On February 26, 2010, Cascades and the subsidiary guarantors of the 7 1/4% Notes and 6 3/4% Notes entered into supplemental indentures that effected certain amendments to the indentures governing the 7 1/4% Notes and 6 3/4% Notes (and related provisions of such notes). The amendments were adopted with the consent of the respective holders of a majority in principal amount of the 7 1/4% Notes and 6 3/4% Notes (excluding any such notes held by us or our affiliates (including Cascades Tenderco Inc.)). These amendments eliminated substantially all of the restrictive covenants and modified or eliminated certain events of default contained in each of the indentures.

The above descriptions of the terms of the 7 1/4% Notes and 6 3/4% Notes are qualified in their entirety by reference to the full and complete terms contained in the applicable indentures, copies of which are available upon request without charge from us.

Other Indebtedness

As of December 31, 2009, we had approximately $12 million of additional outstanding borrowings, which consists of capital leases, the premium received from the sale of original notes and a note payable following the purchase of some assets. These debts are all unsecured, except for $4 million, and bear interest at annual rates ranging from 0% to 6.5% and are scheduled to mature up to 2023.

Joint Ventures and Unrestricted Subsidiaries

As of December 31, 2009, our other joint ventures and unrestricted subsidiaries, but excluding our share of Reno De Medici S.p.A., had approximately $46 million of other committed credit facilities, capital leases and lines of credit, with outstanding borrowings of $25 million. With the exception of $10 million, which we have temporarily guaranteed, these facilities and lines are without recourse to us, will not be refinanced and will remain outstanding following completion of the refinancing. These facilities bear interest at variable rates.

DESCRIPTION OF NOTES

You can find the definitions of some of the capitalized terms used in this description under the headings “— The 2017 Notes — Definitions” with respect to the 2017 notes and “The 2020 Notes — Definitions” with respect to the 2020 notes. In this section, the words “Company” and “we” refer only to Cascades Inc. and not to any of its subsidiaries, the words “2017 notes” refer to the original 2017 notes and the new 2017 notes collectively, and the words “2020 notes” refer to the original 2020 notes and the new 2020 notes collectively. All dollar amounts are expressed in Canadian dollars unless otherwise specified or the context otherwise requires.

We issued the original 2017 notes under an indenture dated December 3, 2009 and the original 2020 notes under an indenture dated December 23, 2009 (collectively, the “indentures”), in each case between us, the subsidiary guarantors and The Bank of Nova Scotia Trust Company of New York as trustee (the “trustee”). The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the exchange notes will include those stated in each indenture and those made part of that indenture by reference to the Trust Indenture Act.

The exchange notes of each series will be issued under the same indenture as the original notes of the corresponding series, and will be identical in all material respects to the original notes of the corresponding series, except that the exchange notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of special interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates.

Except as otherwise indicated, each of the following summaries of the 2017 notes and the 2020 notes applies to both the original notes and the exchange notes of the applicable series and is meant to be only a summary of the material provisions of the applicable indenture. The following summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the indentures under which the original notes were issued and under which the new notes will be issued. Copies of the indentures are available upon request from us. See “Where You Can Find More Information.” We urge you to read the indentures because they, and not this description, define your rights as holders of the exchange notes.

The 2017 Notes

Principal, Maturity and Interest

We issued US$500.0 million aggregate principal amount of 7 3/4% Senior Notes due 2017 on December 3, 2009.

The original 2017 notes and the new 2017 notes will mature on December 15, 2017.

Interest on the 2017 notes accrues at a rate of 7 3/4% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year from the most recent date on which interest on the original 2017 notes has been paid, or if no interest has been paid, from June 15, 2010. We will pay interest to those persons who were holders of record on the June 1 or December 1 immediately preceding each interest payment date.

Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the 2017 notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).

Subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” we can issue an unlimited amount of additional notes under the indenture in the future as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the 2017 notes, except that additional notes issued in the future may have different issuance prices and CUSIP numbers and will have different issuance dates. We will issue notes only in fully registered form without coupons, in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Ranking

The 2017 notes are:

•	senior unsecured obligations of Cascades;

•	guaranteed on a senior unsecured basis by the Subsidiary Guarantors;

•	effectively subordinated in right of payment to existing and future secured debt, if any, including our and our subsidiaries’ obligations under the Credit Facility, to the extent of such security and to all existing and future secured debt of the Subsidiary Guarantors;

•	effectively subordinated to all debt of our non-guarantor subsidiaries, unrestricted subsidiaries and joint ventures, including trade debt and preferred stock claims;

•	equal in ranking (“pari passu”) with all existing and future Senior Debt of the Company, including the 2020 notes; and

•	senior in right of payment to all future subordinated debt of the Company.

Substantially all of our operations are conducted through our subsidiaries, joint ventures and minority investments. Therefore, the Company’s ability to service its debt, including the 2017 notes, is dependent upon the earnings of its subsidiaries, joint ventures and minority investments and the distribution of those earnings to the Company, or upon loans, advances or other payments made by these entities to the Company. The ability of these entities to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including the Credit Facility and the indentures governing the Company’s original notes. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the 2017 notes. Furthermore, under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

In addition, the Company only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of the Company’s subsidiaries have against those subsidiaries. Holders of the 2017 notes will only be creditors of the Company and of those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the 2017 notes. Furthermore, while the Company’s Foreign Subsidiaries do not guarantee the 2017 notes, certain Foreign Subsidiaries guarantee amounts that are borrowed under the Credit Facility, and the claims of the lenders under the Credit Facility under such guarantees will be effectively senior to the 2017 notes. In addition, none of the Company’s joint ventures, minority investments or unrestricted subsidiaries will be guarantors of the 2017 notes and none of them will be subject to the restrictive covenants in the indenture.

As of December 31, 2009, the Company, on a consolidated basis, including joint ventures, minority interests and unrestricted subsidiaries, had approximately $1,552 million of Debt outstanding, approximately $304 million of which was secured. This Debt includes obligations under capital leases and the Company’s proportionate share of debt of its joint ventures, which is included in its consolidated financial statements under Canadian GAAP. As of that date, the Subsidiary Guarantors had approximately $52 million of Debt outstanding, not including the guarantees of the Company’s outstanding notes or our subsidiaries’ obligations under the revolving credit facility, approximately $45 million of which was secured. The Company’s subsidiaries that are not Subsidiary Guarantors had, as of December 31, 2009, outstanding approximately $106 million, excluding any intercompany debt owing to us or our subsidiaries, all of which is structurally senior to the 2017 notes. In addition, our proportionate share of our joint ventures’ debt was approximately $105 million.

The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The indenture contains limitations on the amount of additional Debt that the

Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by the Company’s other Subsidiaries.

Subsidiary Guarantees

The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all the existing and any future Canadian and U.S. Restricted Subsidiaries of the Company. See “— Certain Covenants — Future Subsidiary Guarantors.”

Although the Subsidiary Guarantors currently generate a significant portion of the Company’s revenue, the Company’s non-guarantor Subsidiaries, joint ventures, minority investments and unrestricted subsidiaries also represent a portion of the Company’s assets and make contributions to the Company’s consolidated results. For more information about the Subsidiary Guarantors and non-guarantor Subsidiaries and the joint ventures, see Notes 20 and 21, respectively, to our audited consolidated financial statements, which are incorporated by reference in this prospectus.

If

(a) the Company sells or otherwise disposes of either:

(1) its ownership interest in a Subsidiary Guarantor, or

(2) all or substantially all the Property of a Subsidiary Guarantor, or

(b) a Subsidiary Guarantor sells or otherwise disposes of either:

(1) its ownership interest in another Subsidiary Guarantor, or

(2) all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and “— Merger, Consolidation and Sale of Assets.”

Optional Redemption

The Company may choose to redeem the 2017 notes at any time. If it does so, it may redeem all or any portion of the 2017 notes at once or over time, after giving the required notice under the indenture. To redeem the 2017 notes prior to December 15, 2013, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2017 notes to be redeemed, and

(b) the sum of the present values of (1) the redemption price of the 2017 notes at December 15, 2013 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to December 15, 2013, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to holders of 2017 notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate delivered to the 2017 notes trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case such Officers’ Certificate shall be delivered on the redemption date).

Beginning on December 15, 2013, the Company may redeem all or any portion of the 2017 notes, at once or over time, after giving the required notice under the indenture, at the redemption prices set forth below, plus accrued and unpaid interest on the 2017 notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 2017 notes redeemed during the 12-month period commencing on December 15 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price

2013	103.875%
2014	101.938%
2015 and thereafter	100.000%

In addition, at any time and from time to time, prior to December 15, 2012, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the 2017 notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the 2017 notes remains outstanding. Any such redemption shall be made within 180 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

Sinking Fund

There are no mandatory sinking fund payments for the 2017 notes.

Additional Amounts

The indenture provides that payments made by the Company under or with respect to the 2017 notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee are made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or any Subsidiary Guarantor is then organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company or any Subsidiary Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) is at any time required to be made from any payments made by the Company under or with respect to the 2017 notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee, the Company or the relevant Subsidiary Guarantor, as applicable, will pay to each holder of 2017 notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts are payable with respect to a payment to a holder of the 2017 notes (an “Excluded holder”):

(a) with which the Company does not deal at arm’s-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,

(2) which is subject to such Taxes by reason of its being connected with a relevant Tax Jurisdiction or any province or territory thereof otherwise than by the mere holding of the 2017 notes or the receipt of payments in respect of such 2017 notes or a Subsidiary Guarantee,

(c) which, despite being required by law, failed to comply with a timely request of the Company to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, or

(d) any combination of the above clauses in this proviso.

The Company or the relevant Subsidiary Guarantor will also:

(a) make such withholding or deduction, and

(b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company or the relevant Subsidiary Guarantor will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the trustee on behalf of the holders of 2017 notes that are outstanding on the date of the required payment, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Company, or a Subsidiary Guarantor, as the case may be on behalf of the holders.

The Company and the Subsidiary Guarantors will indemnify and hold harmless each holder of 2017 notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

(a) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the 2017 notes,

(b) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(c) any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

In addition to the foregoing, the Company and the Subsidiary Guarantors will also pay and indemnify each holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the 2017 notes, the indenture, any Subsidiary Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the 2017 notes or any Subsidiary Guarantee.

At least 30 days prior to each date on which any payment under or with respect to the 2017 notes is due and payable, if the Company or a Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or the relevant Subsidiary Guarantor, as applicable, will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the trustee to pay such Additional Amounts to the holders of the 2017 notes on the payment date.

Whenever in the indenture or in this Description of Notes there is mentioned, in any context:

(a) the payment of principal (and premium, if any),

(b) purchase prices in connection with a repurchase of 2017 notes,

(c) interest and Special Interest, if any, or

(d) any other amount payable on or with respect to any of the 2017 notes or any Subsidiary Guarantee,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a holder or beneficial owner of its 2017 notes, and apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the 2017 notes (or any Subsidiary Guarantee) and any department or political subdivision thereof or therein.

Redemption for Tax Reasons

The Company may at any time redeem, in whole but not in part, the outstanding 2017 notes (upon giving notice in accordance with the indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will be come due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the 2017 notes, the Company has become or would become obligated to pay any Additional Amounts (as defined herein) in respect of the 2017 notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of:

(a) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or

(b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date). See “Additional Amounts.”

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of 2017 notes will have the right to require the Company to repurchase all or any part of such holder’s 2017 notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the trustee, to each holder of 2017 notes, at such holder’s address appearing in the Security Register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all 2017 notes timely tendered will be accepted for repurchase;

(2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control; and

(4) the procedures that holders of 2017 notes must follow in order to tender their 2017 notes (or portions thereof) for payment, and the procedures that holders of 2017 notes must follow in order to withdraw an election to tender 2017 notes (or portions thereof) for payment.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2017 notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers of the original 2017 notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the obligation of the Company to make a Change of Control Offer and the ability of a holder of 2017 notes to require the Company to repurchase its 2017 notes pursuant to a Change of Control Offer may be uncertain. In such a case, holders of the 2017 notes may not be able to resolve this uncertainty without resorting to legal action.

The Credit Facility includes provisions prohibiting the Company from purchasing any 2017 notes at any time before the 2017 notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The Credit Facility also provides that the occurrence of certain of the events that would constitute a Change of Control constitute a default under the Credit Facility and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repaid upon a Change of Control. Moreover, the obligation of the Company to make a Change of Control Offer and the exercise by holders of 2017 notes of their right to require the Company to repurchase such 2017 notes pursuant to such offer could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of 2017 notes upon a repurchase may be limited by the Company’s then existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases. The Company’s failure to purchase 2017 notes in connection with a Change of Control would result in a default under the indenture. Such a default could, in turn, constitute a default under agreements governing other debt of the Company, including the Credit Facility and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the 2017 notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the 2017 notes. See “— Amendments and Waivers.”

Certain Covenants

Covenant Termination.  The indenture provide that the restrictive covenants described below will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with these restrictive covenants, except for the covenants described under the following headings:

(a) “— Limitation on Liens,”

(b) ‘‘— Designation of Restricted and Unrestricted Subsidiaries” (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)), and

(c) “— Future Subsidiary Guarantors,”

The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under “— Merger, Consolidation and Sale of Assets” (other than clause (e) of the first and second paragraphs thereunder).

Limitation on Debt.  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

(2) such Debt is Permitted Debt.

The term “Permitted Debt” means:

(a) (i) Debt of the Company evidenced by the original 2017 notes originally issued under the indenture on the Issue Date and the new 2017 notes issued in exchange for any original 2017 notes issued under the indenture in accordance with the registration rights agreement and (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the original 2017 notes originally issued under the indenture on the Issue Date and the Guarantees issued in exchange for any Guarantees under the new 2017 notes indenture in accordance with the registration rights agreement;

(b) Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary, under the Credit Facility or a Qualified Receivables Transaction, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (b) and then outstanding shall not exceed the greatest of (i) $850.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase 2017 notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales,” (ii) an aggregate amount equal to (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to the date of such incurrence multiplied by (y) 2.25 and (iii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $250.0 million, in each case determined on a consolidated basis as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of 2017 notes;

(c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed the greater of (x) $125.0 million and (y) 5% of Consolidated Net Tangible Assets;

(d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the 2017 notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(g) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(h) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

(j) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

(k) Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the indenture;

(l) Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under clause (f) of the second paragraph of the covenant described under “— Limitation of Restricted Payments”; provided, however, that (a) all such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2017 notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and (b) the aggregate principal amount of all such Debt incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to clause (f) of the second paragraph of the covenant described under “— Limitation of Restricted Payments,” shall not exceed $7.5 million;

(m) Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee would otherwise be permitted to incur under the indenture;

(n) Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

(o) Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(p) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $150.0 million; and

(q) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (i) and (j) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to clause (i) of the second paragraph of this covenant, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company or a Subsidiary Guarantor.

(3) Notwithstanding anything to the contrary contained in this covenant,

(a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the 2017 notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

(b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar-equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments.  The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2009 to the end of the most recent fiscal quarter for which financial statements have been filed with, or furnished to, the Commission (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(ii) 100% of Capital Stock Sale Proceeds, plus

(iii) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(iv) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

(C) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus

(v) $150.0 million.

Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

(a) pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with the indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

(c) purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary

Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

(e) the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options; provided however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

(f) repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

(1) the aggregate amount of such repurchases shall not exceed $7.5 million in any calendar year and

(2) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

(g) pay dividends or distributions in the ordinary course of business on the Company’s outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company’s outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors of the Company, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $50.0 million in the aggregate in any calendar year; provided, however, that at the time of such dividend, distribution or purchase,

(1) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt” after giving pro forma effect to such dividend or distribution; and

(2) no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

(h) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under “— Limitation on Asset Sales”; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

(i) purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all 2017 notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments.

Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the 2017 notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the 2017 notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the 2017 notes or the Subsidiary Guarantees.

Limitation on Asset Sales.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

(c) the Company delivers an Officers’ Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

Solely for the purposes of clause (b) above of this “Limitation on Asset Sales” provision, the following will be deemed to be cash:

(x) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the 2017 notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay

(1) Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

(2) Debt under the Credit Facility; or

(b) to invest or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

(c) to make capital expenditures to improve existing assets.

Notwithstanding the foregoing, (i) any investment in Additional Assets within 180 days prior to an Asset Sale, shall be deemed to satisfy clause (b) above with respect to any such Asset Sale and (ii) any capital expenditure made to improve existing assets within 180 days of an Asset Sale shall be deemed to satisfy clause (b) above with respect to any Asset Sale.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding two paragraphs within 360 days from the date of the receipt of such Net Available Cash, or such shorter period which the Company determines or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 360 days from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $50.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Asset Sale Offer”) the 2017 notes which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis, according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of 2017 notes have been given the opportunity to tender their 2017 notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the 2017 notes outstanding on the date of the Asset Sale Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the 2017 notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the 2017 notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

Within five business days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of 2017 notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of 2017 notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(b) make any loans or advances to the Company or any other Restricted Subsidiary or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date, including, without limitation, restrictions pursuant to the 2017 notes, the indenture governing the Company’s notes existing prior to the issuance of the outstanding 2017 notes and the Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur up to $15.0 million of Debt so long as such Debt is Incurred pursuant to clause (b) of the second paragraph of the covenant described under “— Limitation on Debt” and that are no more restrictive, taken as a whole, than those contained in the Credit Facility on the Issue Date,

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of 2017 notes than those under the agreement evidencing the Debt so Refinanced,

(D) arising in connection with a Qualified Receivables Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

(E) existing under or by reason of applicable law, and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the 2017 notes or the applicable Subsidiary Guarantee pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

(E) that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith and not otherwise prohibited under the indenture, or

(F) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture.

Limitation on Transactions with Affiliates.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors of the Company, (including at least a majority of the disinterested members of the Board of

Directors of the Company) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution delivered to the trustee, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any disposition of Property by the Company or any Subsidiary in accordance with the terms and conditions set forth in the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A., and Cascades Italia S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2017 notes in the good faith judgment of the Company);

(d) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(e) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $7.5 million in the aggregate at any one time outstanding;

(f) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

(g) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of the indenture) and otherwise in compliance with the terms of the indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors of the Company and are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company;

(h) payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors of the Company and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

(i) payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(j) any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Receivables Transaction; and

(j) director and officer indemnification agreements entered into in good faith and approved by the Board of Directors.

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under the covenant described under “— Limitation on Restricted Payments” and the Subsidiary to be so designated:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

(b) has no Debt other than Non-Recourse Debt;

(c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company of any of its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if (1) either of the requirements set forth in clause (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification, (2) if such Person is a Subsidiary of an Unrestricted Subsidiary, or (3) unless the Company elects otherwise, such Subsidiary is formed and exists solely for the purpose of effecting a transaction or series of transactions otherwise permitted by this Indenture and such Subsidiary will be merged, consolidated, liquidated, dissolved, wound-up or amalgamated into the Company or a Restricted Subsidiary as part of such transaction or series of transactions.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers’ Certificate that:

(1) certifies that such designation or redesignation complies with the preceding provisions, and

(2) gives the effective date of such designation or redesignation, such filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Future Subsidiary Guarantors.  The Company shall cause (a) each Person that becomes a Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee as soon as practicable after such time such Person becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, and (b) any Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Debt of the Company or of any Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee as soon as practicable after such time of such Guarantee; provided, however, that in the case of clause (b), a Foreign Subsidiary will not be required to deliver a Subsidiary Guarantee if and so long as:

(x) the other Debt being Guaranteed by such Foreign Subsidiary is Senior Debt, and

(y) the Guarantee by the Foreign Subsidiary of such other Debt is not “full and unconditional” (as such term is defined in Rule 3-10 of Regulation S-X under the Exchange Act) and providing an unconditional Guarantee of such other Debt or the 2017 notes would constitute a fraudulent conveyance, result in adverse tax consequences to the Company or violate applicable local law.

Merger, Consolidation and Sale of Assets

The Company shall not merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the Surviving Person in such merger, consolidation, liquidation, dissolution, winding-up or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on, all the 2017 notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(f) the Company shall deliver, or cause to be delivered, to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indentures, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(g) the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the 2017 notes.

The Company shall not permit any Subsidiary Guarantor to merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation, liquidation, dissolution, winding-up or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indentures providing for a Subsidiary Guarantee, executed and delivered to the trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(f) the Company shall deliver, or cause to be delivered, to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(g) the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the 2017 notes.

This “Merger, Consolidation or Sale of Assets” covenant will not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S. Subsidiary Guarantor. In addition, the foregoing provisions (other than clause (d) in the two prior paragraphs) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b) a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the 2017 notes.

Payments for Consents

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any 2017 notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the 2017 notes unless such consideration is offered to be paid or is paid to all holders of the 2017 notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

The Company shall deliver to the trustee, no later than fifteen (15) calendar days after the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the trustee any material for which the Company has sought and obtained confidential treatment by the Commission; provided further, each such report will be deemed to be so delivered to the trustee if the Company files such report with the Commission through the Commission’s EDGAR database. In the event the Company is at any time while any 2017 notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the trustee and, upon request, to each Holder, no later than fifteen (15) calendar days after the date the Company would have been required to file the same with the Commission, the reports the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such sections. The Company also shall comply with the other provisions of the Trust Indenture Act of § 314(a).

Events of Default

Events of Default in respect of the 2017 notes include:

(1) failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the 2017 notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the 2017 notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Merger, Consolidation and Sale of Assets”;

(4) failure to make a Change of Control Offer pursuant to the covenant described under “— Repurchase at the Option of the Holders Upon a Change of Control”;

(5) failure to make an Asset Sale Offer pursuant to the covenant described under “— Limitation on Asset Sales,” and such failure continues for 30 days after written notice is given to the Company as provided below;

(6) failure to comply with the covenant described under “— SEC Reports” and such failure continues for a period of 120 days after written notice is given to the Company as provided below;

(7) failure to comply with any other covenant or agreement in the 2017 notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2), (3), (4), (5) or (6)) and such failure continues for 60 days after written notice is given to the Company as provided below;

(8) a default under any Debt for money borrowed by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $75.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”) and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

(9) any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (net of any amounts that are reduced by insurance or bonded) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(10) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); and

(11) any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the “guarantee provisions”).

A Default under clause (5), (6), (7) or (8) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the 2017 notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall promptly deliver to the trustee, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default with respect to the 2017 notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the 2017 notes then outstanding may declare to be immediately due and payable the principal amount of all the 2017 notes then outstanding, plus accrued but unpaid interest to the date of acceleration, and any Special Interest, if any. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the 2017 notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the 2017 notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the 2017 notes then outstanding may, under certain circumstances, rescind and cancel such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the 2017 notes, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the 2017 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 2017 notes.

No holder of 2017 notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the trustee written notice of a continuing Event of Default,

(b) the registered holders of at least 25% in aggregate principal amount of the 2017 notes then outstanding have made a written request and offered indemnity to the trustee to institute such proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the 2017 notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest and Special Interest, if any, on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of each 2017 notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2017 notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium, interest and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder affected (whether in the aggregate holding a majority in principal amount of 2017 notes or not) of an outstanding note as described in the next sentence) with the consent of the registered holders of at least a majority in aggregate principal amount of the 2017 notes then outstanding. However, without the consent of each holder affected (whether in the aggregate holding a majority in principal amount of 2017 notes or not) of an outstanding note, no amendment may, among other things,

(1) reduce the amount of 2017 notes whose holders must consent to an amendment or waiver,

(2) reduce the rate of or change the time for payment of interest on any note,

(3) reduce the principal of or change the Stated Maturity of any 2017 note,

(4) make any 2017 note payable in money other than that stated in the 2017 note,

(5) impair the right of any holder of the 2017 notes to receive payment of principal of, premium, if any, and interest on such holder’s 2017 notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s 2017 notes or any Subsidiary Guarantee,

(6) subordinate the 2017 notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (for the avoidance of doubt, the granting of a security interest in Property shall not constitute a subordinated interest),

(7) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under “— Optional Redemption” or “— Additional Amounts” above,

(8) after the Company’s obligation to purchase the 2017 notes arises in accordance with the covenant described under “Repurchase at the Option of Holders Upon a Change of Control” hereof, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

(9) at any time after the Company is obligated to make a Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the 2017 notes must be repurchased pursuant thereto,

(10) make any change to the indenture or the 2017 notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the 2017 notes (including payments made pursuant to any Subsidiary Guarantee),

(11) make any change in any Subsidiary Guarantee that would adversely affect the rights of holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of the indenture,

(12) make any change in the amendment provisions which require the consent of each holder or in the waiver provisions, or

(13) make any change in the provisions of the indenture described under “— Additional Amounts” that adversely affects the rights of any holder or amend the terms of the 2017 notes or the indenture in a way that would result in the loss to any holder of an exemption from any of the Taxes described thereunder.

Without the consent of any holder of the 2017 notes, the Company and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency,

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the indenture, provided that the Company delivers to the trustee:

(A) an Opinion of Counsel to the effect that holders of the 2017 notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred, and

(B) an Opinion of Counsel in Canada to the effect that holders of the 2017 notes will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

(3) provide for uncertificated 2017 notes in addition to or in place of certificated 2017 notes (provided that the uncertificated 2017 notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 2017 notes are described in Section 163(f)(2)(B) of the Code),

(4) add additional Subsidiary Guarantees with respect to the 2017 notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture,

(5) make any change that would provide additional rights or benefits to the holders of the 2017 notes or that does not adversely affect the rights of the holders of the 2017 notes,

(6) provide for the issuance of additional 2017 notes in accordance with the indenture, and

(7) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or other applicable trust indentures legislation.

The consent of the holders of the 2017 notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the 2017 notes at such holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the 2017 notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations and the obligations of the Subsidiary Guarantors under the 2017 notes and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 2017 notes, to replace mutilated, destroyed, lost or stolen 2017 notes, to maintain a registrar and paying agent in respect of the 2017 notes and to pay Additional Amounts, if any. The Company at any time may terminate:

(1) its obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants,”

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under “— Events of Default” above, and

(3) the limitations contained in clause (e) in the first paragraph of, and in the second paragraph of, “— Merger, Consolidation and Sale of Assets” above (collectively, “covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the 2017 notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the 2017 notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect to the covenants described under “— Certain Covenants”), (8), (9), (10) (with respect only to Significant Subsidiaries) or (11) under “— Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph or with the second paragraph of, “— Merger, Consolidation and Sale of Assets” above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest and Special Interest, if any, on the 2017 notes to maturity or redemption, as the case may be;

(b) the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued and unpaid interest when due on all the 2017 notes to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (10) under “— Events of Default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f) the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling, or

(2) since the date of the indenture there has been a change in any applicable Federal income tax law,

to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, holders of the 2017 notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(h) in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that holders of the 2017 notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) the Company delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the 2017 notes have been complied with as required by the indenture.

Consent to Jurisdiction and Service of Process

The Company irrevocably appoints Cascades USA Inc. as its agent for service of process in any suit, action or proceeding with respect to the indenture or the 2017 notes brought in any Federal or state court located in New York City and each of the Company and the Guarantors submit to the jurisdiction thereof.

Governing Law

The 2017 notes indenture and the 2017 notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Enforceability of Judgments

The Company and the Subsidiary Guarantors have been informed by their Canadian counsel, Fraser Milner Casgrain LLP, that the laws of the Provinces of Québec and Ontario permit an action to be brought before a court of competent jurisdiction in the Provinces of Québec and Ontario (a “Canadian Court”) to recognize and enforce a final and conclusive judgment in personam against the judgment debtor of any Federal or state court located in the Borough of Manhattan in The City of New York (a “New York Court”) that is not impeachable as void or voidable under the laws of the State of New York (“New York Law”) for a sum certain if: (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company and the Subsidiary Guarantors in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be (A) inconsistent with public policy as the term is understood under the laws of the Province of Ontario or (B) manifestly inconsistent with public order as understood in international relations, as the term is understood under the laws of the Province of Québec; (iii) in the Province of Québec, such judgment is not subject to ordinary remedies and is final and enforceable in the State of New York; (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue (unless, in the case of the Province of Québec, there is reciprocity), expropriatory or penal laws; (v) the action to enforce such judgment is commenced within applicable limitation periods; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with New York Law and a court of competent jurisdiction in the Province of Québec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn the act of procedure or it was not given sufficient time to offer its defense. In any such action brought before a court of competent jurisdiction in the Province of Québec, the defendant will only be permitted to argue that the conditions set out above were not met.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.

In the Province of Québec, a Canadian Court may decline to hear an action to enforce a judgment if it considers that the courts of another jurisdiction are in a better position to decide the dispute. It may also refrain from ruling if another action between the same parties, based on the same facts and having the same object, is pending before a foreign authority, provided that such action can result in a decision which may be recognized in the Province of Québec, or if such a decision has already been rendered by a foreign authority.

In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the indenture or the 2017 notes on the basis of public order, as that term is understood in international relations and under the laws of the Province of Québec, or on the basis of public policy, as that term is understood under the laws of the Provinces of Ontario including in each case, the federal laws of Canada applicable therein.

The Trustee

The Bank of Nova Scotia Trust Company of New York is the trustee under the indenture. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary in a Related Business (including any capital expenditures with respect to any Property already owned or to be owned); or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals under law), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Assets” or constituting a Change of Control,

(4) any disposition or series of related dispositions with an aggregate Fair Market Value and for net proceeds (exclusive of indemnities) of less than $10.0 million,

(5) sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the asset swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition,

(6) the creation of any Permitted Lien,

(7) any disposition of surplus, discontinued, obsolete or worn-out equipment or other immaterial assets or other personal Property that is no longer used or useful in the on going business of the Company and its Restricted Subsidiaries;

(8) any surrender or waiver of contract rights or release of contract or tort claims;

(9) any sale of cash or Temporary Cash Investments;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding;

(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12) sales of interests in or assets of Unrestricted Subsidiaries;

(13) any exchange or trade-in of equipment or other property by the Company or any Restricted Subsidiary in exchange for other equipment or property of a nature or type that is used or to be used in, the businesses of the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided that the Fair Market Value of the equipment or property received is at least as great as the Fair Market Value of the equipment or other property being exchanged or traded-in;

(14) any sale of Receivables pursuant to a Qualified Receivables Transaction;

(15) any disposition of Property by the Company or any Subsidiary in accordance with the terms and conditions set forth in the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A. and Cascades Italia S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2017 notes in the good faith judgment of the Company); and

(16) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances the present value (discounted at the interest rate implicit in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partnership of such Person) or, in each case, any duly authorized committee.

“Business Day” means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, limited liability company interests or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent such sale is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the total voting power of the Voting Stock of the Company; or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any commodity futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement (including derivative agreements or arrangements) designed to protect such Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2017 notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2017 notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H. 15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b) all current maturities of long-term Debt.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, (except that in making such computation, the amount of Debt under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation); and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related business or assets of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt). If any Debt bears interest, at the option of the Company or a Restricted Subsidiary, at a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Debt is being given pro forma effect, the interest expense with respect to such Debt shall be calculated for the entire period by applying such optional rate as shall be in effect as of the date of determination. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense, net of any interest income of the Company and its Restricted Subsidiaries, of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost excluding amortization of deferred and other financing fees; provided, however, that any amortization of bond premium will be credited to reduce

Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP);

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net payments associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net receipts rather than net payments, such payments shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net payments are otherwise reflected in Consolidated Net Income;

(g) Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(h) Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries (determined in accordance with GAAP); provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain (loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Restricted Subsidiaries or any Permitted Joint Venture (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Receivables Transaction shall be deemed to be in the ordinary course):

(d) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) of the Company or any of its consolidated Restricted Subsidiaries or any Permitted Joint Venture incurred subsequent to the Issue Date (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed);

(e) any extraordinary gain or loss (including fees and expenses relating to any event or transaction giving rise thereto);

(f) any gain or loss arising from any refinancing, repurchase or extinguishment of Debt;

(g) any unrealized gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP;

(h) the cumulative effect of a change in accounting principles, including any impact resulting from the conversion to International Financial Reporting Standards (“IFRS”);

(i) any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt; and

(j) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder, if at all, only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof. In addition, any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges were added back shall be deducted.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock; and

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

“Credit Facility” means the Debt represented by:

(a) one or more debt facilities or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Credit Agreement, dated as of December 29, 2006, among the Company, certain of its Subsidiaries, the lenders party thereto and The Bank of Nova Scotia, as Administrative and Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

(b) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) any indebtedness of any Person:

(1) in respect of money borrowed, or

(2) evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), but only to the extent that such purchase price is due more than six months after the date of placing such Property in service for taking delivery and title therein;

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under the covenant described under “— Certain Covenants — Limitation on Debt,” the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the most recent fiscal quarter for which financial statements have been made publicly available (whether through having been filed with, or furnished to, the Commission or similar regulatory agency or otherwise).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the 2017 notes; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale or disposition (each as defined in a similar manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the covenant described under “— Certain Covenants — Limitation on Asset Sales”; and such repurchase or redemption complies with the provisions of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

Notwithstanding the foregoing, Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles,

(5) the amount of any non-cash restructuring charges or reserves (which for the avoidance of doubt shall include severance contracts, termination costs (including pension settlement amounts)), including future lease commitments, costs to consolidated facilities and costs to relocate employees; and

(a) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), minus

(c) any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges or other items were reflected in Consolidated Net Income.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $50 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $50 million by a Board Resolution of the Company.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Income Tax Act” means the Income Tax Act (Canada).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “— Certain Covenants — Limitation on Debt,” amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means for any Person, any interest rate swap agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than accounts receivable, trade credit or other advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, 2017 notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definitions of “Restricted Payment” and “Unrestricted Subsidiary,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the

Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investment Grade Status” shall be deemed to have been reached on the date that the 2017 notes have an Investment Grade Rating from both Rating Agencies.

“Issue Date” means December 3, 2009.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Inc.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

(e) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

“Non-Recourse Debt” means Debt:

(a) as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the 2017 notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chairman, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Secretary or any Vice President of the Company, or, in the event that the Company has no such officers, a person duly authorized under applicable law by the managers, members or a similar body to act on behalf of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Permitted Holders” means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv) “beneficially owns” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) any Investment existing on the Issue Date, including any Investment of any subsidiary or Joint Venture at the time such Subsidiary or Joint Venture became a Subsidiary or Joint Venture;

(b) the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Person is a Related Business;

(c) any Person if as a result of or in connection with such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, provided that such Person’s primary business is a Related Business;

(d) cash and Temporary Cash Investments;

(e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in clause (4) of the second paragraph in the definition of “Asset Sale”;

(j) a lease, utility and other similar deposits in the ordinary course of business;

(k) any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (c)(ii) of “— Certain Covenants — Limitation on Restricted Payments,” at any one time outstanding;

(l) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by the indenture;

(m) any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

(n) purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with the indenture;

(o) acquisitions by the Company (directly or indirectly) of additional shares of Capital Stock of Reno de Medici, S.p.A., in accordance with the rights and conditions set forth in Section 3.3.1 of the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A., and Cascades Italis S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2017 notes in the good faith judgment of the Company);

(p) Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (p) shall not exceed at any time outstanding the greater of $400.0 million or 10% of Consolidated Net Tangible Assets; and

(q) other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time.

“Permitted Joint Venture” means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

“Permitted Liens” means:

(a) Liens in favor of the Company or any Subsidiary Guarantor;

(b) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(c) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed, improved or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(d) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, landlords’, vendors’ or Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f) Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

(g) Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

(h) Liens granted in connection with a Qualified Receivables Transaction;

(i) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(j) Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(k) Liens on the Property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(l) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(m) utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(n) Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by the indenture;

(o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p) Liens granted to secure the 2017 notes pursuant to the covenant described under “— Limitation on Liens”;

(q) leases, licenses, subleases and sublicenses of assets (including without limitation, real property and intellectual property rights) in the ordinary course of business and which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(r) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(s) Liens not otherwise permitted by clauses (a) through (r) above encumbering Property having an aggregate Fair Market Value not in excess of the greater of (i) $125.0 million or (ii) 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been made publicly available (whether through having been filed with, or furnished to, the Commission or similar regulatory agency or otherwise) ending at least 45 days prior to the date any such Lien shall be Incurred.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction, improvement or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Equity Offering” means a primary offering of common stock of the Company in the United States of at least $50.0 million to Persons who are not Affiliates of the Company.

“Qualified Receivables Transaction” means any transaction or series of transactions, including factoring arrangements, that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

“Rating Agencies” means Moody’s and S&P.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (x) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (y) Debt permitted to be Incurred under clause (d) of the covenant described under “— Certain Covenants — Limitation on Debt”); or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest and Special Interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate in right of payment to the 2017 notes;

(B) any Debt Incurred in violation of the provisions of the indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for federal, state, provincial, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary; or

(F) any obligations with respect to any Capital Stock of the Company. “Senior Debt” of any Subsidiary Guarantor has a correlative meaning.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Special Interest” means additional interest, if any, due on the 2017 notes as a result of our failure to perform our obligations under the registration rights agreement relating to the 2017 notes.

“Special Purpose Vehicle” means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Receivables Transaction or other similar transactions of Receivables, including factoring arrangements, or other similar or related assets.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the 2017 notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the 2017 notes.

“Subsidiary Guarantor” means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenant — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental indenture to the trustee providing for a Subsidiary Guarantee.

“Surviving Person” means the surviving Person formed by a merger, consolidation, liquidation, dissolution, winding-up or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Assets,” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Temporary Cash Investments” means:

(a) Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the

Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of “R-1” (or higher) according to Dominion Bond Rating Service Limited;

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state, province or country is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within one year of the date of acquisition thereof; and

(f) Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

The 2020 Notes

Principal, Maturity and Interest

We issued $250.0 million aggregate principal amount of 7 7/8% Senior Notes due 2020 on December 23, 2009.

The new 2020 notes and the original 2020 notes will mature on January 15, 2020.

Interest on the 2020 notes accrues at a rate of 7 7/8% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, from the most recent date on which interest on the original 2020 notes has been paid, or if no interest has been paid, from July 15, 2010. We will pay interest to those persons who were holders of record on the January 1 or July 1 immediately preceding each interest payment date.

Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the 2020 notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).

Subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” we can issue an unlimited amount of additional notes under the indenture in the future as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the 2020 notes, except that additional notes issued in the future may have different issuance prices and CUSIP numbers and will have different issuance dates. We will issue 2020 notes only in fully registered form without coupons, in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Ranking

The 2020 notes are:

•	senior unsecured obligations of Cascades;

•	guaranteed on a senior unsecured basis by the Subsidiary Guarantors;

•	effectively subordinated in right of payment to existing and future secured debt, if any, including our and our subsidiaries’ obligations under the Credit Facility, to the extent of such security and to all existing and future secured debt of the Subsidiary Guarantors;

•	effectively subordinated to all debt of our non-guarantor subsidiaries, unrestricted subsidiaries and joint ventures, including trade debt and preferred stock claims;

•	equal in ranking (“pari passu”) with all existing and future Senior Debt of the Company, including the 2017 notes; and

•	senior in right of payment to all future subordinated debt of the Company.

Substantially all of our operations are conducted through our subsidiaries, joint ventures and minority investments. Therefore, the Company’s ability to service its debt, including the 2020 notes, is dependent upon the earnings of its subsidiaries, joint ventures and minority investments and the distribution of those earnings to the Company, or upon loans, advances or other payments made by these entities to the Company. The ability of these entities to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including the Credit Facility and the indentures governing the Company’s original notes. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the 2020 notes. Furthermore, under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

In addition, the Company only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of the Company’s subsidiaries have against those subsidiaries. Holders of the 2020 notes will only be creditors of the Company and of those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the 2020 notes. Furthermore, while the Company’s Foreign Subsidiaries do not guarantee the 2020 notes, certain Foreign Subsidiaries guarantee amounts that are borrowed under the Credit Facility, and the claims of the lenders under the Credit Facility under such guarantees will be effectively senior to the 2020 notes. In addition, none of the Company’s joint ventures, minority investments or unrestricted subsidiaries will be guarantors of the 2020 notes and none of them will be subject to the restrictive covenants in the indenture.

As of December 31, 2009, the Company, on a consolidated basis, including joint ventures, minority interests and unrestricted subsidiaries, had approximately $1,552 million of Debt outstanding, approximately $304 million of which was secured. This Debt includes obligations under capital leases and the Company’s proportionate share of debt of its joint ventures, which is included in its consolidated financial statements under Canadian GAAP. As of that date, the Subsidiary Guarantors had approximately $52 million of Debt outstanding, not including the guarantees of the Company’s outstanding notes or our subsidiaries’ obligations under the revolving credit facility, approximately $45 million of which was secured. The Company’s subsidiaries that are not Subsidiary Guarantors had, as of December 31, 2009, outstanding approximately $106 million, excluding any intercompany debt owing to us or our subsidiaries, all of which is structurally senior to the 2020 notes. In addition, our proportionate share of our joint ventures’ debt was approximately $105 million.

The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by the Company’s other Subsidiaries.

Subsidiary Guarantees

The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all the existing and any future Canadian and U.S. Restricted Subsidiaries of the Company. See “— Certain Covenants — Future Subsidiary Guarantors.”

Although the Subsidiary Guarantors currently generate a significant portion of the Company’s revenue, the Company’s non-guarantor Subsidiaries, joint ventures, minority investments and unrestricted subsidiaries also represent a portion of the Company’s assets and make contributions to the Company’s consolidated results. For more information about the Subsidiary Guarantors and non-guarantor Subsidiaries and the joint ventures, see Notes 20 and 21, respectively, to our audited consolidated financial statements, which are incorporated by reference in this prospectus.

If

(a) the Company sells or otherwise disposes of either:

(1) its ownership interest in a Subsidiary Guarantor, or

(2) all or substantially all the Property of a Subsidiary Guarantor, or

(b) a Subsidiary Guarantor sells or otherwise disposes of either:

(1) its ownership interest in another Subsidiary Guarantor, or

(2) all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and “— Merger, Consolidation and Sale of Assets.”

Optional Redemption

The Company may choose to redeem the 2020 notes at any time. If it does so, it may redeem all or any portion of the 2020 notes at once or over time, after giving the required notice under the indenture. To redeem the 2020 notes prior to January 15, 2015, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2020 notes to be redeemed, and

(b) the sum of the present values of (1) the redemption price of the 2020 notes at January 15, 2015 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to January 15, 2015, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to holders of 2020 notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate delivered to the trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which case such Officers’ Certificate shall be delivered on the redemption date).

Beginning on January 15, 2015, the Company may redeem all or any portion of the 2020 notes, at once or over time, after giving the required notice under the indenture, at the redemption prices set forth below, plus accrued and unpaid interest on the 2020 notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 2020 notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price

2015	103.938%
2016	102.625%
2017	101.313%
2018 and thereafter	100.000%

In addition, at any time and from time to time, prior to January 15, 2013, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the 2020 notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the 2020 notes remains outstanding. Any such redemption shall be made within 180 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

Sinking Fund

There are no mandatory sinking fund payments for the 2020 notes.

Additional Amounts

The indenture provides that payments made by the Company under or with respect to the 2020 notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee are made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or any Subsidiary Guarantor is then organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company or any Subsidiary Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) is at any time be required to be made from any payments made by the Company under or with respect to the 2020 notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee, the Company or the relevant Subsidiary Guarantor, as applicable, will pay to each holder of 2020 notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts are payable with respect to a payment to a holder of the 2020 notes (an “Excluded holder”):

(a) with which the Company does not deal at arm’s-length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,

(b) which is subject to such Taxes by reason of its being connected with a relevant Tax Jurisdiction or any province or territory thereof otherwise than by the mere holding of the 2020 notes or the receipt of payments in respect of such 2020 note or a Subsidiary Guarantee,

(c) which, despite being required by law, failed to comply with a timely request of the Company to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, or

(d) any combination of the above clauses in this proviso.

The Company or the relevant Subsidiary Guarantor will also:

(a) make such withholding or deduction, and

(b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company or the relevant Subsidiary Guarantor will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the trustee on behalf of the holders of 2020 notes that are outstanding on the date of the required payment, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Company, or a Subsidiary Guarantor, as the case may be on behalf of the holders.

The Company and the Subsidiary Guarantors will indemnify and hold harmless each holder of 2020 notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

(a) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the 2020 notes,

(b) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(c) any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

In addition to the foregoing, the Company and the Subsidiary Guarantors will also pay and indemnify each holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the 2020 notes, the indenture, any Subsidiary Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the 2020 notes or any Subsidiary Guarantee.

At least 30 days prior to each date on which any payment under or with respect to the 2020 notes is due and payable, if the Company or a Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or the relevant Subsidiary Guarantor, as applicable, will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the trustee to pay such Additional Amounts to the holders of the 2020 notes on the payment date.

Whenever in the indenture or in this Description of Notes there is mentioned, in any context:

(a) the payment of principal (and premium, if any),

(b) purchase prices in connection with a repurchase of notes,

(c) interest and Special Interest, if any, or

(d) any other amount payable on or with respect to any of the notes or any Subsidiary Guarantee,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a holder or beneficial owner of its 2020 notes, and apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the 2020 notes (or any Subsidiary Guarantee) and any department or political subdivision thereof or therein.

Redemption for Tax Reasons

The Company may at any time redeem, in whole but not in part, the outstanding 2020 notes (upon giving notice in accordance with the indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest and any Special Interest, if any, to the date of redemption, and all Additional Amounts (if any) then due and which will be come due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the 2020 notes, the Company has become or would become obligated to pay any Additional Amounts (as defined herein) in respect of the 2020 notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of:

(a) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or

(b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date). See “Additional Amounts.”

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of 2020 notes will have the right to require the Company to repurchase all or any part of such holder’s 2020 notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the trustee, to each holder of 2020 notes, at such holder’s address appearing in the Security Register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all 2020 notes timely tendered will be accepted for repurchase;

(2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control; and

(4) the procedures that holders of 2020 notes must follow in order to tender their 2020 notes (or portions thereof) for payment, and the procedures that holders of 2020 notes must follow in order to withdraw an election to tender 2020 notes (or portions thereof) for payment.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2020 notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchaser of the original 2020 notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company’s capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” the Company’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the obligation of the Company to make a Change of Control Offer and the ability of a holder of 2020 notes to require the Company to repurchase its 2020 notes pursuant to a Change of Control Offer may be uncertain. In such a case, holders of the 2020 notes may not be able to resolve this uncertainty without resorting to legal action.

The Credit Facility includes provisions prohibiting the Company from purchasing any 2020 notes at any time before the 2020 notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The Credit Facility also provides that the occurrence of certain of the events that would constitute a Change of Control constitute a default under the Credit Facility and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repaid upon a Change of Control. Moreover, the obligation of the Company to make a Change of Control Offer and the exercise by holders of 2020 notes of their right to require the Company to repurchase such 2020 notes pursuant to such offer could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of 2020 notes upon a repurchase may be limited by the Company’s then existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases. The Company’s failure to purchase 2020 notes in connection with a Change of Control would result in a default under the indenture. Such a default could, in turn, constitute a default under agreements governing other debt of the Company, including the Credit Facility and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the 2020 notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the 2020 notes. See “— Amendments and Waivers.”

Certain Covenants

Covenant Termination.  The indenture provides that the restrictive covenants described below will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with these restrictive covenants, except for the covenants described under the following headings:

(a) ‘‘ — Limitation on Liens,”

(b) ‘‘— Designation of Restricted and Unrestricted Subsidiaries” (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)), and

(c) “ — Future Subsidiary Guarantors.”

The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under “— Merger, Consolidation and Sale of Assets” (other than clause (e) of the first and second paragraphs thereunder).

Limitation on Debt.  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

(2) such Debt is Permitted Debt.

The term “Permitted Debt” means:

(a) (i) Debt of the Company evidenced by the original 2020 notes originally issued under the indenture on the Issue Date and the new 2020 notes issued in exchange for any original 2020 notes issued under the indenture in accordance with the registration rights agreement and (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the original 2020 notes originally issued under the indenture on the Issue Date and the Guarantees issued in exchange for any Guarantees under the indenture in accordance with the registration rights agreement;

(b) Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary, under the Credit Facility or a Qualified Receivables Transaction, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (b) and then outstanding shall not exceed the greatest of (i) $850.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase 2020 notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales,” (ii) an aggregate amount equal to (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to the date of such incurrence multiplied by (y) 2.25 and (iii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $250.0 million, in each case determined on a consolidated basis as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of 2020 notes;

(c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed the greater of (x) $125.0 million and (y) 5% of Consolidated Net Tangible Assets;

(d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the 2020 notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(g) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(h) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (h) above (including any exchange notes issued in exchange for such Debt pursuant to a registration rights agreement);

(j) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

(k) Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the indenture;

(l) Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under clause (f) of the second paragraph of the covenant described under “— Limitation of Restricted Payments”; provided, however, that (a) all such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2020 notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and

(b) the aggregate principal amount of all such Debt incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to clause (f) of the second paragraph of the covenant described under “— Limitation of Restricted Payments,” shall not exceed $7.5 million;

(m) Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee would otherwise be permitted to incur under the indenture;

(n) Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

(o) Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(p) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $150.0 million; and

(q) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (i) and (j) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to clause (i) of the second paragraph of this covenant, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company or a Subsidiary Guarantor.

(3) Notwithstanding anything to the contrary contained in this covenant,

(a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the 2020 notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

(b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar-equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments.  The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2009 to the end of the most recent fiscal quarter for which financial statements have been filed with, or furnished to, the Commission (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(ii) 100% of Capital Stock Sale Proceeds, plus

(iii) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(iv) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

(C) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus

(v) $150.0 million.

Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

(a) pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with the indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

(c) purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

(e) the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options; provided however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

(f) repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

(1) the aggregate amount of such repurchases shall not exceed $7.5 million in any calendar year and

(2) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

(g) pay dividends or distributions in the ordinary course of business on the Company’s outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company’s outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors of the Company, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $50.0 million in the aggregate in any calendar year; provided, however, that at the time of such dividend, distribution or purchase,

(1) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt” after giving pro forma effect to such dividend or distribution; and

(2) no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

(h) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under “— Limitation on Asset Sales”; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

(i) purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all 2020 notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments.

Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the 2020 notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the 2020 notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the 2020 notes or the Subsidiary Guarantees.

Limitation on Asset Sales.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

(c) the Company delivers an Officers’ Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

Solely for the purposes of clause (b) above of this “Limitation on Asset Sales” provision, the following will be deemed to be cash:

(x) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the 2020 notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay

(1) Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

(2) Debt under the Credit Facility; or

(b) to invest or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

(c) to make capital expenditures to improve existing assets.

Notwithstanding the foregoing, (i) any investment in Additional Assets within 180 days prior to an Asset Sale, shall be deemed to satisfy clause (b) above with respect to any such Asset Sale and (ii) any capital expenditure made to improve existing assets within 180 days of an Asset Sale shall be deemed to satisfy clause (b) above with respect to any Asset Sale.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding two paragraphs within 360 days from the date of the receipt of such Net Available Cash, or such shorter period which the Company determines or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 360 days from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $50.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Asset Sale Offer”) the 2020 notes which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis, according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of 2020 notes have been given the opportunity to tender their 2020 notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the 2020 notes outstanding on the date of the Asset Sale Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the 2020 notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the 2020 notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

Within five business days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of 2020 notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of 2020 notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(b) make any loans or advances to the Company or any other Restricted Subsidiary or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date, including, without limitation, restrictions pursuant to the 2020 notes, the indenture, the indentures governing the Company’s notes existing prior to the issuance of the outstanding 2020 notes and the Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur up to $15.0 million of Debt so long as such Debt is Incurred pursuant to clause (b) of the second paragraph of the covenant described under “— Limitation on Debt” and that are no more restrictive, taken as a whole, than those contained in the Credit Facility on the Issue Date,

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of 2020 notes than those under the agreement evidencing the Debt so Refinanced,

(D) arising in connection with a Qualified Receivables Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

(E) existing under or by reason of applicable law, and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the 2020 notes or the applicable Subsidiary Guarantee pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

(E) that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith and not otherwise prohibited under the indenture, or

(F) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture.

Limitation on Transactions with Affiliates.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors of the Company, (including at least a majority of the disinterested members of the Board of Directors of the Company) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution delivered to the trustee, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any disposition of Property by the Company or any Subsidiary in accordance with the terms and conditions set forth in the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A., and Cascades Italia S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2020 notes in the good faith judgment of the Company);

(d) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(e) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $7.5 million in the aggregate at any one time outstanding;

(f) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

(g) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of the indenture) and otherwise in compliance with the terms of the indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors of the Company and are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company;

(h) payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors of the Company and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

(i) payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(j) any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Receivables Transaction; and

(j) director and officer indemnification agreements entered into in good faith and approved by the Board of Directors.

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under the covenant described under “— Limitation on Restricted Payments” and the Subsidiary to be so designated:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

(b) has no Debt other than Non-Recourse Debt;

(c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company of any of its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if (1) either of the requirements set forth in clause (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification, (2) if such Person is a Subsidiary of an Unrestricted Subsidiary, or (3) unless the Company elects otherwise, such Subsidiary is formed and exists solely for the purpose of effecting a transaction or series of transactions otherwise permitted by this Indenture and such Subsidiary will be merged, consolidated, liquidated, dissolved, wound-up or amalgamated into the Company or a Restricted Subsidiary as part of such transaction or series of transactions.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers’ Certificate that:

(1) certifies that such designation or redesignation complies with the preceding provisions, and

(2) gives the effective date of such designation or redesignation, such filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Future Subsidiary Guarantors.  The Company shall cause (a) each Person that becomes a Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee as soon as practicable after such time such Person becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, and (b) any Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Debt of the Company or of any Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee as soon as practicable after such time of such Guarantee; provided, however, that in the case of clause (b), a Foreign Subsidiary will not be required to deliver a Subsidiary Guarantee if and so long as:

(x) the other Debt being Guaranteed by such Foreign Subsidiary is Senior Debt, and

(y) the Guarantee by the Foreign Subsidiary of such other Debt is not “full and unconditional” (as such term is defined in Rule 3-10 of Regulation S-X under the Exchange Act) and providing an unconditional Guarantee of such other Debt or the 2020 notes would constitute a fraudulent conveyance, result in adverse tax consequences to the Company or violate applicable local law.

Merger, Consolidation and Sale of Assets

The Company shall not merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the Surviving Person in such merger, consolidation, liquidation, dissolution, winding-up or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on, all the 2020 notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(f) the Company shall deliver, or cause to be delivered, to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indentures, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(g) the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the 2020 notes.

The Company shall not permit any Subsidiary Guarantor to merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation, liquidation, dissolution, winding-up or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indentures providing for a Subsidiary Guarantee, executed and delivered to the trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such

Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(f) the Company shall deliver, or cause to be delivered, to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(g) the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the 2020 notes.

This “Merger, Consolidation or Sale of Assets” covenant will not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S. Subsidiary Guarantor. In addition, the foregoing provisions (other than clause (d) in the two prior paragraphs) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b) a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the 2020 notes.

Payments for Consents

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any 2020 notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the 2020 notes unless such consideration is offered to be paid or is paid to all holders of the 2020 notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

The Company shall deliver to the trustee, no later than fifteen (15) calendar days after the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the trustee any material for which the Company has sought and obtained confidential treatment by the Commission; provided further, each such report will be deemed to be so delivered to the trustee if the Company files such report with the Commission through the Commission’s EDGAR database. In the event the Company is at any time while any 2020 notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the trustee and, upon request, to each Holder, no later than fifteen (15) calendar days after the date the Company would have been required to file the same with the Commission, the reports the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such sections. The Company also shall comply with the other provisions of the Trust Indenture Act of § 314(a).

Events of Default

Events of Default in respect of the 2020 notes include:

(1) failure to make the payment of any interest (including Additional Amounts) on the 2020 notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the 2020 notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Merger, Consolidation and Sale of Assets”;

(4) failure to make a Change of Control Offer pursuant to the covenant described under “— Repurchase at the Option of the Holders Upon a Change of Control”;

(5) failure to make an Asset Sale Offer pursuant to the covenant described under “— Limitation on Asset Sales,” and such failure continues for 30 days after written notice is given to the Company as provided below;

(6) failure to comply with the covenant described under “— SEC Reports” and such failure continues for a period of 120 days after written notice is given to the Company is provided below;

(7) failure to comply with any other covenant or agreement in the 2020 notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2), (3), (4), (5) or (6)) and such failure continues for 60 days after written notice is given to the Company as provided below;

(8) a default under any Debt for money borrowed by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $75.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”) and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

(9) any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (net of any amounts that are reduced by insurance or bonded) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(10) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); and

(11) any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the “guarantee provisions”).

A Default under clause (5), (6), (7) or (8) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the 2020 notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall promptly deliver to the trustee, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If any Event of Default with respect to the 2020 notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the 2020 notes then outstanding may declare to be immediately due and payable the principal amount of all the 2020 notes then outstanding, plus accrued but unpaid interest to the date of acceleration, and any Special Interest, if any. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the 2020 notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the 2020 notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the 2020 notes then outstanding may, under certain circumstances, rescind and cancel such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the 2020 notes, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the 2020 notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 2020 notes.

No holder of 2020 notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the trustee written notice of a continuing Event of Default,

(b) the registered holders of at least 25% in aggregate principal amount of the 2020 notes then outstanding have made a written request and offered indemnity to the trustee to institute such proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the 2020 notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest and Special Interest, if any, on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the 2020 notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2020 notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium, interest and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder affected (whether in the aggregate holding a majority in principal amount of 2020 notes or not) of an outstanding note as described in the next sentence) with the consent of the registered holders of at least a majority in aggregate principal amount of the 2020 notes then outstanding. However, without the consent of each holder affected (whether in the aggregate holding a majority in principal amount of 2020 notes or not) of an outstanding note, no amendment may, among other things,

(1) reduce the amount of 2020 notes whose holders must consent to an amendment or waiver,

(2) reduce the rate of or change the time for payment of interest on any note,

(3) reduce the principal of or change the Stated Maturity of any 2020 note,

(4) make any 2020 note payable in money other than that stated in the 2020 note,

(5) impair the right of any holder of the 2020 notes to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such holder’s 2020 notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s 2020 notes or any Subsidiary Guarantee,

(6) subordinate the 2020 notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (for the avoidance of doubt, the granting of a security interest in Property shall not constitute a subordinated interest),

(7) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under “— Optional Redemption” or “— Additional Amounts” above,

(8) after the Company’s obligation to purchase the 2020 notes arises in accordance with the covenant described under “Repurchase at the Option of Holders Upon a Change of Control” hereof, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

(9) at any time after the Company is obligated to make a Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the 2020 notes must be repurchased pursuant thereto,

(10) make any change to the indenture or the 2020 notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the 2020 notes (including payments made pursuant to any Subsidiary Guarantee),

(11) make any change in any Subsidiary Guarantee that would adversely affect the rights of holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of the indenture,

(12) make any change in the amendment provisions which require the consent of each holder or in the waiver provisions, or

(13) make any change in the provisions of the indenture described under “— Additional Amounts” that adversely affects the rights of any holder or amend the terms of the 2020 notes or the indenture in a way that would result in the loss to any holder of an exemption from any of the Taxes described thereunder.

Without the consent of any holder of the 2020 notes, the Company and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency,

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the indenture, provided that the Company delivers to the trustee:

(A) an Opinion of Counsel to the effect that holders of the 2020 notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred, and

(B) an Opinion of Counsel in Canada to the effect that holders of the 2020 notes will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

(3) provide for uncertificated 2020 notes in addition to or in place of certificated 2020 notes (provided that the uncertificated 2020 notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 2020 notes are described in Section 163(f)(2)(B) of the Code),

(4) add additional Subsidiary Guarantees with respect to the 2020 notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture,

(5) make any change that would provide additional rights or benefits to the holders of the 2020 notes or that does not adversely affect the rights of the holders of the 2020 notes,

(6) provide for the issuance of additional 2020 notes in accordance with the indenture, and

(7) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or other applicable trust indentures legislation.

The consent of the holders of the 2020 notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the 2020 notes at such holder’s address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the 2020 notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations and the obligations of the Subsidiary Guarantors under the 2020 notes and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 2020 notes, to replace mutilated, destroyed, lost or stolen 2020 notes, to maintain a registrar and paying agent in respect of the 2020 notes and to pay Additional Amounts, if any. The Company at any time may terminate:

(1) its obligations under the covenants described under “— Repurchase at the Option of Holders Upon a Change of Control” and “— Certain Covenants,”

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under “— Events of Default” above, and

(3) the limitations contained in clause (e) in the first paragraph of, and in the second paragraph of, “— Merger, Consolidation and Sale of Assets” above (collectively, “covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the 2020 notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the 2020 notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect to the covenants described under “— Certain Covenants”), (8), (9), (10) (with respect only to Significant Subsidiaries) or (11) under “— Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph or with the second paragraph of, “— Merger, Consolidation and Sale of Assets” above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest and Special Interest, if any, on the 2020 notes to maturity or redemption, as the case may be;

(b) the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued and unpaid interest when due on all the 2020 notes to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (10) under “— Events of Default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f) the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling, or

(2) since the date of the indenture there has been a change in any applicable Federal income tax law,

to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, holders of the 2020 notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian federal, provincial or territorial income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax or Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(h) in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that holders of the 2020 notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian federal, provincial or territorial income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax or Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) the Company delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the 2020 notes have been complied with as required by the indenture.

Consent to Jurisdiction and Service of Process

The Company irrevocably appoints Cascades USA Inc. as its agent for service of process in any suit, action or proceeding with respect to the indenture or the 2020 notes brought in any Federal or state court located in New York City and each of the Company and the Guarantors submit to the jurisdiction thereof.

Governing Law

The indenture and the 2020 notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Enforceability of Judgments

The Company and the Subsidiary Guarantors have been informed by their Canadian counsel, Fraser Milner Casgrain LLP, that the laws of the Provinces of Québec and Ontario permit an action to be brought before a court of competent jurisdiction in the Provinces of Québec and Ontario (a “Canadian Court”) to recognize and enforce a final and conclusive judgment in personam against the judgment debtor of any Federal or state court located in the Borough of Manhattan in The City of New York (a “New York Court”) that is not impeachable as void or voidable under the laws of the State of New York (“New York Law”) for a sum certain if: (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the

Company and the Subsidiary Guarantors in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be (A) inconsistent with public policy as the term is understood under the laws of the Province of Ontario or (B) manifestly inconsistent with public order as understood in international relations, as the term is understood under the laws of the Province of Québec; (iii) in the Province of Québec, such judgment is not subject to ordinary remedies and is final and enforceable in the State of New York; (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue (unless, in the case of the Province of Québec, there is reciprocity), expropriatory or penal laws; (v) the action to enforce such judgment is commenced within applicable limitation periods; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with New York Law and a court of competent jurisdiction in the Province of Québec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn the act of procedure or it was not given sufficient time to offer its defense. In any such action brought before a court of competent jurisdiction in the Province of Québec, the defendant will only be permitted to argue that the conditions set out above were not met.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.

In the Province of Québec, a Canadian Court may decline to hear an action to enforce a judgment if it considers that the courts of another jurisdiction are in a better position to decide the dispute. It may also refrain from ruling if another action between the same parties, based on the same facts and having the same object, is pending before a foreign authority, provided that such action can result in a decision which may be recognized in the Province of Québec, or if such a decision has already been rendered by a foreign authority.

In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the indenture or the 2020 notes on the basis of public order, as that term is understood in international relations and under the laws of the Province of Québec, or on the basis of public policy, as that term is understood under the laws of the Provinces of Ontario including in each case, the federal laws of Canada applicable therein.

The Trustee

The Bank of Nova Scotia Trust Company of New York is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary in a Related Business (including any capital expenditures with respect to any Property already owned or to be owned); or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals under law), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the first paragraph of the covenant described under “— Merger, Consolidation and Sale of Assets” or constituting a Change of Control,

(4) any disposition or series of related dispositions with an aggregate Fair Market Value and for net proceeds (exclusive of indemnities) of less than $10.0 million,

(5) sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the asset swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition,

(6) the creation of any Permitted Lien,

(7) any disposition of surplus, discontinued, obsolete or worn-out equipment or other immaterial assets or other personal Property that is no longer used or useful in the on going business of the Company and its Restricted Subsidiaries;

(8) any surrender or waiver of contract rights or release of contract or tort claims;

(9) any sale of cash or Temporary Cash Investments;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding;

(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12) sales of interests in or assets of Unrestricted Subsidiaries;

(13) any exchange or trade-in of equipment or other property by the Company or any Restricted Subsidiary in exchange for other equipment or property of a nature or type that is used or to be used in, the businesses of the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided that the Fair Market Value of the equipment or property received is at least as great as the Fair Market Value of the equipment or other property being exchanged or traded-in;

(14) any sale of Receivables pursuant to a Qualified Receivables Transaction;

(15) any disposition of Property by the Company or any Subsidiary in accordance with the terms and conditions set forth in the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A. and Cascades Italia S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2020 notes in the good faith judgment of the Company); and

(16) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances the present value (discounted at the interest rate implicit in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partnership of such Person) or, in each case, any duly authorized committee.

“Business Day” means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, limited liability company interests or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent such sale is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the total voting power of the Voting Stock of the Company; or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any commodity futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement (including derivative agreements or arrangements) designed to protect such Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2020 notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2020 notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H. 15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b) all current maturities of long-term Debt.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, (except that in making such computation, the amount of Debt under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation); and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related business or assets of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate

Agreement applicable to such Debt). If any Debt bears interest, at the option of the Company or a Restricted Subsidiary, at a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Debt is being given pro forma effect, the interest expense with respect to such Debt shall be calculated for the entire period by applying such optional rate as shall be in effect as of the date of determination. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense, net of any interest income of the Company and its Restricted Subsidiaries, of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost excluding amortization of deferred and other financing fees; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP);

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net payments associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net receipts rather than net payments, such payments shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net payments are otherwise reflected in Consolidated Net Income;

(g) Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(h) Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries (determined in accordance with GAAP); provided, however, that there shall not be included in such Consolidated Net Income: (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain (loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Restricted Subsidiaries or any Permitted Joint Venture (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Receivables Transaction shall be deemed to be in the ordinary course):

(d) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) of the Company or any of its consolidated Restricted Subsidiaries or any Permitted Joint Venture incurred subsequent to the Issue Date (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed);

(e) any extraordinary gain or loss (including fees and expenses relating to any event or transaction giving rise thereto);

(f) any gain or loss arising from any refinancing, repurchase or extinguishment of Debt;

(g) any unrealized gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP;

(h) the cumulative effect of a change in accounting principles, including any impact resulting from the conversion to International Financial Reporting Standards (“IFRS”);

(i) any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt; and

(j) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder, if at all, only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a

Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof. In addition, any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges were added back shall be deducted.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock; and

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

“Credit Facility” means the Debt represented by:

(a) one or more debt facilities or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Credit Agreement, dated as of December 29, 2006, among the Company, certain of its Subsidiaries, the lenders party thereto and The Bank of Nova Scotia, as Administrative and Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

(b) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) any indebtedness of any Person:

(1) in respect of money borrowed, or

(2) evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), but only to the extent that such purchase price is due more than six months after the date of placing such Property in service for taking delivery and title therein;

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under the covenant described under “— Certain Covenants — Limitation on Debt,” the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the most recent fiscal quarter for which financial statements have been made publicly available (whether through having been filed with, or furnished to, the Commission or similar regulatory agency or otherwise).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the 2020 notes; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale or disposition (each as defined in a similar manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the covenant described under “— Certain Covenants — Limitation on Asset Sales”; and such repurchase or redemption complies with the provisions of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

Notwithstanding the foregoing, Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles,

(5) the amount of any non-cash restructuring charges or reserves (which for the avoidance of doubt shall include severance contracts, termination costs (including pension settlement amounts)), including future lease commitments, costs to consolidated facilities and costs to relocate employees; and

(6) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), minus

(c) any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges or other items were reflected in Consolidated Net Income

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $50 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $50 million by a Board Resolution of the Company.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Income Tax Act” means the Income Tax Act (Canada).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “— Certain Covenants — Limitation on Debt,” amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Rate Agreement” means for any Person, any interest rate swap agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than accounts receivable, trade credit or other advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, 2020 notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definitions of “Restricted Payment” and “Unrestricted Subsidiary,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.

“Investment Grade Status” shall be deemed to have been reached on the date that the 2020 notes have an Investment Grade Rating from both Rating Agencies.

“Issue Date” means December 23, 2009.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Inc.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

(e) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

“Non-Recourse Debt” means Debt:

(a) as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the 2020 notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chairman, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Secretary or any Vice President of the Company, or, in the event that the Company has no such officers, a person duly authorized under applicable law by the managers, members or a similar body to act on behalf of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Permitted Holders” means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv) “beneficially owns” (as defined in Rules 13d-3 and

13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) any Investment existing on the Issue Date, including any Investment of any subsidiary or Joint Venture at the time such Subsidiary or Joint Venture became a Subsidiary or Joint Venture;

(b) the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Person is a Related Business;

(c) any Person if as a result of or in connection with such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, provided that such Person’s primary business is a Related Business;

(d) cash and Temporary Cash Investments;

(e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in clause (4) of the second paragraph in the definition of “Asset Sale”;

(j) a lease, utility and other similar deposits in the ordinary course of business;

(k) any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (c)(ii) of “— Certain Covenants — Limitation on Restricted Payments,” at any one time outstanding;

(l) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by the indenture;

(m) any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

(n) purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with the indenture;

(o) acquisitions by the Company (directly or indirectly) of additional shares of Capital Stock of Reno de Medici, S.p.A., in accordance with the rights and conditions set forth in Section 3.3.1 of the Combination Agreement, dated as of May 13, 2007, between Reno de Medici S.p.A., Cascades Paperboard International Inc., Cascades S.A., and Cascades Italis S.r.l. (as amended or as it may be amended in the future in a manner that is not materially adverse to the holders of the 2020 notes in the good faith judgment of the Company);

(p) Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (p) shall not exceed at any time outstanding the greater of $400.0 million or 10% of Consolidated Net Tangible Assets; and

(q) other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time.

“Permitted Joint Venture” means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

“Permitted Liens” means:

(a) Liens in favor of the Company or any Subsidiary Guarantor;

(b) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(c) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed, improved or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(d) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, landlords’, vendors’ or Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f) Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

(g) Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

(h) Liens granted in connection with a Qualified Receivables Transaction;

(i) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(j) Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(k) Liens on the Property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(l) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(m) utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(n) Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by the indenture;

(o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p) Liens granted to secure the 2020 notes pursuant to the covenant described under “— Limitation on Liens”;

(q) leases, licenses, subleases and sublicenses of assets (including without limitation, real property and intellectual property rights) in the ordinary course of business and which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(r) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(s) Liens not otherwise permitted by clauses (a) through (r) above encumbering Property having an aggregate Fair Market Value not in excess of the greater of (i) $125.0 million or (ii) 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been made publicly available (whether through having been filed with, or furnished to, the Commission or similar regulatory agency or otherwise) ending at least 45 days prior to the date any such Lien shall be Incurred.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction, improvement or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Equity Offering” means a primary offering of common stock of the Company of at least $50.0 million to Persons who are not Affiliates of the Company.

“Qualified Receivables Transaction” means any transaction or series of transactions, including factoring arrangements, that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

“Rating Agencies” means Moody’s and S&P.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified

Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (x) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (y) Debt permitted to be Incurred under clause (d) of the covenant described under “— Certain Covenants — Limitation on Debt”); or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest and Special Interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate in right of payment to the 2020 notes;

(B) any Debt Incurred in violation of the provisions of the indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for federal, state, provincial, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary; or

(F) any obligations with respect to any Capital Stock of the Company. “Senior Debt” of any Subsidiary Guarantor has a correlative meaning.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Special Interest” means additional interest, if any, due on the 2020 notes as a result of our failure to perform our obligations under the registration rights agreement relating to the 2020 notes.

“Special Purpose Vehicle” means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Receivables Transaction or other similar transactions of Receivables, including factoring arrangements, or other similar or related assets.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the 2020 notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the 2020 notes.

“Subsidiary Guarantor” means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental indenture to the trustee providing for a Subsidiary Guarantee.

“Surviving Person” means the surviving Person formed by a merger, consolidation, liquidation, dissolution, winding-up or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Assets,” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Temporary Cash Investments” means:

(a) Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of “R-1” (or higher) according to Dominion Bond Rating Service Limited;

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state, province or country is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within one year of the date of acquisition thereof; and

(f) Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

We issued the original notes in the form of global securities. The exchange notes will be initially issued in the form of global securities registered in the name of The Depository Trust Company or its nominee.

Upon the issuance of a global security, The Depository Trust Company or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the applicable exchange notes represented by such global security exchanged by such persons in the exchange offer. The term “global security” means the outstanding global securities or the exchange global securities, as the context may require. Ownership of beneficial interests in a global security will be limited to persons that have accounts with The Depository Trust Company, which we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by The Depository Trust Company (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Because The Depository Trust Company can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global security to pledge its interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

Payment of principal of and interest on any exchange notes represented by a global security will be made in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole holder of the exchange notes represented thereby for all purposes under the indentures. The Company has been advised by The Depository Trust Company that upon receipt of any payment of principal of or interest on any global security, The Depository Trust Company will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of The Depository Trust Company. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by The Depository Trust Company or a nominee of The Depository Trust Company to a nominee of The Depository Trust Company or to The Depository Trust Company. A global security is exchangeable for certificated exchange notes only if:

(a) The Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository;

(b) the Company, in its discretion, at any time determines not to have all the exchange notes represented by such global security; or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the exchange notes of the series represented by such global security.

Any global security that is exchangeable for certificated exchange notes pursuant to the preceding sentence will be exchanged for certificated exchange notes in authorized denominations and registered in such names as The Depository Trust Company or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of The Depository Trust Company or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated exchange notes,

(a) certificated exchange notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

(b) payment of principal of, and premium, if any, and interest on, the certificated exchange notes will be payable, and the transfer of the certificated exchange notes will be registrable, at the office or agency of the Company maintained for such purposes; and

(c) no service charge will be made for any registration of transfer or exchange of the certificated exchange notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Certificated exchange notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the trustee a written certificate, in the form provided in the applicable indenture.

The Company will make payments in respect of the exchange notes represented by the global securities, including principal and interest, by wire transfer of immediately available funds to the accounts specified by the The Depository Trust Company or its nominee. The Company will make all payments of principal and interest with respect to certificated exchange notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated exchange notes or, if no such account is specified, by mailing a check to each such holder’s registered address.

So long as The Depository Trust Company or any successor depositary for a global security, or any nominee, is the registered owner of such global security, The Depository Trust Company or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global security for all purposes under the indenture and the exchange notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the exchange notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes in definitive form and will not be considered to be the owners or holders of any exchange notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of The Depository Trust Company or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture under which such exchange notes were issued. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, The Depository Trust Company or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(a) any aspect of The Depository Trust Company’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of The Depository Trust Company’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global securities; or

(b) any other matter relating to the actions and practices of The Depository Trust Company or any of its participants or indirect participants.

The Depository Trust Company has advised the Company that The Depository Trust Company is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The Depository Trust Company was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company’s participants include securities brokers and dealers (which may include the initial purchasers of the original notes), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own The Depository Trust Company. Access to The Depository Trust Company’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the trustee under either indenture will have any responsibility for the performance by The Depository Trust Company, or its participants or indirect participants of their respective obligations under the rules and procedures governing its operations.

IMPORTANT U.S. AND CANADIAN TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, YOU ARE ADVISED THAT THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. IT WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain United States federal income tax considerations relating to the exchange offer and to the ownership and disposition of the exchange notes issued pursuant to the exchange offer.

Except where noted, this summary assumes that outstanding restricted notes have been held as capital assets (generally, property held for investment) following purchase on original issuance at the Notes’ “issue price” (generally, the first price at which a substantial portion of the notes were sold for cash to persons other than bond houses, brokers, or similar organizations acting in the capacity of underwriters, placement agents or wholesalers), and that exchange notes will be held as capital assets. This summary does not represent a detailed description of the United States federal income tax considerations applicable to holders that are subject to special treatment under the United States federal income tax laws, including (but not limited to):

•	a dealer or trader in securities, currencies or commodities, including those who use the mark-to-market method of accounting;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a grantor trust;

•	a personal holding company;

•	a person who acquired outstanding restricted notes or exchange notes in connection with employment or other performance of services;

•	a person holding outstanding restricted notes or exchange notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a person who owns, actually or constructively, 10% or more of our common shares;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a partnership or other entity or arrangement classified as a partnership for United States federal income tax purposes or other pass-through entities, or an investor in such entities or arrangements; or

•	a United States expatriate, i.e., a former U.S. citizen or former long-term resident of the United States.

The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, judicial decisions, and administrative pronouncements as of the date hereof, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect, which could affect the United States federal income tax considerations summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with all tax considerations that may be relevant to a holder in light of such holder’s personal circumstances (including estate and gift tax considerations, alternative minimum tax considerations, or state, local or foreign tax considerations).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of outstanding restricted notes or exchange notes that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of outstanding restricted notes or exchange notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder.

If any entity or arrangement classified as a partnership for United States federal income tax purposes holds outstanding restricted notes or exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding outstanding restricted notes or exchange notes, you should consult your own tax advisors.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange offer and of the purchase, ownership or disposition of the outstanding restricted notes or exchange notes or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS CONSTITUTES NEITHER TAX NOR LEGAL ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF THE OUTSTANDING RESTRICTED NOTES OR OF THE EXCHANGE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER TAX LAWS, INCLUDING ESTATE AND GIFT TAX LAWS AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences of the Exchange Offer

Because the exchange notes will not differ materially in kind or extent from the outstanding restricted notes, the exchange of outstanding restricted notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange for United States federal income tax purposes. Consequently, (1) you will recognize no gain or loss upon receipt of an exchange note, (2) your holding period for the exchange note will include your holding period for the outstanding restricted note exchanged therefor, and (3) your basis in the exchange note will be the same as your basis in the outstanding restricted note immediately before the exchange.

Effect of Certain Contingencies

Under the terms of the exchange notes, the Company may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the exchange notes (“excess amounts”). See, “Description of Notes — The 2017 Notes — Optional Redemption,” “Description of Notes — The 2017 Notes — Additional Amounts,” “Description of Notes — The 2017 Notes — Repurchase at the Option of Holders Upon a Change of Control,” “Description of Notes — The 2020 Notes — Optional Redemption,” “Description of Notes — The 2020 Notes — Additional Amounts,” and “Description of Notes — The 2020 Notes — Repurchase at the Option of Holders Upon a Change of Control.” It is possible that the IRS could assert that the payment of such excess amounts is a “contingent payment,” and the exchange notes are therefore contingent payment debt instruments for United States federal income tax purposes. Under the applicable United States Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies

(determined as of the date the notes are issued) are ignored. We believe that the possibility of making additional payments is remote and/or incidental. Accordingly, we do not intend to treat the exchange notes as contingent payment debt instruments. Our position will be binding on you, unless you timely and explicitly disclose to the IRS that you are taking a position different from ours. Our position, however, is not binding on the IRS. If the IRS successfully challenges this position, the timing and amount of income included and the character of the income recognized with respect to the exchange notes may be materially and adversely different from the consequences discussed herein. You should consult your own tax advisor regarding this issue. The remainder of this discussion assumes that the exchange notes are not treated as contingent payment debt instruments.

U.S. Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder of exchange notes.

Payments of Interest

Stated interest on the exchange notes, including any excess amounts, generally will be taxable to you as ordinary income at the time that it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. Interest on the exchange notes will generally constitute foreign source income for United States foreign tax credit purposes.

Sale, Exchange, Retirement, Redemption, or Other Disposition of Exchange Notes

You generally will recognize gain or loss upon the sale, exchange (other than a tax-free exchange), retirement, redemption or other disposition of an exchange note equal to the difference between (i) the amount realized upon the sale, exchange, retirement, redemption or other disposition (other than amounts attributable to accrued stated interest not previously recognized as income, which will be treated as ordinary interest income as described above) and (ii) your adjusted tax basis in the exchange note. Your tax basis in an exchange note generally will be equal to the amount you paid for the exchange note. Any gain or loss recognized on a taxable disposition of the exchange note generally will be capital gain or loss. If you have held the exchange note for more than one year, such capital gain will be long-term capital gain. Long-term capital gains of non-corporate U.S. holders currently are subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Any gain or loss realized on the sale, exchange, retirement, redemption or other disposition of an exchange note generally will be treated as United States source gain or loss for United States foreign tax credit purposes, although special rules may apply if you have a fixed place of business outside the United States to which the gain or loss is attributable.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the exchange notes and to the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of an exchange note paid to you unless you are an exempt recipient, such as a corporation. Backup withholding, currently at a rate of 28%, will apply to those payments if you fail to provide your taxpayer identification number, certified under penalties of perjury, or certification of exempt status, or if you otherwise fail to comply with applicable requirements to establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-U.S. holder of exchange notes.

Payments of Interest

Subject to the discussion below concerning backup withholding, payments to you of interest, including any excess amounts, on an exchange note generally will not be subject to United States federal income tax unless the income is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on the exchange notes is effectively connected with your conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base, then you generally will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder, as described above. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits attributable to such interest.

Sale, Exchange, Retirement, Redemption, or Other Disposition of Exchange Notes

Subject to the discussion below concerning backup withholding, any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of an exchange note generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to tax on the net gain derived from the sale, exchange, retirement, redemption or other taxable disposition in the same manner as if you were a U.S. holder, as described above. If you are a foreign corporation that falls under the first bullet point above, you may also be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits attributable to such gain. If you are an individual described in the second bullet point above, you will be subject to a 30% tax on the gain derived from the sale, exchange, retirement, redemption, or other taxable disposition, which may be offset by certain United States source capital losses, even though you are not considered a resident of the United States.

To the extent the amount realized on any taxable disposition of exchange notes is attributable to accrued but unpaid interest, the rules for taxation of interest would apply. See “— Payments of Interest” above.

Information Reporting and Backup Withholding

In certain circumstances, a non-U.S. holder may be subject to information reporting and/or backup withholding tax (currently at a rate of 28%) on payments of interest on, and the proceeds from a disposition (including a retirement or redemption) of, the exchange notes, unless such non-U.S. holder certifies its non-U.S. status under penalty of perjury (generally on IRS Form W-8BEN) or satisfies the requirements of an otherwise established exemption.

Recently Enacted Legislation

The recently enacted Hiring Incentives to Restore Employment Act (the “Hire Act”), which was signed into law on March 18, 2010, modifies some of the rules described above, including with respect to certification requirements and information reporting, for debt instruments issued more than two years after the date of enactment. Although the notes are exempt from the new rules, Congress delegated broad authority to the United States Treasury Department to promulgate regulations to implement the new withholding and reporting regime. It cannot be predicted whether or how any regulations promulgated by the United States Treasury Department pursuant to this broad delegation of regulatory authority will affect holders of the notes. You are urged to consult your own tax advisors regarding the Hire Act and legislative proposals that may be relevant to your investment in notes.

Certain Canadian Federal Income Tax Considerations

This section summarizes the material Canadian tax consequences to holders of notes. It represents the views of our tax counsel, Fraser Milner Casgrain LLP. This section applies to you if, at all times relevant hereto, you are not, and are not deemed to be, a resident of Canada.

The discussion is limited in the following ways:

•	The discussion only covers you if you buy your notes in the initial offering.

•	The discussion does not apply to you if you use or hold, or are deemed to use or hold, the notes in carrying on a business in Canada.

•	The discussion does not apply to you if you are a non resident insurer who carries on business in Canada and elsewhere.

•	The discussion is based on current law and administrative practice of the Canadian taxation authorities.

•	The discussion does not cover provincial, territorial or foreign law.

•	The discussion is of a general nature only. We suggest that you consult your own tax advisor about the consequences of holding the notes in your particular situation.

As a holder of notes, you will not be subject to Canadian withholding tax in respect of interest, principal or premium paid or credited on the notes by us provided you deal with us at arm’s length within the meaning of the Canadian Income Tax Act at the time of such payment or credit. For purposes of the Canadian Income Tax Act, related persons, as defined therein, are deemed not to deal with each other at arm’s length and it is a question of fact whether persons not related to each other deal with each other at arm’s length.

No other tax on income, including taxable capital gains, is payable under the Canadian Income Tax Act in respect of the holding, redemption or disposition of the notes, or any interest or premium received on the notes by a holder.

PLAN OF DISTRIBUTION

Any broker-dealer that holds original notes that were acquired for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from us) may exchange such original notes pursuant to the exchange offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange notes received by such broker-dealer in the exchange offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 90 days from the effective date of the registration statement of which this prospectus forms a part. We will provide sufficient copies of this prospectus, as amended or supplemented, to any broker-dealer promptly upon request at any time during such 90-day period in order to facilitate such resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Jones Day, New York, New York, will pass upon certain legal matters under U.S. federal, New York, Delaware and Pennsylvania law for us regarding the exchange notes. Fraser Milner Casgrain LLP, Montreal, Québec, will pass upon certain legal matters under Canadian law for us regarding the exchange notes. Goulston & Storrs, PC, Boston, Massachusetts, will pass upon certain legal matters under Massachusetts law for us regarding the guarantees of the exchange notes. Manning, Fulton & Skinner, P.A., Raleigh, North Carolina, will pass upon certain legal matters under North Carolina law for us regarding the exchange notes. Bass, Berry & Sims PLC, Nashville, Tennessee, will pass upon certain legal matters under Tennessee law for us regarding the exchange notes. Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada, will pass upon certain legal matters under Nevada law for us regarding the guarantees of the exchange notes. Robert F. Hall, our Vice President, Legal Affairs and Corporate Secretary is a former partner of Fraser Milner Casgrain LLP.

EXPERTS

The consolidated financial statements of Cascades Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, incorporated by reference in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company existing under the laws of the Province of Québec. Most of our directors and officers, and certain of the experts named herein, are not residents of the United States, and a substantial portion of our assets are located outside the United States. We have appointed an agent for service of process in the United States but it may be difficult for holders of notes to effect service within the United States upon our directors, officers and experts, or to realize against them upon judgments of courts of the United States predicated on civil liability under U.S. federal securities laws. We have been advised by our Canadian counsel, Fraser Milner Casgrain LLP, that a monetary judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

Cascades Inc.

Offer to exchange up to US$500,000,000 Aggregate Principal Amount of Newly Issued 7 3/4% Senior Notes due 2017	Offer to exchange up to US$250,000,000 Aggregate Principal Amount of Newly Issued 7 7/8% Senior Notes due 2020
For	For
a Like Principal Amount of Outstanding Restricted 7 3/4% Senior Notes due 2017 issued in December 2009	a Like Principal Amount of Outstanding Restricted 7 7/8% Senior Notes due 2020 issued in December 2009

PRELIMINARY PROSPECTUS

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

1.	CANADA CORPORATIONS

A.	Quebec

a.	Applicable Laws of Quebec

Cascades Inc.

Section 123.83 of the Québec Companies Act states that directors, officers and other representatives of a company are agents of the company. Section 123.87 requires a company to assume the defense of its agent prosecuted by a third person for an act done in the exercise of his duties and to pay damages, if any, resulting from that act, unless the agent has committed a gross fault or a personal fault separable from the exercise of his duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its agent if the agent had reasonable grounds to believe that the agent’s conduct was in conformity with the law, or if the agent has been freed or acquitted.

Section 123.88 requires a company to assume the expenses of its agent if, having prosecuted him for an act done in the exercise of the agent’s duties, the agent loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses and the amount the company shall assume. Section 123.89 of the Québec Companies Act requires a company to assume the obligations in Sections 123.87 and 123.88 in respect of any person who acted at its request as a director of a legal person of which it is a shareholder or creditor.

b.	By-Laws

Cascades Inc.

Cascades Inc.’s by-laws provide that Cascades Inc. shall indemnify and hold harmless its directors or officers, its former directors or officers, or any person who acts or acted at its request as a director or officer of a body corporate of which Cascades Inc. is or was a shareholder or creditor, and their heir and legal representatives, against all costs, charges and expenses, and in particular, with respect to all amounts paid to settle an action or satisfy a judgment, reasonably incurred by them with respect to any civil, criminal or administrative action or proceeding to which they are made a party by reason of their position, if (a) they acted honestly and in good faith with a view to the best interests of Cascades Inc.; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

Under Cascades Inc.’s by-laws, the directors and officers’ liability insurance is to be determined by its board of directors.

B.	Canadian Federal Law

a.	Applicable Laws of Canada

Cascades Canada Inc.; Cascades Fine Papers Group Inc.; Cascades Paperboard International; Cascades Tenderco Inc.; Cascades Transport Inc.; Dopaco Canada, Inc.; Kingsey Falls Investments Inc.; 7251637 Canada Inc.

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

b.	By-Laws

Cascades Canada Inc.; Cascades Fine Papers Group Inc.; Cascades Paperboard International; Dopaco Canada, Inc.; Kingsey Falls Investments Inc.

Each company’s by-laws provide that, subject to applicable law, the company shall indemnify its directors, officers, former directors, and former officers, or any person who acts or acted at the company’s request as a director or officer of an entity of which the company is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges or expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal or administrative action to which they are made a party by reason of being or having been a director or officer of such company, if:

(a) they acted honestly in good faith with a view to the best interests of the company, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds to believe that their conduct was lawful.

Under each company’s by-laws and subject to applicable law, the company may purchase liability insurance for these persons if approved by the company’s board of directors.

Cascades Tenderco Inc.

Cascades Tenderco Inc.’s by-laws do not provide for indemnification of its officers or directors.

Cascades Transport Inc.

Cascades Transport’s by-laws provide that, subject to the provisions of the Canada Business Corporations Act, it may indemnify its directors or officers, its former directors or officers or any other individuals who act or acted at its request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity. Cascades Transport may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously and the individual shall repay the moneys if the individual does not fulfill the following conditions: (a) he acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Under its by-laws, Cascades Transport may, subject to the provisions of the Canada Business Corporation Act, purchase and maintain insurance for the benefit these persons.

7251637 Canada Inc.

7251637 Canada Inc.’s by-laws do not provide for indemnification of its officers or directors.

C.	Ontario

a.	Applicable Laws of Ontario

Conference Cup Ltd.; Garven Incorporated

Section 136 of the Ontario Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of another legal entity of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

b.	By-Laws

Conference Cup Ltd.

Conference Cup Ltd.’s by-laws provide, subject to applicable law, that Conference Cup shall indemnify each of its directors and officers, former director or officer or a person who acts or acted at its request as a director or officer of a body corporate of which it is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

(a) he acted honestly and in good faith with a view to the best interests of Conference Cup; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Conference Cup Ltd.’s by-laws and subject to applicable law, provide that Conference Cup may purchase liability insurance for these persons if approved by the company’s board of directors.

Garven Incorporated

The by-laws of Garven Incorporated provide that Garven shall indemnify its directors and officers, its former directors or officers or a person who acts or acted at its request as a director or officer of a body corporate of which it is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any proceeding to which he is made a party by reason of being or having been a director or officer or body corporate and with the approval of the court in respect of an action by or on behalf of Garven or body corporate to procure a judgment in its favor to which he is made a party by reason of being or having been a director or officer of Garven or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of Garven; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Garven may purchase and maintain liability insurance for the benefit of these persons, except when the liability relates to the failure to act honestly and in good faith with a view to the best interests of the company.

2.	Delaware

A.	Delaware Corporations

a.	Applicable Laws of Delaware

Cascades Auburn Fiber Inc.; Cascades Boxboard U.S., Inc.; Cascades Energy Initiative Inc.; Cascades Plastics Inc.; Cascades SPG Sales Inc.; Cascades Tissue Group — Arizona Inc.; Cascades Tissue Group — New York Inc.; Cascades Tissue Group — Oregon Inc.; Cascades Tissue Group — Pennsylvania Inc.; Cascades Tissue Group — Sales Inc.; Cascades Tissue Group — Tennessee Inc.; Cascades Tissue Group — Wisconsin Inc.; Cascades USA Inc.; Norampac Finance US Inc.; Norampac Holding US Inc.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

b.	Bylaws

Cascades Auburn Fiber Inc.; Cascades Tissue Group — Arizona Inc.; Cascades Tissue Group — New York Inc.; Cascades Tissue Group — Oregon Inc.; Cascades Tissue Group — Pennsylvania Inc.; Cascades Tissue Group — Wisconsin Inc.; Cascades Tissue Group — Sales Inc.; Cascades Tissue Group — Tennessee Inc.; Cascades USA Inc.

Each company’s bylaws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the bylaws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the bylaws in reliance upon the advice of counsel.

Cascades Boxboard U.S., Inc.

Cascades Boxboard U.S., Inc.’s bylaws provide that, to the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, they shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. In addition, the company may similarly indemnify employees or agents of the company or persons who are serving at the request of the company as a director or officer of another entity but who are not directors or officers of the company.

Cascades Energy Initiative Inc.

Cascades Energy Initiative Inc.’s bylaws provide that the company shall indemnify and hold harmless, to the fullest extent permitted by the Delaware Code, each director or officer of the company who was or is, or is threatened to be made, a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the company, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at the request of the company (an “Authorized Representative”), against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise and taxes) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person’s involvement in the Proceeding is an alleged act or omission in such person’s capacity as an Authorized Representative or in another capacity while serving in such capacity or both. The company shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the board of directors of the company or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Cascades Plastics Inc.

Cascades Plastics Inc.’s Articles of Incorporation provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

Cascades SPG Sales Inc.

Cascades SPG Sales Inc.’s bylaws provide that to the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. Nothing herein shall be deemed to limit the power of the company to similarly indemnify employees or agents of the company or persons who are serving at the request of the company as a director or officer of another entity but who are not directors or officers of the company.

Norampac Finance US Inc.; Norampac Holding US Inc.

Each company’s bylaws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the bylaws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the bylaws in reliance upon the advice of counsel.

B.	Delaware Limited Liability Companies

a.	Applicable Laws of Delaware

Cascades Boxboard Group — Connecticut LLC; Cascades Delaware LLC; Cascades Enviropac HPM LLC; Cascades Tissue Group — Maryland LLC; Dopaco Pacific LLC; Norampac Delaware LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

b.	Limited Liability Company Operating Agreement and Bylaws

Cascades Boxboard Group — Connecticut LLC

Cascades Boxboard Group — Connecticut LLC’s bylaws provide that, the company may indemnify and advance expenses to any person, who was or is made a party or is threatened to be made a party to or is involved in any proceeding or any appeal in a proceeding or any inquiry or investigation that could lead to a proceeding, by reason of the fact that such person was an employee or agent of the company or is or was serving at the request of the company as a manager, director, officer, partner, joint venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it shall indemnify and advance expenses to directors and officers under the bylaws.

Cascades Delaware LLC

Cascades Delaware LLC’s Limited Liability Company Operating Agreement provides that, to the fullest extent permitted by applicable law, a board member or the Member (as defined therein), or any of the Member’s directors, officers, agents or employees, or any affiliate of the foregoing, shall be entitled to indemnification for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred by this agreement, except that they shall not be entitled to be indemnified in respect of any loss, damage, or claim incurred by reason of gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the company of an undertaking by or on behalf of an aforementioned person to repay such amount if it shall be determined that he is not entitled to be indemnified.

Cascades Enviropac HPM LLC

Cascades Enviropac HPM LLC’s bylaws provide that the company shall indemnify, defend and hold harmless the Member (as defined therein), and each manager, and the heirs, beneficiaries and legal representatives of each Member and manager (each “Indemnified Party”) from and against any and all actual or alleged losses, claims, damages, liabilities, costs and/or expenses (collectively, “Damages”) of any nature whatsoever, including without limitation attorneys’ fees, arising out of or in connection with any action taken or omitted by a Member or manager pursuant to authority granted by or otherwise in connection with the bylaws; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Member or manager established (i) that the Member’s or manager’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Member or manager personally gained in fact a financial profit or other advantage to which such the Member or manager was not legally entitled. Any indemnity shall be paid out of, and to the extent of, company assets only, including insurance proceeds if available.

Cascades Tissue Group — Maryland LLC

The Company (but not any Member or Additional Member (as defined therein)), shall indemnify and hold harmless the managers and any officer for any loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) arising out of any act or failure to act by such manager or officer, if such act or failure to act is (i) in good faith and reasonable; (ii) within the scope of the authority granted to the manager or officer (as applicable) under this agreement or the bylaws and (iii) not attributable to gross negligence or willful misconduct. Any indemnity under this agreement shall be paid from, and only to the extent of, the company’s assets and no Member or Additional Member shall have any personal liability on account thereof.

Dopaco Pacific LLC

Dopaco Pacific LLC’s Limited Liability Company Agreement provides that each person who was or is made a party in any proceeding by reason of the fact that he is or was (i) a Member (as defined therein), manager, or officer of the company or (ii) a Member, manager or officer of the company serving at the request of the company as a Member, director, officer, employee or agent of another corporation, limited liability company or a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an Indemnitee), whether the basis of such a proceeding is alleged action in an official capacity as manager, director, officer, employee or agent, or in any other capacity while serving as manager, director, officer, employee or agent shall be indemnified to the fullest extent authorized by the applicable law, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the company shall indemnify the indemnitee in connection with a proceeding (or part thereof) initiated by the company.

Norampac Delaware LLC

Norampac Delaware LLC’s Limited Liability Agreement provides that to the extent permitted by applicable law, a Covered Person (which definition includes its directors and officers), shall be entitled to indemnification from the company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the bylaws shall be provided out of and to the extent of company assets only, and no Covered Person shall have any personal liability on account thereof.

C.	Delaware Partnerships

a.	Applicable Laws of Delaware

Dopaco Limited Partnership

Section 17-108 of the Delaware Uniform Partnership Act, a limited partnership may, and shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set froth in its partnership agreement.

b.	Limited Partnership Agreement

Dopaco Limited Partnership

Dopaco Limited Partnership’s Agreement (“Agreement”) provides that the General Partner shall not be liable, responsible or accountable in damages to the Limited Partners or the Partnership for any act or omission on behalf of the Partnership performed or omitted in good faith and in a manner reasonably believed by the General Partner to be within the scope of the authority granted to the General Partner by the Agreement, even if such act or omission is negligent. The General Partner shall not be liable for omitting to do any act which the General Partner is not specifically required to do under the Agreement, and shall have no obligation or liabilities, express or implied, to the partnership or any other Partner, except as set forth in the Agreement.

The Partnership indemnifies and agrees to save the General Partner harmless against losses, damages, expenses, judgments, and amounts paid in settlement incurred by them in connection with any proceeding to which the General Partner is a party or threatened to be made a party by reason of its capacity as a General Partner or the fact that it was engaged in activities on behalf of the Partnership, unless the act or failure to act giving rise to such proceeding was not taken or omitted in good faith.

The General Partner has the right, but is not required, to cause the Partnership to obtain and pay the premiums on liability insurance at the Partnership’s expense. The term “General Partner”, includes the General Partner and its officers, directors, shareholders, members, employees and controlling persons.

3.	Massachusetts Corporation

a.	Applicable Laws of Massachusetts

Norampac New England Inc.

Massachusetts General Laws Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors and officers, including those serving at its request with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to obligate itself to indemnify its directors and officers in the corporation’s articles of organization, its bylaws, or in a resolution adopted or a contract approved by its board of directors or shareholders.

Chapter 156D, Section 8.57 provides that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising from his status as an officer or director.

b.	By-Laws

Norampac New England Inc.

Norampac New England’s by-laws provide that each person at any time a director, officer, employee or agent of Norampac New England Inc. and any person who serves at its request as a director, officer, employee or other agent of another organization, or who serves at its request in any capacity with respect to any employee benefit plan, including each former director, officer, employee or agent who was such before, on or after the date of the adoption of the by-laws shall, to the extent permitted by law and without prejudice to any other rights he might have, be entitled to be reimbursed by Normapac New England Inc. for, and indemnified by Normapac New England Inc. against, all judgments, fines, penalties, costs and expenses reasonably incurred by him in connection with or arising out of any claims made, or any action, suit or proceeding threatened or brought against him or in which he may be involved as a party or otherwise by reason of any action alleged to have been taken or omitted by him as a director, officer, employee or agent, or in any capacity with respect to any employee benefit plan, whether or not he continues to be a director, officer, employee or agent, or to serve in any capacity with respect to any employee benefit plan, at the time of incurring such costs and expenses, including amounts paid or incurred by him in connection with reasonable settlements (other than amounts paid to Normapac New England Inc. itself) of any claim, action, suit or proceeding. Any rights to reimbursement and indemnification granted under this section to any such director, officer, employee or agent shall extend to his heirs, executors and administrators. No such reimbursement or indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of Normapac New England Inc., or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Reimbursement or indemnification under the by-laws may, in the discretion of the Board of Directors, include payments by Norampac New England Inc. of costs and expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the by-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Nothing contained in the by-laws is intended to, or shall, prevent a settlement by Norampac New England Inc. prior to final adjudication of any claim, including claims for reimbursement or indemnification under the by-laws, against Normapac New England Inc. when such settlement appears to be in the interest of Normapac New England Inc. Each such person shall, by reason of his continuing such service or accepting such election or employment, have the right to be reimbursed and indemnified by Norampac New England Inc., as above set forth with the same force and effect as if Normapac New England Inc., to induce him to continue so to serve or to accept such election or employment, specifically agreed in writing to reimburse and indemnify him in accordance with the foregoing provisions of this section. No director or officer of Norampac New England Inc. shall be liable to anyone for making any determination as to the existence or absence of liability of Norampac New England Inc. under the by-laws or for making or refusing to make any payment under the by-laws in reliance upon advice of counsel.

4.	New York Corporations

a.	Applicable Laws of New York

Cascades Fine Papers Group (USA) Inc.; Norampac Industries Inc.; Norampac New York City Inc.; Norampac Schenectady Inc.; W.H. Smith Paper Corporation

Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

b.	By-Laws

Cascades Fine Papers Group (USA) Inc.

Cascades Fine Papers Group (USA) Inc.’s by-laws provides that it shall indemnify, to the maximum extent permitted by Delaware General Corporate Law, its directors or officers, its former directors or officers, directors or officers of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding to which they are made a party because of their position. The company may also similarly indemnify employees or agents of the company or other persons who are serving at the request of USA as a director or officer of another entity but are not directors or officers of the company.

Norampac Industries Inc.

Norampac Industries Inc.’s by-laws do not provide for indemnification of its officers or directors.

Norampac New York City Inc.; Norampac Schenectady Inc.

Each company’s by-laws provide that each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or his testator or intestate (a) is or was a director or officer of each company or (b) is or was a director or officer of each company, who serves or served, in any capacity, at any other enterprise at the request of each company (an “indemnitee”), shall be indemnified and held harmless by each company against all expense, liability and loss, including without limitation ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the board of directors has given prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys’ fees, suffered or incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Each company will only indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors.

Under each company’s by-laws, each company may procure insurance for the benefit of these persons against any liability incurred by them in their capacity as a director or officer of each company or of another company where they act or acted in that capacity at each company’s request to the extent authorized by the board of directors.

W.H. Smith Paper Corporation

W.H. Smith Paper Corporation’s by-laws do not provide for indemnification of its officers or directors.

5.	Nevada Corporation

a.	Applicable Laws of Nevada

Norampac Export Sales Corp.

Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) provides that, unless the articles of incorporation provide for greater individual liability, a director or officer of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (a) is not liable pursuant to Section 78.138 of the NRS or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, the corporation may indemnify any person who was or is a party or is threatened to be made a party to such action or suit by reason of being or having been a director, officer, employee or agent of the corporation, or serving or having served as such for another entity or enterprise at the request of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the case of actions brought by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection therewith.

Section 78.751 of the NRS permits any discretionary indemnification under Section 78.7502 of the NRS, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the NRS, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Except as so ordered by a court and for advancement of expenses authorized pursuant to the foregoing, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of its current and former directors, officers, employees or agents, or any person serving or who has served as such for another entity or enterprise at the request of the corporation, for any liability and expenses incurred by any such person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify any such person against such liability and expenses. No financial arrangement made pursuant to the foregoing may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

b.	Bylaws

Norampac Export Sales Corp.

Norampac Export Sales Corp.’s bylaws provide that the company may indemnify any of its directors, officers, employees or agents to the full extent provided by the Nevada Revised Statutes upon determination in accordance with said statutes to so indemnify.

If authorized by the board of directors, the company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or who is or has served at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Nevada Revised Statutes as in effect at the time of the adoption of its bylaws or as amended from time to time.

6.	North Carolina corporations

a.	Applicable Laws of North Carolina

Cascades Moulded Pulp, Inc.; Cascades Tissue Group — North Carolina Inc.

Under Section 55-8-51 of the North Carolina Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation’s best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

b.	By-Laws

Cascades Moulded Pulp, Inc.

Cascades Moulded Pulp, Inc.’s by-laws do not provide for indemnification of its officers or directors.

Cascades Tissue Group — North Carolina Inc.

Cascades Tissue Group — North Carolina’s by-laws provide that any person who at any time serves or has served as one of its directors, officers, employees or agents, or in such capacity at its request for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the company to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

The board of directors of the company is required to take all such action as may be necessary and appropriate to authorize the company to pay the indemnification required by the by-laws, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the company.

Any person who at any time after the adoption of the by-laws serves or served in any of the aforesaid capacities for or on behalf of the company is deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided in the by-laws. This right inures to the benefit of the legal representatives of any such person and is not exclusive of any other rights to which the person may be entitled apart from the provision of the by-laws.

7.	Pennsylvania corporation

a.	Applicable Laws of Pennsylvania

Dopaco, Inc.

The Pennsylvania Business Corporation Law provides that unless otherwise restricted in its by-laws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Additionally, unless otherwise restricted in its by-laws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

b.	By-Laws

Dopaco, Inc.

Dopaco, Inc.’s by-laws provide that each Indemnitee (as defined below) shall be indemnified and held harmless for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. Indemnification shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators. “Indemnitee” shall mean each Director or officer of Dopaco who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer or is or was serving in any capacity at the request or for the benefit of Dopaco as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of Dopaco), whether civil, criminal, administrative, investigative or through arbitration.

Dopaco may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, Dopaco shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The rights to indemnification and to the advancement of expenses are not exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or by-laws, agreement, vote of shareholder or directors, or otherwise.

Dopaco may purchase insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not it would have the power to indemnify such person under Pennsylvania or other law. It may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

8.	Tennessee corporation

a.	Applicable Laws of Tennessee

Cascades Tissue Group — IFC Disposables Inc.

Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation’s best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Section 48-18-503 of the Tennessee Business Corporation Act, a corporation must indemnify a director who was wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under Tennessee law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Section 48-18-508 of the Tennessee Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the individual in that capacity whether or not the corporation would have the power to indemnify the individual against the same liability under Section 48-18-502 of the Tennessee Business Corporation Act.

b.	By-Laws

Cascades Tissue Group — IFC Disposables Inc.

Cascades Tissue Group — IFC Disposables Inc.’s by-laws do not provide for indemnification of its officers or directors.

Item 21.	Exhibits and Financial Statements Schedules.

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

3.1	Articles of Amalgamation of Cascades Inc. filed with the Inspector General of Financial Institutions of Québec on January 10, 2004	G
3.2	By-laws of Cascades Inc., as amended	J
3.3	Certificate of Incorporation of Cascades Auburn Fiber Inc. filed with the Secretary of State of Delaware on May 28, 1998 (together with amendments thereto)	B
3.4	Certificate of Amendment of Certificate of Incorporation of Cascades Auburn Fiber Inc. filed with the Secretary of State of Delaware on January 24, 2007	K
3.5	By-laws of Cascades Auburn Fiber Inc., as amended	B
3.6	Certificate of Formation of Cascades Boxboard Group — Connecticut LLC filed with the Secretary of State of Delaware on March 28, 2006	K
3.7	Limited Liability Company Operating Agreement of Cascades Boxboard Group — Connecticut LLC	K
3.8	Certificate of Incorporation of Cascades Boxboard U.S., Inc. filed with the Secretary of State of Delaware on July 16, 1997 (together with amendments thereto)	B
3.9	By-laws of Cascades Boxboard U.S., Inc., as amended	B
3.10	Articles of Amalgamation of Cascades Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2003	D
3.11	Certificates and Articles of Amendment of Cascades Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on February 23, 2006, May 1, 2006, December 29, 2006 and December 19, 2007	K
3.12	By-laws of Cascades Canada Inc.	D
3.13	Certificate of Formation of Cascades Delaware LLC, filed with the Secretary of State of Delaware on April 1, 2004	D
3.14	Limited Liability Company Operating Agreement of Cascades Delaware LLC	D
3.15	Certificate of Incorporation of Cascades Energy Initiative Inc., filed with the Secretary of State of Delaware on September 28, 2006	K
3.16	By-laws of Cascades Energy Initiative Inc.	K
3.17	Certificate of Formation of Cascades Enviropac HPM LLC, filed with the Secretary of State of Delaware on June 6, 2007	K
3.18	Limited Liability Company Agreement of Cascades Enviropac HPM LLC	K
3.19	Certificate of Incorporation of Cascades Fine Papers Group (USA) Inc. filed with the Secretary of State of Delaware on July 15, 1992 (together with amendments thereto)	B
3.20	By-laws of Cascades Fine Papers Group (USA) Inc.	K
3.21	Certificate of Incorporation of Cascades Moulded Pulp, Inc. filed with the Secretary of State of North Carolina on June 25, 1986 (together with amendments thereto)	B
3.22	By-laws of Cascades Moulded Pulp, Inc., as amended	B
3.23	Certificate of Incorporation of Cascades Paperboard International Inc., filed with the Director General, Corporations Directorate of Industry Canada on December 18, 2000 (together with amendments thereto)	B
3.24	Certificate of Amendment of Cascades Paperboard International Inc., filed with the Director General, Corporations Directorate of Industry Canada on September 18, 2007 (together with amendments thereto)	K
3.25	By-laws of Cascades Paperboard International Inc.	B
3.26	Certificate of Incorporation of Cascades Plastics Inc. filed with the Secretary of State of Delaware on January 12, 2000	B
3.27	By-laws of Cascades Plastics Inc., as amended	B

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

3.28	Certificate of Incorporation of Cascades SPG Sales Inc., filed with the Secretary of State of Delaware on January 5, 1989 (together with amendments thereto)	B
3.29	Certificate of Amendment of Certificate of Incorporation of Cascades SPG Sales Inc., filed with the Secretary of State of Delaware on April 23, 2009	K
3.30	By-laws of Cascades SPG Sales Inc.	B
3.31	Certificate of Incorporation of Cascades Tissue Group — Arizona Inc. filed with the Secretary of State of Delaware on March 5, 2002 (together with amendments thereto)	C
3.32	By-laws of Cascades Tissue Group — Arizona Inc., as amended	B
3.33	Certificate of Incorporation of Cascades Tissue Group — IFC Disposables Inc. filed with the Secretary of State of Tennessee on December 17, 1990 (together with amendments thereto)	B
3.34	By-laws of Cascades Tissue Group — IFC Disposables Inc., as amended	K
3.35	Certificate of Formation of Cascades Tissue Group — Maryland LLC, filed with the Secretary of State of Delaware on August 11, 2006	K
3.36	Limited Liability Company Agreement of Cascades Tissue Group — Maryland LLC	K
3.37	Certificate of Incorporation of Cascades Tissue Group — New York Inc. filed with the Secretary of State of Delaware on March 6, 2002 (together with amendments thereto)	B
3.38	Certificates of Merger of Cascades Tissue Group — New York Inc. filed with the Secretary of State of Delaware on January 31, 2003 and July 15, 2004	K
3.39	By-laws of Cascades Tissue Group — New York Inc., as amended	B
3.40	Certificate of Incorporation of Cascades Tissue Group — North Carolina Inc. filed with the Secretary of State of North Carolina on May 27, 1983 (together with amendments thereto)	B
3.41	By-laws of Cascades Tissue Group — North Carolina Inc., as amended	B
3.42	Certificate of Incorporation of Cascades Tissue Group — Oregon Inc. filed with the Secretary of State of Delaware on April 18, 2002 (together with amendments thereto)	B
3.43	By-laws of Cascades Tissue Group — Oregon Inc., as amended	B
3.44	Certificate of Incorporation of Cascades Tissue Group — Pennsylvania Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	B
3.45	By-laws of Cascades Tissue Group — Pennsylvania Inc., as amended	B
3.46	Certificate of Incorporation of Cascades Tissue Group — Sales Inc. filed with the Secretary of State of Delaware on June 21, 2004	D
3.47	By-laws of Cascades Tissue Group — Sales Inc.	D
3.48	Certificate of Incorporation of Cascades Tissue Group — Tennessee Inc. filed with the Secretary of State of Delaware on February 4, 2003	D
3.49	By-laws of Cascades Tissue Group — Tennessee Inc	D
3.50	Certificate of Incorporation of Cascades Tissue Group — Wisconsin Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	B
3.51	By-laws of Cascades Tissue Group — Wisconsin Inc., as amended	B
3.52	Certificate of Incorporation of Cascades Tenderco Inc., filed with the Director General, Corporations Directorate of Industry Canada on October 23, 2009	K
3.53	By-laws of Cascades Tenderco Inc.	K
3.54	Certificate of Incorporation of Cascades Transport Inc. filed with the Director General, Corporations Directorate of Industry Canada on September 19, 2003	D
3.55	By-laws of Cascades Transport Inc.	D
3.56	Certificate of Incorporation of Cascades USA Inc. filed with the Secretary of State of Delaware on November 25, 2003	D
3.57	By-laws of Cascades USA Inc.	D

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

3.58	Articles of Amalgamation of Conference Cup Ltd. filed with Ontario, Canada on June 30, 1991 (together with the amendments thereto)	D
3.59	By-laws of Conference Cup Ltd.	D
3.60	Certificate of Incorporation of Dopaco, Inc. filed with the Secretary of the Commonwealth of Pennsylvania on July 9, 1979 (together with amendments thereto)	D
3.61	By-laws of Dopaco, Inc. (as amended)	D
3.62	Certificate of Incorporation of Dopaco Canada, Inc. filed with the Director General, Corporations Directorate of Industry Canada on March 24, 1980	D
3.63	Certificate of Amendment of Certificate of Incorporation of Dopaco Canada, Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 28, 2005	K
3.64	By-laws of Dopaco Canada, Inc.	D
3.65	Certificate of Limited Partnership of Dopaco Limited Partnership filed with the Secretary of State of Delaware on February 12, 1997	D
3.66	Limited Partnership Agreement of Dopaco Limited Partnership	D
3.67	Certificate of Formation of Dopaco Pacific LLC filed with the Secretary of State of Delaware on February 12, 1997	D
3.68	Limited Liability Company Agreement of Dopaco Pacific LLC	D
3.69	Certificate of Articles of Amalgamation of Garven Incorporated filed with Ontario, Canada on January 10, 2001	D
3.70	By-laws of Garven Incorporated, as amended	D
3.71	Certificate of Incorporation of Kingsey Falls Investments Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 5, 2004	D
3.72	By-laws of Kingsey Falls Investments Inc.	D
3.73	Certificate of Formation of Norampac Delaware LLC, filed with the Secretary of State of Delaware on April 1, 2004	K
3.74	Limited Liability Corporation Agreement of Norampac Delaware LLC (together with amendments thereto)	K
3.75	Articles of Incorporation of Norampac Export Sales Corp., filed with the Secretary of State of Nevada on April 1, 2005	K
3.76	By-laws of Norampac Export Sales Corp.	K
3.77	Certificate of Incorporation of Norampac Finance US Inc. filed with the Delaware Secretary of State on June 29, 2001 (together with amendments thereto).	A
3.78	By-laws of Norampac Finance US Inc., as amended.	A
3.79	Certificate of Incorporation of Norampac Holding US Inc. filed with the Delaware Secretary of State on May 9, 2001.	A
3.80	By-laws of Norampac Holding US Inc., as amended.	A
3.81	Certificate of Incorporation of Norampac Industries Inc. filed with the New York Secretary of State on August 14, 1987 (together with amendments thereto)	A
3.82	By-laws of Norampac Industries Inc., as amended.	A
3.83	Amendment to By-laws of Norampac Industries Inc.	K
3.84	Certificate of Incorporation of Norampac New England Inc., filed with the Secretary of the Commonwealth of Massachusetts on May 8, 1961 (together with amendments thereto)	A
3.85	Certificate of Merger and Articles of Merger of Norampac New England Inc., filed respectively with the Connecticut Secretary of the State and the Secretary of the Commonwealth of Massachusetts on December 23 and 21, 2009.	K
3.86	By-laws of Norampac New England Inc., as amended.	K

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

3.87	Certificate of Incorporation of Norampac New York City Inc. filed with the New York Secretary of State on February 15, 1918 (together with amendments thereto).	A
3.88	By-laws of Norampac New York City Inc., as amended.	A
3.89	Certificate of Incorporation of Norampac Schenectady Inc. filed with the New York Secretary of State on April 9, 2003.	A
3.90	Certificate of Merger of Norampac Schenectady Inc. filed with the New York Secretary of State on December 21, 2005	K
3.91	By-laws of Norampac Schenectady Inc., as amended.	A
3.92	Certificate of Incorporation of W.H. Smith Paper Corporation filed with the Secretary of State of the State of New York on August 7, 1919 (together with amendments thereto)	D
3.93	By-laws of W.H. Smith Paper Corporation, as amended	D
3.94	Certificate of Incorporation of 7251637 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on September 30, 2009.	K
3.95	By-laws of 7251637 Canada Inc., as amended	K
4.1	Indenture, dated as of February 5, 2003, between Cascades Inc., the Subsidiary Guarantors named therein and The Bank of New York Mellon Mellon, as trustee	E
4.2	First Supplemental Indenture, dated May 30, 2003, to the Indenture, dated February 5, 2003, between Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon Mellon, as Trustee	B
4.3	Second Supplemental Indenture, dated December 30, 2003, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	G
4.4	Third Supplemental Indenture, dated March 16, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantor named therein and The Bank of New York Mellon, as Trustee	G
4.5	Fourth Supplemental Indenture, dated July 8, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantor named therein and The Bank of New York Mellon, as Trustee	G
4.6	Fifth Supplemental Indenture, dated August 26, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	G
4.7	Sixth Supplemental Indenture, dated November 30, 2004, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	G
4.8	Seventh Supplemental Indenture, dated April 27, 2006, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	H
4.9	Eight Supplemental Indenture, dated September 20, 2006, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	H
4.10	Ninth Supplemental Indenture, dated November 8, 2006, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	H
4.11	Tenth Supplemental Indenture, dated December 28, 2006, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	H
4.12	Eleventh Supplemental Indenture, dated August 17, 2007, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	I

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

4.13	Twelfth Supplemental Indenture, dated October 30, 2009, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York Mellon, as Trustee	F
4.14	Thirteenth Supplemental Indenture, dated February 26, 2010, to the Indenture, dated February 5, 2003, among Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and the Bank of New York Mellon, as Trustee	F
4.15	Indenture, dated May 28, 2003, among Norampac Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	B
4.16	First Supplemental Indenture, dated July 30, 2004, to the Indenture, dated May 28, 2003, among Norampac Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	H
4.17	Second Supplemental Indenture, dated December 28, 2006, to the Indenture, dated May 28, 2003, among Norampac Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	H
4.18	Third Supplemental Indenture, dated as of December 29, 2006, to the Indenture dated as of May 28, 2003 among Norampac Inc. as predecessor issuer, the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	H
4.19	Fourth Supplemental Indenture, dated as of August 30, 2007, to the Indenture dated as of May 28, 2003 among Norampac Inc. as predecessor issuer, the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	I
4.20	Fifth Supplemental Indenture, dated as of October 30, 2009, to the Indenture dated as of May 28, 2003 among Norampac Inc. as predecessor issuer, the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	F
4.21	Sixth Supplemental Indenture, dated as of February 26, 2010, to the Indenture dated as of May 28, 2003 among Norampac Inc. as predecessor issuer, the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	F
4.22	Indenture dated as of December 3, 2009, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	F
4.23	Indenture dated as of December 23, 2009, among Cascades Inc., the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as Trustee	F
4.24	Registration Rights Agreement, dated as of December 3, 2009, between Cascades Inc., the Subsidiary Guarantors named therein, and Banc of America Securities LLC Scotia Capital (USA) Inc.	K
4.25	Registration Rights Agreement, dated as of December 23, 2009, between Cascades Inc., the Subsidiary Guarantors named therein, and Banc of America Securities LLC	K
4.26	Form of Original 2017 Notes (included in Exhibit 4.22)	F
4.27	Form of New 2017 Notes (including in Exhibit 4.22)	F
4.28	Form of Original 2020 Notes (included in Exhibit 4.24)	F
4.29	Form of New 2020 Notes (included in Exhibit 4.24)	F
5.1	Legal Opinion of Jones Day	K
5.2	Legal Opinion of Fraser Milner Casgrain LLP	K
5.3	Legal Opinion of Manning Fulton & Skinner PA	K
5.4	Legal Opinion of Bass, Berry & Sims PLC	K
5.5	Legal Opinion of Goulston & Storrs, P.C.	K
5.6	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP	K

Exhibit	Description of Exhibit (and Document From
Number	Which Incorporated by Reference, if Applicable)	Note

10.1	Credit Agreement, dated as of December 29, 2006, among Cascades Inc., Cascades USA Inc., Cascades Europe SAS, Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, National Bank of Canada, as co-administrative agent, Canadian Imperial Bank of Commerce, and a syndicate of lenders named therein, as lenders	H
10.2	First Amendment dated as of June 27, 2007, to the Credit Agreement dated as of December 29, 2006, among Cascades Inc., Cascades USA Inc., Cascades Europe SAS, Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, National Bank of Canada, as co-administrative agent, Canadian Imperial Bank of Commerce, and a syndicate of lenders named therein, as lenders	I
10.3	Second Amendment dated as of March 27, 2008, to the Credit Agreement dated as of December 29, 2006, among Cascades Inc., Cascades USA Inc., Cascades Europe SAS, Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, National Bank of Canada, as co-administrative agent, Canadian Imperial Bank of Commerce, and a syndicate of lenders named therein, as lenders	J
10.4	Third Amendment dated as of May 22, 2008, to the Credit Agreement dated as of December 29, 2006, among Cascades Inc., Cascades USA Inc., Cascades Europe SAS, The Bank of Nova Scotia, as administrative and collateral agent, National Bank of Canada, as co-administrative agent, Canadian Imperial Bank of Commerce, and a syndicate of lenders named therein, as lenders	J
10.5	Fourth Amendment dated as of February 13, 2009, to the Credit Agreement dated as of December 29, 2006, among Cascades Inc., Cascades USA Inc., Cascades Europe SAS, The Bank of Nova Scotia, as administrative and collateral agent, National Bank of Canada, as co-administrative agent, Canadian Imperial Bank of Commerce, and a syndicate of lenders named therein, as lenders	J
12.1	Statement re: Computation of Ratios	K
21.1	Subsidiaries of Cascades Inc.	K
23.1	Consent of Independent Auditors	K
23.2	Consent of Jones Day (included in Exhibit 5.1)	K
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)	K
23.4	Consent of Manning Fulton & Skinner PA (included in Exhibit 5.3)	K
23.5	Consent of Bass, Berry & Sims PLC (included in exhibit 5.4)	K
23.6	Consent of Goulston & Storrs, P.C. (included in Exhibit 5.5)	K
23.7	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.6)	K
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	K
99.1	Form of Letter of Transmittal	K
99.2	Form of Notice of Guaranteed Delivery	K
99.3	Form of Letter to DTC Participants	K
99.4	Form of Letter to Clients	K
99.5	Form of Instructions to Book-Entry Transfer Participants	K

(A)	Previously filed as an exhibit to Norampac Inc.’s Registration Statement on Form F-4 (Reg. No. 333-107349), filed on September 26, 2003 and incorporated herein by reference.

(B)	Previously filed as an exhibit to Amendment No. 1 to Cascades Inc.’s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on July 18, 2003 and incorporated herein by reference.

(C)	Previously filed as an exhibit to Cascades Inc.’s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-109099), filed on September 25, 2003 and incorporated herein by reference.

(D)	Previously filed as an exhibit to Cascades Inc.’s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-124104), filed on June 8, 2005 and incorporated herein by reference.

(E)	Previously filed as an exhibit to Cascades Inc.’s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on May 6, 2003 and incorporated herein by reference.

(F)	Previously filed as an exhibit to Cascades Inc.’s Form 40-F (Reg. No. 333-105024), filed on March 30, 2010 and incorporated herein by reference.

(G)	Previously filed as an exhibit to Cascades Inc.’s Annual Report on Form 40-F, filed on March 24, 2005 and incorporated herein by reference.

(H)	Previously filed as an exhibit to Cascades Inc.’s Annual Report on Form 40-F, filed on March 28, 2007 and incorporated herein by reference.

(I)	Previously filed as an exhibit to Cascades Inc.’s Annual Report on Form 40-F, filed on March 27, 2008 and incorporated herein by reference.

(J)	Previously filed as an exhibit to Cascades Inc.’s Annual Report on Form 40-F, filed on March 30, 2009 and incorporated herein by reference.

(K)	Filed herewith.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(ii) To arrange or provide for a facility in the United States for the purpose of responding to such requests.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

Cascades Inc.

By:	/s/ Robert F. Hall
Robert F. Hall
Vice President, Legal Affairs and Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alain Lemaire Alain Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2010

/s/ Christian Dubé Christian Dubé	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Bernard Lemaire Bernard Lemaire	Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

/s/ Martin P. Pelletier Martin P. Pelletier	Director	April 22, 2010

/s/ Paul R. Bannerman Paul R. Bannerman	Director	April 22, 2010

/s/ André Desaulniers André Desaulniers	Director	April 22, 2010

/s/ Louis Garneau Louis Garneau	Director	April 22, 2010

Signature	Title	Date

/s/ Sylvie Lemaire Sylvie Lemaire	Director	April 22, 2010

/s/ Michel Desbiens Michel Desbiens	Director	April 22, 2010

/s/ Laurent Verreault Laurent Verreault	Director	April 22, 2010

/s/ David McAusland David McAusland	Director	April 22, 2010

/s/ Robert Chevrier Robert Chevrier	Director	April 22, 2010

/s/ James B.C. Doak James B.C. Doak	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES AUBURN FIBER INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES BOXBOARD GROUP — CONNECTICUT LLC

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES BOXBOARD U.S., INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES CANADA INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alain Lemaire Alain Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2010

/s/ Allan Hogg Allan Hogg	Vice President Finance, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES DELAWARE LLC

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES ENERGY INITIATIVE INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES ENVIROPAC HPM LLC

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES FINE PAPERS GROUP INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario Plourde Mario Plourde	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Alain Lemaire Alain Lemaire	Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES FINE PAPERS GROUP (USA) INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES MOULDED PULP, INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES PAPERBOARD INTERNATIONAL INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurent Lemaire Laurent Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Secretary	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES PLASTICS INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES SPG SALES INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — ARIZONA INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — IFC DISPOSABLES INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Briggs Robert Briggs	President (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Gary A. Hayden Gary A. Hayden	Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — MARYLAND LLC

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — NEW YORK INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — NORTH CAROLINA INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — OREGON INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — PENNSYLVANIA INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — SALES INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — TENNESSEE INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TISSUE GROUP — WISCONSIN INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TENDERCO INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alain Lemaire Alain Lemaire	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Allan Hogg Allan Hogg	Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES TRANSPORT INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alain Lemaire Alain Lemaire	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CASCADES USA INC.

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

CONFERENCE CUP LTD.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Cauffman Robert L. Cauffman	President (Principal Executive Officer)	April 22, 2010

/s/ Richard J. Scanlan Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

DOPACO INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Cauffman Robert L. Cauffman	President and Chief Operating Officer (Principal Executive Officer)	April 22, 2010

/s/ Richard J. Scanlan Richard J. Scanlan	Vice President Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

DOPACO CANADA, INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Cauffman Robert L. Cauffman	President (Principal Executive Officer)	April 22, 2010

/s/ Richard J. Scanlan Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

DOPACO LIMITED PARTNERSHIP

By:	DOPACO PACIFIC LLC, the sole general partner of DOPACO LIMITED PARTNERSHIP

By:	/s/ Michael Guerra
Michael Guerra
Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurent Lemaire Laurent Lemaire	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC, which is the General Partner of Dopaco Limited Partnership	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC, which is the General Partner of Dopaco Limited Partnership	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

DOPACO PACIFIC LLC

By:	DOPACO, INC., the sole manager of DOPACO
PACIFIC LLC

By:	/s/ Michael Guerra
Michael Guerra
Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Cauffman Robert L. Cauffman	President (Principal Executive Officer)	April 22, 2010

/s/ Richard J. Scanlan Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Director of Dopaco, Inc., which is the Manager of Dopaco Pacific LLC	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

GARVEN INCORPORATED

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Cauffman Robert L. Cauffman	President (Principal Executive Officer)	April 22, 2010

/s/ Richard J. Scanlan Richard J. Scanlan	Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Laurent Lemaire Laurent Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

KINGSEY FALLS INVESTMENTS INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alain Lemaire Alain Lemaire	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Allan Hogg Allan Hogg	Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC DELAWARE LLC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC EXPORT SALES CORP.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sal Sciarrino Sal Sciarrino	President, Treasurer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC FINANCE US INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC HOLDING US INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC INDUSTRIES INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC NEW ENGLAND INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC NEW YORK CITY INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

NORAMPAC SCHENECTADY INC.

By:	/s/ Lucie Claude Lalonde
Lucie Claude Lalonde
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc-André Dépin Marc-André Dépin	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Sal Sciarrino Sal Sciarrino	Vice-President, Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ William Scott Russell William Scott Russell	Secretary and Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

W.H. SMITH PAPER CORPORATION

By:	/s/ Louise Paul
Louise Paul
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Hayden Gary A. Hayden	President and Director (Principal Executive Officer)	April 22, 2010

/s/ Guy Prenevost Guy Prenevost	Treasurer and Director (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Louise Paul Louise Paul	Assistant Secretary and Director	April 22, 2010

/s/ Jean P. Breault Jean P. Breault	Director	April 22, 2010

/s/ Allan Hogg Allan Hogg	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, Cascades, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Québec, Canada, on April 22, 2010.

7251637 CANADA INC.

By:	/s/ Robert F. Hall
Robert F. Hall
Assistant Secretary

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Robert F. Hall and Louise Paul, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario Plourde Mario Plourde	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	April 22, 2010

/s/ Robert F. Hall Robert F. Hall	Assistant Secretary and Director	April 22, 2010

/s/ Alain Lemaire Alain Lemaire	Director	April 22, 2010

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Cascades USA Inc. in the United States, on April 22, 2010.

Cascades USA Inc.

By:	/s/ Louise Paul
Name:     Louise Paul

Title:	Assistant Secretary